SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant       ☑
Filed by a Party other than the Registrant     ☐:
Check the appropriate box:      ☐

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
THE MIDDLETON DOLL COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On December 30, 2008

TO THE SHAREHOLDERS OF THE MIDDLETON DOLL COMPANY

We strongly encourage your attendance and participation at a special meeting of shareholders of The Middleton Doll Company, which will be held at 10:00 a.m., local time, on Tuesday, December 30, 2008, at License Products, Inc., N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, for the following purposes:

1. To approve, subject to final action by our board of directors, a 1,000-to-1 reverse stock split of our common stock followed by a 1-to-1,000 forward stock split, with the result that (a) holdings prior to the reverse stock split of fewer than 1,000 shares of common stock will be converted to a fractional share, which will then, prior to the forward stock split, be immediately cancelled and converted into a right to receive the cash consideration described in the attached proxy statement, and (b) after these cancellations, we will have fewer than 300 record shareholders allowing us to deregister the common stock under the Securities Exchange Act of 1934 (the forward stock split is being effected to ensure that the percentage of the voting power held by shareholders of the common stock and the preferred stock remains substantially the same as it was prior to the stock split transaction);

2. To approve amendments to the terms of the preferred stock contained in the Articles of Incorporation to eliminate the dividends, extend the maturity date from July 1, 2008 to July 1, 2011, and allow for partial redemptions upon the sale of assets and complete redemption upon the sale of substantially all of the assets;

3. To consider and vote upon a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the stock split transaction proposal in Item 1 or the proposal to amend the terms of the preferred stock in Item 2; and

4. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

A proxy statement explaining the matters to be acted upon at the meeting is enclosed.

Our board of directors is not aware of any other business to come before the meeting. The board has designated November 21, 2008 as the record date for determining shareholders entitled to notice of and to vote at the special meeting.

Our board of directors would like to emphasize the importance of exercising your rights as shareholders to vote on the proposals described in the enclosed proxy statement. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy in the accompanying self-addressed postage pre-paid envelope (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares) as soon as possible.

By Order of the Board of Directors

Salvatore L. Bando
President and Chief Executive Officer

Waukesha, Wisconsin
November 26, 2008

N22 W23977 Ridgeview Parkway, Suite 700
Waukesha, Wisconsin 53188

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
To Be Held December 30, 2008

The enclosed proxy is solicited by the board of directors of The Middleton Doll Company, a Wisconsin corporation, for use at our special meeting of shareholders to be held at License Products, Inc., N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, on Tuesday, December 30, 2008 at 10:00 a.m., local time, and at any adjournments or postponements of the special meeting. It is anticipated that this proxy statement and the accompanying proxy will be mailed to our shareholders on or about November 26, 2008. References to the “Company,” “us,” “we,” or “our” refer to The Middleton Doll Company and its subsidiaries, as appropriate.

You are being asked to vote on the following proposals:

1. To approve, subject to final action by our board of directors, a 1,000-to-1 reverse stock split of our common stock followed by a 1-to-1,000 forward stock split, with the result that (a) holdings prior to the reverse stock split of fewer than 1,000 shares of common stock will be converted to a fractional share, which will then, prior to the forward stock split, be immediately cancelled and converted into a right to receive the cash consideration described in the attached proxy statement, and (b) after these cancellations, we will have fewer than 300 record shareholders allowing us to deregister the common stock under the Securities Exchange Act of 1934 (the forward stock split is being effected to ensure that the percentage of the voting power held by shareholders of the common stock and the preferred stock remains substantially the same as it was prior to the stock split transaction);

2. To approve amendments to the terms of the preferred stock contained in the Articles of Incorporation to eliminate the dividends, extend the maturity date from July 1, 2008 to July 1, 2011, and allow for partial redemptions upon the sale of assets and complete redemption upon the sale of substantially all of the assets;

3. To consider and vote upon a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the stock split transaction proposal in Item 1 or the proposal to amend the preferred stock in Item 2; and

4. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Other than the proposals outlined above, our management has no knowledge of any other matters to be presented for action by the shareholders at the special meeting.

THE STOCK SPLIT TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE STOCK SPLIT TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ii

SUMMARY TERM SHEET

This summary term sheet and the “Questions and Answers About the Meeting and the Proposals” section that follows highlight selected information contained in this proxy statement and briefly describe the material terms of the stock split transaction and the proposal to amend the terms of the preferred stock. For a complete description of the stock split transaction and the proposal to amend the terms of the preferred stock, you should carefully read this proxy statement. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or accompanying, this proxy statement. You may obtain without charge copies of documents incorporated by reference into this proxy statement by following the instructions under “OTHER MATTERS — Where You Can Find More Information.”

The Special Meeting (see page 16)

The special meeting of shareholders will be held at License Products, Inc., N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, on Tuesday, December 30, 2008 at 10:00 a.m., local time. Only holders of record of common stock and preferred stock at the close of business on November 21, 2008, are entitled to vote at the annual meeting and at any adjournments or postponements thereof. On November 21, 2008, we had outstanding and entitled to vote 3,835,922 shares of common stock and 375,790 shares of preferred stock. Restricted stock awards, whether vested or unvested, are included in shares outstanding. The record holder of each outstanding share of common stock and preferred stock is entitled to one vote.

You are being asked to vote on the following proposals:

1. To approve, subject to final action by our board of directors, a 1,000-to-1 reverse stock split of our common stock followed by a 1-to-1,000 forward stock split, with the result that (a) holdings prior to the reverse stock split of fewer than 1,000 shares of common stock will be converted to a fractional share, which will then, prior to the forward stock split, be immediately cancelled and converted into a right to receive the cash consideration described in the attached proxy statement, and (b) after these cancellations, we will have fewer than 300 record shareholders allowing us to deregister the common stock under the Securities Exchange Act of 1934 (the forward stock split is being effected to ensure that the percentage of the voting power held by shareholders of the common stock and the preferred stock remains substantially the same as it was prior to the stock split transaction);

2. To approve amendments to the terms of the preferred stock contained in the Articles of Incorporation to eliminate the dividends, extend the maturity date from July 1, 2008 to July 1, 2011, and allow for partial redemptions upon the sale of assets and complete redemption upon the sale of substantially all of the assets;

3. To consider and vote upon a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the stock split transaction proposal in Item 1 or the proposal to amend the preferred stock in Item 2; and

4. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Reasons for the Proposals (see page 18 and page 39)

In light of our poor financial and stock performance over the last several years, management has at various times considered the following options, among others:

•	Selling one or more of our subsidiaries;

•	Merging with a competitor; and

•	Raising a substantial equity investment in the Company.

After careful consideration of these alternatives and the financial position of the Company at this time, we believe that none of the above alternatives are currently viable. We have also considered seeking protection under the bankruptcy laws. While we continue to strive to make the Company profitable and pursue alternatives similar to those mentioned above, we believe it is critical to take steps now to further reduce our expenses and address our financial obligations. To that end, we have proposed taking the Company private (see “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT”), and we are proposing amending the terms of the preferred stock to reduce the financial implications to us of the preferred stock (see “PROPOSAL NO. 2 — TO AMEND TERMS OF PREFERRED STOCK”). While the two proposals are not conditioned on one another, we believe that both proposals must pass in order for us to be fully positioned to improve performance, meet our financial obligations and pursue alternatives similar to those mentioned above. If one, but not both of the proposals are approved, the Company currently intends to go forward with the execution and completion of the approved proposal, but will need to determine at that time if further action is required or advisable, such as seeking bankruptcy protection in the event that other alternatives are not available.

Going Private Transaction (see page 21 and page 23)

The stock split transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, because, if consummated, we intend to terminate the registration of our common stock and preferred stock (we already have fewer than 300 record shareholders of our preferred stock) under Section 12(g) of the Securities Exchange Act of 1934 and suspend our duty to file periodic reports with the Securities and Exchange Commission (SEC). Consequently, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC. The Schedule 13E-3 is available on the SEC’s website at http://www.sec.gov or from the Company.

Stock Split Transaction; “Going Dark”; “Pink Sheet” Quotation (see page 18 and page 23)

Our board of directors has authorized, subject to shareholder approval and subsequent final action by our board of directors, a 1,000-to-1 reverse stock split of our common stock followed by a 1-to-1,000 forward stock split (the forward stock split is being effected to ensure that the percentage of the voting power held by shareholders of the common stock and the preferred stock remains substantially the same as it was prior to the stock split transaction). Shareholders who own fewer than 1,000 shares at the effective time of the reverse stock split will have their shares cancelled and will receive a cash payment equal to the value of the shares they hold prior to the reverse stock split, as described in more detail in this proxy statement. Shareholders who own 1,000 or more shares of our common stock at the effective time of the reverse stock split will remain shareholders and will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split. Following the forward stock split, the continuing shareholders will hold the same number of shares that they held prior to the reverse stock split. The percentage ownership of the continuing shareholders will remain substantially the same because the Company estimates that it will only eliminate approximately 102,558 shares of common stock as a result of the reverse stock split.

If consummated, the stock split transaction would be part of a “going dark” plan. Following the effects of the stock split transaction on the number of holders of record of our common stock, we would have fewer than 300 holders of record of our common stock and would be eligible to terminate the registration of our common stock and preferred stock (there are already fewer than 300 shareholders of record of the preferred stock) under the Securities Exchange Act of 1934. We would then “go dark,” namely, terminate our registration under the Securities Exchange Act of 1934 and become a non-reporting company for purposes of the Securities Exchange Act of 1934. (At this time, we do not intend to deregister the preferred stock if the stock split transaction is not approved.)

The benefits of such a “going dark” transaction include eliminating the costs of “being public,” which our board of directors estimates is currently $525,000 per year. More specifically such benefits include:

•	Eliminating the costs associated with filing documents under the Securities Exchange Act of 1934 with the SEC, including but not limited to reporting transactions of our executive officers, directors, and 10% shareholders relating to our common stock and preferred stock;

•	Eliminating the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations, including but not limited to Section 404 of the Sarbanes-Oxley Act, which requires companies to establish and maintain costly systems of internal controls over financial reporting and provide annual assessments of the efficacy of such controls;

•	Reducing (although not eliminating) the direct and indirect costs of administering our shareholder accounts and responding to shareholder requests;

•	Affording our shareholders who hold fewer than 1,000 shares immediately before the reverse stock split the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs;

•	Permitting our management to focus its time and resources on our long-term business goals and objectives; and

•	Eliminating our exposure to the liability provisions of the Securities Exchange Act of 1934.

Conversely, some of the disadvantages of such a “going dark” transaction include:

•	Our common stock and preferred stock will no longer be traded on the OTC Bulletin Board (OTCBB) so that, to the extent that shares can presently be sold on the OTCBB, that market will no longer be available to shareholders; instead, shareholders will be relegated to sales on the “Pink Sheets,” if the common stock or preferred stock is traded there after the stock split transaction, or privately negotiated transactions;

•	Shareholders owning fewer than 1,000 shares of our common stock before the reverse stock split will not have an opportunity to liquidate their shares after the stock split transaction at a time and for a price of their own choosing; instead, they will be cashed out and will no longer be our shareholders and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

•	Shareholders who will continue to be our shareholders following the stock split transaction will no longer have available all of the information regarding our operations and results that is currently available in our filings with the SEC, although, as indicated below, we may elect to provide the necessary information to a brokerage firm if a firm expresses interest in quoting our common stock or preferred stock in the Pink Sheets;

•	Because our shares following the stock split transaction will no longer be quoted on the OTCBB, and even though they may be quoted in the Pink Sheets, the effect will be a significant reduction in liquidity;

•	We may have less flexibility in attracting and retaining executives and other employees because equity-based incentives (such as stock options, if we choose to use them) tend not to be viewed as having the same value in a non-reporting company; and

•	We will be less likely to be able to use our shares of our common stock for acquisitions of operating companies or assets.

In addition to considering the advantages and disadvantages of the stock split transaction discussed above, our board of directors based its recommendation to approve the stock split transaction on the following:

•	The determination of our board of directors and the independent directors meeting in executive session that the stock split transaction is in the Company’s best interest and is fair to all of our unaffiliated shareholders, including the proposed cash consideration to be paid to our shareholders who own fewer than 1,000 shares of our common stock immediately before the effective time of the reverse stock split;

•	The financial presentations and analyses of management and Donnelly Penman & Partners (“Donnelly Penman”) regarding the stock split transaction proposal;

•	The opinion of Donnelly Penman that the consideration to be paid to shareholders holding less than 1,000 shares on a pre-reverse stock split basis is fair, from a financial point of view, to our unaffiliated shareholders; and

•	Our expectations that, in the absence of the stock split transaction, attempts by our shareholders to achieve liquidity are likely to be frustrated due to the low average daily trading volume of shares of our common stock, where only a small number of shares could be purchased or sold without the risk of significantly increasing or decreasing the trading price.

Our board of directors believes that neither the Company nor its unaffiliated shareholders derive any material benefit from our status as a public reporting company. Notwithstanding the direct financial burden of being a public reporting company, the low trading volume in our common stock and preferred stock has not provided significant liquidity to our shareholders. In addition, becoming a non-reporting company is expected to reduce or eliminate certain costs which relate to us being a public company, including legal costs, insurance costs, the costs of certain accounting and auditing activities and internal controls, the cost of preparing, printing and mailing certain corporate reports, transfer agent related expenses and the cost of investor relations activities. Finally, our board of directors has come to this conclusion at this time due, in part, to our continued poor financial performance, the depressed state of the credit and financial markets, the lack of foreseeable material improvement in the public market value of our common stock and preferred stock and the necessity of reducing expenditures. All of these factors, along with management’s and the board of director’s determination that the stock split transaction is substantively and procedurally fair to and in the best interests of our unaffiliated shareholders, make this an especially appropriate time to deregister our common stock and preferred stock. See information in the subsection “Special Factors — Background of the Proposal” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.” See also the information in the subsections “Recommendation of Our Board of Directors,” “Fairness of the Stock Split Transaction,” “Opinion of Financial Advisor” and “Advantages of the Proposal — Cost Savings” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.”

After we “go dark,” our shares may still be quoted in the Pink Sheets. In addition, the spread between the bid and asked prices of our common stock and preferred stock may be wider than on the OTCBB and the liquidity of our shares may be less. There is no assurance, however, that there will be any Pink Sheets quotations after we “go dark” nor that, if such quotations begin they will continue for any length of time. Additionally, shares of our common stock and preferred stock could trade in privately negotiated sales. If we are solicited by one or more qualified brokerage firms about making a market in our common stock or preferred stock and obtaining Company information so that the brokerage firm can file Form 211 with the Financial Industry Regulatory Authority and trade the stock under Rule 15c2-11 promulgated under the Securities Exchange Act of 1934, then our board of directors will consider such request at the time it is made, balancing the potential benefits to shareholders of such public trading with the costs, effort and other potential liabilities involved.

The members of our board of directors and our executive officers have indicated that they intend to vote, or cause to be voted, the shares of our common stock and preferred stock that they directly or indirectly control in favor of the stock split transaction. The shares of our common stock and preferred stock beneficially owned by our directors and executive officers represent approximately 12.0% of our outstanding common stock (our directors and executive officers do not hold any shares of preferred stock). See also the information in the subsection “Special Interests of Affiliated Persons in the Stock Split Transaction” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.”

The stock split transaction is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our public reporting company obligations. See also the information in the subsection “Structure of the Proposal” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.”

If the proposal is approved by the shareholders, our board of directors would still retain the authority to determine whether to effect the stock split transaction, notwithstanding the authorization by shareholders. While it is highly unlikely that it would do so, the board could elect to delay or even abandon the stock split transaction without further action by shareholders if, in the board’s judgment, new or changed circumstances make the declaration of the reverse stock split and the forward stock split no longer in the best interests of the Company’s unaffiliated shareholders. However, it is extremely unlikely the board of directors will delay or abandon the stock split transaction, as there are no foreseeable circumstances under which the board would elect to delay or abandon the stock split transaction. The date on which the stock split transaction takes effect is referred to herein as the “effective date” of the stock split transaction. Please see the information in the subsection “Structure of the Proposal” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT” for a more detailed discussion of the procedures to effect the stock split transaction.

Our board of directors, including all of the independent directors meeting in executive session, reviewed the fairness to our unaffiliated shareholders of the stock split transaction and of the price to be paid to those shareholders whose shares are cancelled and converted after the reverse stock split into the right to receive the cash consideration discussed below. Our board of directors has set the cash consideration to be paid to the shareholders with less than one share after the reverse stock split as $0.50 in cash per share on a pre-reverse stock split basis (the “Purchase Price”), which amount the board of directors and all of the independent directors believe to represent an amount greater than the “fair market value” per share of our common stock.

Donnelly Penman has rendered an opinion as to the fairness, from a financial point of view, of the Purchase Price to our unaffiliated shareholders. Our board of directors, including all of the independent directors, gave considerable weight to the opinion of Donnelly Penman and adopted the analyses and methodologies of Donnelly Penman, including the net book value analysis and liquidation value analysis, and considered such analyses and opinion, among other factors considered, in reaching its determination as to the fairness of the stock split transaction. See below under the subsections “Opinion of Financial Advisor” and “Summary of Financial Analyses Performed by Donnelly Penman” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.” The full text of this opinion is attached as Annex A to this proxy statement. We urge you to read Donnelly Penman’s opinion in its entirety for a description of the procedures followed and factors considered in connection with the delivery of its opinion.

The market price of our common stock ranged from a high of $0.69 to a low of $0.29 in the quarter ended March 31, 2008, from a high of $0.35 to a low of $0.20 in the quarter ended June 30, 2008 and from a high of $0.32 to a low of $0.18 in the quarter ended September 30, 2008, and the stock closed below $0.50 for all of 2007. Our board of directors and all of the independent directors meeting in executive session established the Purchase Price in good faith, based upon fairness and other factors they deemed relevant, as described in more detail in the subsections “Fairness of the Stock Split Transaction” and “Opinion of Financial Advisor” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.”

The amendments to our Articles of Incorporation to effect the stock split transaction are attached hereto as Annex B-1 and B-2. If approved by shareholders, and authorized by the board of directors, the amendments will become effective upon the filing of Articles of Amendment with the Wisconsin Department of Financial Institutions.

If we effect the stock split transaction, our shareholders are not entitled to assert dissenters’ rights under the Wisconsin Business Corporation Law. See also the information in the subsection “Appraisal and Dissenters’ Rights” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.”

Amendments to Terms of Preferred Stock (see page 38)

Our board of directors has authorized, subject to shareholder approval, amendments to the terms of our preferred stock contained in our Articles of Incorporation, as amended (“Articles of Incorporation”), to:

•	eliminate the dividends on the preferred stock;

•	extend the mandatory redemption date of the preferred stock from July 1, 2008 to July 1, 2011; and

•	provide that in the event we sell any assets of the Company prior to the redemption date, we may, at our election, partially or fully redeem the preferred stock, and that we may redeem the preferred stock in full if we sell substantially all of our assets by paying the proceeds 78% to the preferred shareholders (up to $25 per share) and 22% to the common shareholders (the amount per share received by the preferred shareholders whether less than or equal to the $25 per share shall satisfy the Company’s redemption obligations in full).

The amendments are more fully set forth in the form of Articles of Amendment attached hereto as Annex C. If approved by shareholders, the amendments will become effective upon the filing of Articles of Amendment with the

Wisconsin Department of Financial Institutions, which would occur as soon as practicable following the special meeting. We urge you to carefully review the form of Articles of Amendment attached hereto.

In light of our poor financial and stock performance over the last few years, management has at various times considered the following options, among others:

•	Selling one or more of our subsidiaries;

•	Seeking protection under the bankruptcy laws;

•	Merging with a competitor; and

•	Raising a substantial equity investment in the Company.

Management considered selling the Company through a merger or sale of substantially all of our assets. We contacted several potential candidates in this regard, but found no viable interest. Our current capital structure makes it unlikely that we can attract a merger partner on favorable terms.

We rejected the bankruptcy option at this time because we believe that a voluntary bankruptcy filing would likely not maximize a recovery for holders of the capital stock. Management believes that the most likely liquidation scenario would be a court-administered forced sale of assets. Under this scenario, we believe it is extremely unlikely that sufficient value would be realized to satisfy the creditors and the holders of the preferred stock. Accordingly, the common stock holders would probably receive no value for their shares in a bankruptcy scenario.

We have also discussed with various parties the possibility of making an equity investment in the Company. None have expressed any willingness to invest given our current capital structure, our poor financial performance and market conditions.

Based on the foregoing, we believe it is important to take steps now to further reduce our expenses to enable us to continue our operations as we pursue various alternatives to make the Company profitable. To that end, we have proposed taking the Company private (see “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT”), and we are proposing amending the terms of the preferred stock to reduce the financial implications to us of the preferred stock (see “PROPOSAL NO. 2 — TO AMEND TERMS OF PREFERRED STOCK”).

The purpose of the amendments to the preferred stock is to reduce the financial implications to us of the preferred stock. Our board of directors believes that reducing the financial implications of the preferred stock may have the following effects:

•	reduce our expenses and allow us to continue to actively pursue various alternatives to address our financial obligations, including a financing transaction, a disposition of assets or a business combination, alternatives likely more favorable to our shareholders than seeking protection under the bankruptcy laws;

•	allow us more time to focus on improving our performance and becoming profitable, particularly in connection with the going private proposal; and

•	our common stock may be more attractive to investors.

For the reasons set forth above, our board of directors strongly believes that approval of the amendments to the preferred stock is in our best interests and the best interests of our unaffiliated shareholders.

Under Wisconsin law, shareholders are not entitled to dissenter’s rights with respect to the proposed amendments to the preferred stock. See also the information in the subsection “Appraisal and Dissenters’ Rights” under the section “PROPOSAL NO. 2 — TO AMEND TERMS OF PREFERRED STOCK.”

Financial Information (see page F-1)

The following summary historical consolidated financial data as of and for the years ended December 31, 2007 and 2006, and for the nine-month periods ended September 30, 2008 and 2007 is unaudited and was derived from our accounting records. In the opinion of our management, the summary historical consolidated financial data includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein. Results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2008.

Summary Historical Consolidated Financial Information
(In thousands, except per share data)

	Year Ended December 31,		Nine Months Ended September 30,
	2007	2006	2008	2007

Total Revenues	$12,783	$15,492	$8,188	$7,892
Income tax expense	—	—	—	—
Net loss	(1,496)	(376)	(2,218)	(1,235)
Total assets	13,611	16,359	11,669	14,411
Long-term debt	—	—	—	—
Total liabilities, other than redeemable preferred stock	1,178	1,474	1,428	1,711
Redeemable preferred stock	9,395	10,365	9,395	9,395
Total liabilities	10,573	11,839	10,822	11,105
Diluted loss per common share	$(0.40)	$(0.10)	$(0.58)	$(0.32)

The following summary pro forma consolidated financial data as of and for the year ended December 31, 2007 and the nine months ended September 30, 2008 is unaudited and was derived from our accounting records. In the opinion of our management, the summary pro forma consolidated financial data includes all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein. Pro forma results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2008.

Pro Forma Consolidated Financial Information
(In thousands, except per share data)

	Nine Months Ended September 30, 2008
		Proposal No. 1	Proposal No. 2
	Historical	Adjustments	Adjustments	Pro-Forma

Total revenues	8,188	—	—	8,188
Income tax (expense) benefit	—	—	—	—
Net loss	(2,218)	394	453	(1,371)
Total assets	11,669	—	—	11,669
Long-term debt	—	—	—	—
Total liabilities, other than redeemable preferred stock	1,428	—	—	1,428
Redeemable preferred stock	9,395	—	—	9,395
Total liabilities	10,822	—	—	10,822
Diluted loss per common share	(0.58)	0.10	0.12	(0.36)

	Year Ended December 31, 2007
		Proposal No. 1	Proposal No. 2
	Historical	Adjustments	Adjustments	Pro-Forma

Total revenues	12,783	—	—	12,783
Income tax (expense) benefit	—	—	—
Net loss	(1,496)	525	172	(799)
Total assets	13,611	—	—	13,611
Long-term debt	—	—	—	—
Total liabilities, other than redeemable preferred stock	1,178	—	—	1,178
Redeemable preferred stock	9,395	—	—	9,395
Total liabilities	10,573	—	—	10,573
Diluted loss per common share	(0.40)	0.14	0.05	(0.21)

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:	What is the time and place of the special meeting? (see page 16)

A:	The special meeting will be held at License Products, Inc., N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, on Tuesday, December 30, 2008, at 10:00 a.m., local time.

Q:	What proposals will be voted on at the special meeting? (see page 16)

A:	You are being asked to vote on the following proposals:

1. To approve, subject to final action by our board of directors, a 1,000-to-1 reverse stock split of our common stock followed by a 1-to-1,000 forward stock split, with the result that (a) holdings prior to the reverse stock split of fewer than 1,000 shares of common stock will be converted to a fractional share, which will then, prior to the forward stock split, be immediately cancelled and converted into a right to receive the cash consideration described in the attached proxy statement, and (b) after these cancellations, we will have fewer than 300 record shareholders allowing us to deregister the common stock under the Securities Exchange Act of 1934 (the forward stock split is being effected to ensure that the percentage of the voting power held by shareholders of the common stock and the preferred stock remains substantially the same as it was prior to the stock split transaction);

2. To approve amendments to the terms of the preferred stock contained in the Articles of Incorporation to eliminate the dividends, extend the maturity date from July 1, 2008 to July 1, 2011, and allow for partial redemptions upon the sale of assets and complete redemption upon the sale of substantially all of the assets;

3. To consider and vote upon a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the stock split transaction proposal in Item 1 or the proposal to amend the preferred stock in Item 2; and

4. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Other than the proposals outlined above, our management has no knowledge of any other matters to be presented for action by the shareholders at the special meeting.

Q:	As a shareholder, what will I receive in the stock split transaction? (see page 21)

A:	If the stock split transaction is consummated and you own fewer than 1,000 shares of our common stock at the effective time of the reverse stock split, your shares of common stock will be cancelled and converted into a right to receive the Purchase Price without interest, as payment for the shares of common stock that you own prior to the reverse stock split and you will cease to be our shareholder. We expect that the payment date will be approximately five business days after our transfer agent receives a certificate and a duly executed letter of transmittal from a shareholder (the letter of transmittal will be sent to shareholders within approximately five business days after the effective date of the stock split transaction). Our board of directors, with the concurrence of all of the independent directors meeting in executive session, has set the cash consideration to be paid to the shareholders with less than one share after the reverse stock split as $0.50 in cash per share on a pre-reverse stock split basis, which amount the board of directors and independent directors believe to represent an amount greater than the “fair market value” per share of our common stock.

The market price of our common stock ranged from a high of $0.69 to a low of $0.29 in the quarter ended March 31, 2008, from a high of $0.35 to a low of $0.20 in the quarter ended June 30, 2008 and from a high of $0.32 to a low of $0.18 in the quarter ended September 30, 2008, and the stock closed below $0.50 for all of 2007. Our board of directors and all of the independent directors meeting in executive session established the Purchase Price in good faith, based upon fairness and other factors they deemed relevant, as described in more detail in the subsections “Fairness of the Stock Split Transaction” and “Opinion of Financial Advisor” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.”

Donnelly Penman has rendered an opinion as to the fairness, from a financial point of view, of the Purchase Price to our unaffiliated shareholders. Our board of directors, including all of the independent directors, gave considerable weight to the opinion of Donnelly Penman. The full text of this opinion is attached as Annex A to this proxy statement. We urge you to read Donnelly Penman’s opinion in its entirety for a description of the procedures followed and factors considered in connection with the delivery of its opinion. See the subsection “Opinion of Financial Advisor” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT” for more detail on Donnelly Penman’s fairness opinion.

If you own 1,000 or more shares of our common stock immediately prior to the effective date, you will continue to be our shareholder and you will not receive any cash payment for your shares in connection with the stock split transaction. Following the forward stock split, the continuing shareholders will hold the same number of shares that they held prior to the reverse stock split. The percentage ownership of the continuing shareholders will remain substantially the same because the Company estimates that it will only eliminate approximately 102,558 shares of common stock as a result of the reverse stock split.

Q:	If I own fewer than 1,000 shares, is there any way I can continue to be a shareholder after the stock split transaction? (see page 21)

A:	If you currently own fewer than 1,000 shares of our common stock, you can continue to be a common stock shareholder after the effective date of the stock split transaction by purchasing, in the open market or in private purchases, enough additional shares to cause you to own a minimum of 1,000 shares in a single account immediately prior to the effective date. However, we cannot assure you that any shares will be available for purchase prior to the effective date.

Q:	Is there anything I can do to take advantage of the opportunity to receive cash for my shares as a result of the stock split transaction if I currently own more than 1,000 shares? (see page 24)

A:	If you currently own 1,000 or more shares, you can receive cash for shares of common stock you own as of the effective date of the stock split transaction if you reduce your ownership of our common stock to fewer than 1,000 shares by selling such shares in the open market or otherwise transferring them. However, we cannot assure you that any purchaser for your shares will be available prior to the effective date.

Q:	What happens if I own a total of 1,000 or more shares beneficially, but I hold fewer than 1,000 shares of record in my name and fewer than 1,000 shares with my broker in “street name”? (see page 21)

A:	An example of this would be that you have 500 shares registered in your own name with our transfer agent and you have 500 shares registered with your broker in “street name.” Accordingly, you are the beneficial owner of a total of 1,000 shares, but you do not own 1,000 shares of record or beneficially in the same name. If this is the case, as a result of the reverse stock split, you would receive cash for the 500 shares you hold of record. You will also receive cash for the 500 shares held in street name if your broker or other nominee accepts our offer for beneficial owners of fewer than 1,000 shares of our common stock held in the broker’s or nominee’s name to receive cash for fractional shares. You can avoid this result by consolidating your holdings of 1,000 or more shares in a single account. If the stock split transaction is approved at the meeting, our board of directors can declare the effective date to be as soon as ten (10) days after the date of the meeting, or January 9, 2009. Accordingly, any consolidating transactions by shareholders should be completed before that date.

Q:	What are the federal income tax consequences of the stock split transaction to me? (see page 42)

A:	Shareholders who do not receive any cash as a result of the stock split transaction should not recognize any gain or loss as a result of the stock split transaction. For shareholders who will continue to be our shareholders after the stock split transaction, their tax basis and holding period in the shares of our common stock should remain unchanged after the stock split transaction. Shareholders who will be paid cash for their shares of our common stock as a result of the stock split transaction will generally recognize capital gain or loss for federal income tax purposes. Such gain or loss will be measured by the difference between the cash received by such shareholder and the aggregate adjusted tax basis of the shares of common stock held. While we do not purport to provide personal tax advice to any shareholder, a summary of the material tax consequences of the stock split transaction can be found in the section “FEDERAL INCOME TAX CONSEQUENCES.”

Q:	What is the cost to the Company to effect the stock split transaction? (see page 36)

A:	We estimate that the total cash outlay of the Company in effecting the stock split transaction will be at least $226,282, most of which will be transactional expenses rather than consideration paid to shareholders. We estimate that we will pay approximately $51,279 to cash out fractional shares. We also expect to incur at least $175,003 in financial advisory fees and expenses, legal and accounting fees and expenses and other costs to effect the proposed stock split transaction. These amounts could be larger or smaller if the number of fractional shares that will be outstanding upon the reverse stock split changes as a result of purchases or sales of shares of our common stock.

Q:	Should I send in my stock certificates now? (see page 36)

A:	No. After the reverse stock split is consummated, if you hold less than one share of common stock, we will send instructions to you on where to send your stock certificates and how you will receive any cash payments you may be entitled to receive. Once our transfer agent receives the stock certificate and the correctly signed paperwork included with the instructions, the cash payment will be sent back by the transfer agent within approximately five business (the letter of transmittal will be sent to shareholders within approximately five business days after the effective date of the stock split transaction). Payment to shareholders who have lost their stock certificates may be delayed on account of the need for the Company to post a cash bond with the transfer agent. Shareholders who hold one full share or more after the reverse stock split, are not entitled to any cash payments and should not send in their stock certificates for reissuance. The old pre-split certificates remain valid. If a continuing shareholder does send a certificate in for reissuance, the shareholder will have to pay the transfer agent a fee for issuing a new certificate.

Q:	What if I have lost my stock certificate? (see page 36)

A:	If you hold less than one share of common stock after the reverse stock split, and you have destroyed, misplaced or otherwise cannot locate your stock certificate, a non-refundable cash bond equal to three percent (3%) of the value of the lost certificate must be posted with our transfer agent for a replacement certificate to be issued. The Company will post the cash bond on behalf of any shareholders who do not return certificates and deduct the cost of the bond from the cash payment made to those shareholders.

Q:	What are the voting requirements to approve the stock split transaction? (see page 37)

A:	Shareholder approval of the stock split transaction requires the affirmative vote of:

• a majority of the shares represented in person or by proxy at the meeting of the common stock and preferred stock, voting together as a single voting group (a majority of the common stock and preferred stock voting together is 2,105,857 shares); and

• a majority of the shares represented in person or by proxy at the meeting of the common stock, voting as a separate voting group (a majority of the common stock voting as a separate voting group is 1,917,962 shares).

Q:	Did the board obtain an independent appraisal of the common stock? (see page 29)

A:	Yes. Donnelly Penman has rendered an opinion as to the fairness, from a financial point of view, of the Purchase Price to our unaffiliated shareholders. Our board of directors, including all of the independent directors, gave considerable weight to the opinion of Donnelly Penman. The full text of this opinion is attached as Annex A to this proxy statement. We urge you to read Donnelly Penman’s opinion in its entirety for a description of the procedures followed and factors considered in connection with the delivery of its opinion. See the subsection “Opinion of Financial Advisor” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT” for more detail on Donnelly Penman’s fairness opinion.

Q:	If the stock split transaction is approved by our shareholders, does it still have to be declared by our board of directors? (see page 21)

A:	Yes. While our board of directors may proceed with the stock split transaction at any time without further notice to or action on the part of our shareholders, the board may, in exercising its fiduciary duties, also determine to delay or abandon the declaration of the reverse stock split and the forward stock split based on new or changed circumstances. However, it is extremely unlikely the board of directors will delay or abandon the stock split transaction, as there are no foreseeable circumstances under which the board would elect to delay or abandon the stock split transaction.

Q:	How will we operate after the stock split transaction? (see page 22)

A:	If the stock split transaction is consummated, and assuming that we have fewer than 300 holders of record of the common stock and the preferred stock after the stock split transaction, we would deregister and no longer be subject to the reporting and related requirements of the federal securities laws that are applicable to reporting companies. As a result, our common stock and preferred stock would no longer be quoted on the OTCBB. On the other hand, we do not anticipate that the stock split transaction will have any effect on the conduct of our operations or business other than the cost savings anticipated from the discontinuation of reporting under the Securities Exchange Act of 1934.

Q:	What are the federal income tax consequences of amending the terms of the preferred stock to me? (see page 42)

A:	Shareholders should not recognize any gain or loss as a result of amending the terms of the preferred stock. For shareholders who will continue to own preferred stock after the amendments are made to the preferred stock, their tax basis and holding period in the shares of our preferred stock should remain unchanged after such amendments are made effective. While we do not purport to provide personal tax advice to any shareholder, a summary of the material tax consequences of amending the terms of the preferred stock can be found in the section “FEDERAL INCOME TAX CONSEQUENCES.”

Q:	What are the voting requirements to approve the amendments to the preferred stock? (see page 42)

A:	Shareholder approval of the amendments to the preferred stock requires the affirmative vote of (assuming a quorum is present):

• a majority of the votes cast by the common shareholders and preferred shareholders represented in person or by proxy at the meeting, voting together as a single voting group; and

• a majority of the votes cast by the preferred shareholders represented in person or by proxy at the meeting, voting as a separate voting group.

Q:	How are votes counted? (see page 17)

A:	All shares of common stock and preferred stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. The shares represented by executed but unmarked proxies will be voted FOR the stock split transaction, FOR the proposal to amend the preferred stock, FOR the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the stock split transaction or the proposal to amend the preferred stock, and, on such other business or matters which may properly come before the meeting, in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Shares represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote arises when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes will not affect the vote required for approval of the amendments to the preferred stock. In the case of the proposal to approve the stock split transaction, a failure to vote, a vote to abstain or a broker non-vote will have the same effect as a vote AGAINST the proposal.

Q:	Where can I find the voting results of the special meeting? (see page 50)

A:	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K filed with the SEC and by amending the Schedule 13E-3 filed in connection with the stock split transaction.

Q:	Am I entitled to dissenters’ rights? (see page 36 and page 39)

A:	No. Under the Wisconsin Business Corporation Law, those shareholders whose fractional shares of common stock are cancelled and converted into the right to receive the Purchase Price after the reverse stock split are not entitled to dissenters’ rights in connection with the stock split transaction. See also the information in the subsection “Appraisal and Dissenters’ Rights” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.” Under the Wisconsin Business Corporation Law, shareholders of the preferred stock are not entitled to dissenters’ rights in connection with the amendments to the terms of the preferred stock in the Articles of Incorporation. See also the information in the subsection “Appraisal and Dissenters’ Rights” under the section “PROPOSAL NO. 2 — TO AMEND TERMS OF PREFERRED STOCK.”

Q:	What is the voting recommendation of our board of directors? (see page 38 and page 42)

A:	Our board of directors and all of our independent directors meeting in executive session have determined that the stock split transaction is advisable and in the best interests of our unaffiliated shareholders. Our board of directors has therefore unanimously approved the stock split transaction and recommends that you vote “FOR” approval of this matter at the special meeting. See the information in the subsection “Recommendation of our Board of Directors” under the section “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT.” Our board of directors and all of our independent directors meeting in executive session have unanimously determined that the amendments to the terms of the preferred stock are advisable and in the best interests of our unaffiliated shareholders, and unanimously approved the amendments and recommends that you vote “FOR” approval of this matter at the special meeting. See the information in the subsection “Recommendation of our Board of Directors” under the section “PROPOSAL NO. 2 — TO AMEND TERMS OF PREFERRED STOCK.”

Q:	What shares can I vote? (see page 16)

A:	You may vote all shares of our common stock and preferred stock that you own as of the close of business on the record date, which is November 21, 2008. These shares include (1) shares held directly in your name as the “holder of record,” and (2) shares held for you in “street name” as the “beneficial owner” through a nominee (such as a broker or bank). If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares.

Q:	Can I vote my shares without attending the special meeting? (see page 17)

A:	Whether you hold your shares directly as the shareholder of record or beneficially in “street name,” you may direct your vote without attending the meeting. You may vote by signing your proxy card or, for shares held in “street name,” by signing the voting instruction card sent to you by your broker or nominee and mailing it in the enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described above in “How are votes counted?”

Q:	Can I change my vote? (see page 17)

A:	You may change your proxy instructions at any time prior to the vote at the special meeting. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (a) duly executing and delivering to our corporate Secretary a later dated proxy relating to the same shares prior to the exercise of such proxy, (b) filing with our corporate Secretary at or before the meeting a written notice of revocation bearing a later date than the proxy, or (c) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Craig R. Bald, Secretary, at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.

FORWARD-LOOKING STATEMENTS

In this proxy statement, we make statements concerning expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking statements.” Although we believe that these forward-looking statements and the underlying assumptions are reasonable, we cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to statements regarding trends or estimates in the Management’s Discussion and Analysis in the financial information attached to this proxy statement, forward-looking statements included or incorporated in this proxy statement include, but are not limited to statements regarding future:

•	revenues or expenses, and

•	financing sources and strategic alternatives.

Forward-looking statements involve a number of risks and uncertainties. There are many factors that could cause actual results to differ materially from those expressed or implied in this report. Some risk factors that could cause results different from any forward-looking statement include those described in the section on “Risk Factors.” Other factors include:

•	the ability of the Company to continue as a going concern due to the Company’s substantial accumulated deficit, ongoing losses, and negative operating cash;

•	the ability of the Company to provide the necessary cash to meet operating and working capital requirements;

•	the ability of the Company to provide the necessary cash to redeem the remaining outstanding preferred stock;

•	declining demand for the Company’s consumer products;

•	the degree of success of the strategy to reduce expenses and to increase revenue at the consumer products business segment;

•	competition;

•	general economic conditions, including the condition of the local real estate market;

•	legislative/regulatory changes;

•	monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	the impact of transportation costs and currency fluctuations on our imported products;

•	the ability to borrow additional funds in the current credit market;

•	the quality or composition of the loan and real estate portfolios;

•	payment when due of principal and interest on loans made by the Company;

•	the necessity to make additions to the Company’s allowance for doubtful accounts;

•	the necessity to make additions to the Company’s allowance for obsolete inventory; and

•	the timing of sale and the selling price of the Company’s commercial property.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

RISK FACTORS

In addition to the other information set forth or incorporated by reference in this proxy statement, the risk factors described below should be carefully considered. If any of the risk factors actually occur, our financial condition or results of operations could be materially adversely affected. The following list of risk factors may not be exhaustive. Additional risk and uncertainties not presently known or that are currently believed to be immaterial may also adversely affect the Company.

The Company has a going concern opinion from its auditors, indicating the possibility that the Company may not be able to continue to operate.

The consumer products business segment has incurred net losses and negative cash flows from operating activities over the past five years and the Company has an accumulated deficit of $9.37 million at September 30, 2008. The Company anticipates generating losses for the remainder of 2008. The Company’s financial condition may also make it more difficult for the Company to market its products to new and existing customers. Based on the Company’s financial performance and its current financial condition, the Company’s audit report contains an explanatory paragraph for going concern uncertainty, pursuant to which the Company’s auditors have expressed substantial doubt as to the Company’s ability to continue as a going concern.

The financial statements attached to this proxy statement do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. If the Company were unable to continue as a going concern, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

If the Company cannot continue as a viable entity, shareholders may lose all or part of their investment.

LMOD has experienced significantly declining net sales during the last six years.

The demand for collectible dolls has significantly declined and Lee Middleton Original Dolls has experienced intense competition from lower-priced collectible dolls manufactured in China, resulting in a significant decline in net sales.

The consumer products segment has realized losses from operations in each of the past six years.

The consumer products business segment has not been able to reduce fixed costs and operating expenses sufficiently to offset the decline in net sales. The Company may continue to experience losses unless it is able to increase net sales and/or further reduce fixed costs and/or operating expenses.

The Company has a limited ability to obtain external financing.

The Company must, on its own, generate sufficient cash to operate its business. Due to the continuing losses, the Company has a limited ability to borrow operating funds to meet working capital requirements. Unless the Company can generate sufficient cash flow from operations it will eventually encounter significant problems in meeting its working capital requirements which could lead to insolvency.

Outsourcing of the manufacturing of the products sold by the consumer products segment to Chinese manufacturers could adversely affect inventory levels.

Nearly all of the products sold by the consumer products segment are manufactured in China. The amount of product to be purchased from Chinese manufacturers must be ordered and paid for several months in advance to allow for manufacturing and shipping time. If the amount of product ordered exceeds future sales, inventories will increase which will reduce profits and/or increase losses. On the other hand, if sales were to exceed the amount of product ordered, then inventory would be insufficient to meet customer demand.

Five customers provide a significant portion of the sales for the consumer products segment.

Five customers accounted for approximately 56% of net sales for the consumer products segment during 2007. A loss of any one or more of these customers could have a material adverse effect on the business.

There is no assurance that the Company will have sufficient funds available to completely redeem the outstanding preferred, or to continue to pay dividends on the preferred stock.

The Company is required to redeem $9.39 million of preferred stock to the extent the Company has legally available funds for the redemption and it is otherwise permitted under Wisconsin law. The Company will only have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock if the consumer products business segment can generate sufficient earnings and/or is able to raise funds from other sources. If the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially adversely affected.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The special meeting of shareholders will be held at License Products, Inc., N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, on Tuesday, December 30, 2008 at 10:00 a.m., local time.

Proposals to be Considered at the Special Meeting

You are being asked to vote on the following proposals:

1. To approve, subject to final action by our board of directors, a 1,000-to-1 reverse stock split of our common stock followed by a 1-to-1,000 forward stock split, with the result that (a) holdings prior to the reverse stock split of fewer than 1,000 shares of common stock will be converted to a fractional share, which will then, prior to the forward stock split, be immediately cancelled and converted into a right to receive the cash consideration described in this proxy statement, and (b) after these cancellations, we will have fewer than 300 record shareholders allowing us to deregister the common stock under the Securities Exchange Act of 1934 (the forward stock split is being effected to ensure that the percentage of the voting power held by shareholders of the common stock and the preferred stock remains substantially the same as it was prior to the stock split transaction);

2. To approve amendments to the terms of the preferred stock contained in the Articles of Incorporation to eliminate the dividends, extend the maturity date from July 1, 2008 to July 1, 2011, and allow for partial redemptions upon the sale of assets and complete redemption upon the sale of substantially all of the assets;

3. To consider and vote upon a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the stock split transaction proposal in Item 1 or the proposal to amend the preferred stock in Item 2; and

4. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date

Only holders of record of common stock and preferred stock at the close of business on November 21, 2008, are entitled to vote at the annual meeting and at any adjournments or postponements thereof. On November 21, 2008, we had outstanding and entitled to vote 3,835,922 shares of common stock and 375,790 shares of preferred stock. Restricted stock awards, whether vested or unvested, are included in shares outstanding. The record holder of each outstanding share of common stock and preferred stock is entitled to one vote.

Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will bear the costs of soliciting proxies. These costs include the preparation, assembly and mailing of the proxy statement, the notice of the special meeting of shareholders and the enclosed proxy, as well as the cost of forwarding these materials to the beneficial owners of our common stock and preferred stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by mail, e-mail or telephone, in person or via the Internet. We will also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of our common stock and preferred stock.

Proxy Revocation

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (a) duly executing and delivering to our corporate Secretary a later dated proxy relating to the same shares prior to the exercise of such proxy, (b) filing with our corporate Secretary at or before the meeting a written notice of revocation bearing a later date than the proxy, or (c) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Craig R. Bald, Secretary, at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.

Voting Rights and Proxy Information

Execution of a proxy given in response to this solicitation will not affect your right to attend the meeting and vote in person. All shares of common stock and preferred stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. The shares represented by executed but unmarked proxies will be voted FOR the stock split transaction, FOR the proposal to amend the terms of the preferred stock, FOR the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the stock split transaction or the proposal to amend the terms of the preferred stock, and, on such other business or matters which may properly come before the meeting, in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Shares entitled to vote at the special meeting as a separate voting group may take action on a matter at the special meeting only if a quorum of those shares exists with respect to that matter. Accordingly, the presence in person or by proxy of a majority of the votes entitled to be cast by the common stock, 6 2/3 cents par value, and the series A adjustable rate cumulative preferred stock, $.01 par value, voting together as a single voting group will constitute a quorum at the special meeting, except that action on the proposals to approve the stock split transaction and the proposal to amend the preferred stock will also require the presence, in person or by proxy, of:

•	a majority of the votes entitled to be cast by the common stock when voting as a separate voting group; and

•	a majority of the votes entitled to be cast by the preferred stock when voting as a separate voting group.

Any shares of common stock or preferred stock held in treasury by the Company or by any of its subsidiaries are not considered to be outstanding on the record date or otherwise entitled to vote at the special meeting for purposes of determining a quorum.

Shares represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote arises when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes will not affect the vote required for approval of the amendments to the preferred stock. In the case of the proposal to approve the stock split transaction, a failure to vote, a vote to abstain or a broker non-vote will have the same effect as a vote AGAINST the proposal.

We would like to have all shareholders represented at the meeting. Whether or not you plan to attend, our board of directors urges each shareholder to complete, sign, date and return the enclosed proxy in the accompanying self-addressed postage pre-paid envelope (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares) as soon as possible.

PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT
FOLLOWED BY A FORWARD STOCK SPLIT

We are seeking approval of the stock split transaction described below. If approved by our shareholders, and upon subsequent final action of our board of directors, we will effect a 1,000-to-1 reverse stock split of our common stock followed by a 1-to-1,000 forward stock split of our common stock. Our shareholders who own fewer than 1,000 shares of our common stock immediately prior to the effective time of the reverse stock split will receive a cash payment for their fractional shares and will cease to be our shareholders. Our board of directors and the independent directors meeting in executive session have set the cash consideration to be paid to the shareholders with less than one share immediately after the reverse stock split as $0.50 in cash per share on a pre-split basis, which amount the board of directors and independent directors believe to represent an amount greater than the “fair market value” per share of our common stock.

Our shareholders who own 1,000 or more shares of our common stock immediately prior to the effective time of the reverse stock split will continue to be our shareholders and will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split. Following the forward stock split, the continuing shareholders will hold the same number of shares that they held prior to the reverse stock split. The percentage ownership of the continuing shareholders will remain substantially the same because the Company estimates that it will only eliminate approximately 102,558 shares of common stock as a result of the reverse stock split.

We may at some point repurchase shares of common stock proposed to be transferred by one or more of our continuing shareholders if the proposed transfer would cause the number of holders of record of our common stock to equal or exceed 300. There is no guarantee, however, that the Company will have the financial or other resources to make any such repurchases. The price to be paid for any such post-stock split transaction repurchases would be the fair market value for such shares as determined by our board of directors in good faith.

The following discussion describes in more detail the stock split transaction and its advantages and disadvantages.

Special Factors

Background of the Proposal

Our board of directors believes that, for the past several years, neither the Company nor its unaffiliated shareholders have derived any material benefit from our status as a public reporting company. Notwithstanding the direct financial burden of being a public reporting company, the low trading volume in our common stock and preferred stock has not provided significant liquidity to our shareholders.

The low trading volumes and market capitalization have also limited our ability to use our common stock as a significant part of our employee compensation and incentives strategy. Our board of directors has not raised any capital through sales of equity securities in a public offering in many years and has no plans to do so in the foreseeable future. Also, our board of directors has determined that, given our size and the absence of sustained interest by securities research analysts and other factors, we have not enjoyed any appreciable enhancement in our Company image, which sometimes results from having reporting company status.

Our board of directors, including all of the independent directors meeting in executive session, determined to pursue the stock split transaction at this time and believe that it is best to deregister our common stock and preferred stock under the Securities Exchange Act of 1934 to relieve us of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. For us, becoming a non-reporting company is expected to reduce or eliminate certain costs which relate to our being a public company, including legal costs, insurance costs, the costs of certain accounting and auditing activities and internal controls, the cost of preparing, printing and mailing certain corporate reports, the expense of a transfer agent and the cost of investor relations activities. Cost savings from our becoming a non-reporting company are expected to be approximately $525,000 in the first full fiscal year following the merger, including reductions in professional fees. Further, following the stock split transaction, at such time as we are no longer subject to the reporting requirements of the Securities Exchange Act of 1934, we will be able to eliminate a good portion of the time devoted by our management and some of our other employees to matters that relate exclusively to us being a public company.

The board of directors, including all of the independent directors, believes that in light of these costs and the historically small public float and low trading volume for the shares of our common stock, the benefits to us of having publicly-traded common stock do not outweigh the expenses and other requirements imposed on us as a public company. In light of the significant cost of the Company remaining a public company and the advantages, discussed below, of the Company operating as a private company, the board of directors, including all of the independent directors meeting in executive session, have determined that it is an appropriate time to deregister and “go dark.”

History of the Proposal

Our board of directors began considering the issues that led to this proposal during 2006 and 2007. At that time, officers and directors began to evaluate whether we were achieving the benefits of being a publicly traded company when weighed against the costs of maintaining our public reporting obligations, coupled with the limited liquidity and trading volatility associated with the limited trading volume of our common stock and preferred stock. While these issues had been discussed by individual members of the board of directors from time to time for many years, no formal consideration of taking steps to deregister the Company’s common stock or preferred stock had been considered by the board.

For the past several years, the Company and the board of directors have actively investigated ways to reduce the Company’s expenses and thereby decrease the Company’s losses from operations. Among the expenses that they identified were the legal and accounting fees and other expenses involved in complying with the Company’s obligations as a public company.

At various times in 2007, the Company and board of directors reviewed the accounting pronouncements regarding Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s final rules for the implementation of that provision for smaller public companies like the Company. As part of this review, the board of directors encouraged management to review the effort and expense necessary to fully comply with Section 404.

At various times in 2007 and 2008, the Company and the board of directors considered in general the practical steps involved in, and the consequences of, deregistering the common stock and the preferred stock.

By a series of separate telephonic and face to face communications with individual members of the board between April 2008 and May 2008, the idea of going dark was discussed by all of the directors, each of whom indicated his assent to pursuing the possibility of a transaction that would reduce the number of shareholders below 300 and permit the Company to deregister its common stock and preferred stock. Management, with the assistance of legal counsel, subsequently reviewed the processes and effect of various transactions that might cause the number of shareholders to go below 300 and consulted concerning the most appropriate transaction. Management determined that, in their view, a reverse stock split would be the most effective way for the Company to reduce the number of shareholders of common stock below 300.

On June 23, 2008, the board of directors and the independent directors meeting in executive session considered whether the proposed stock split transaction (a) would be in the best interests of the Company as a whole and (b) would be substantively and procedurally fair to all of the Company’s unaffiliated shareholders, including a separate consideration of the fairness to the Company’s unaffiliated shareholders who receive a cash payment for their shares after the reverse stock split as well as those unaffiliated shareholders who would remain shareholders after the forward stock split. The board of directors determined that in light of our poor financial and stock performance over the last few years, and after careful consideration of various alternatives and the financial position of the Company, that it was critical to take steps now to further reduce our expenses and address our financial obligations. To that end, the board of directors agreed on pursuing a “going dark” transaction by means of a stock split transaction and proposing amendments to the terms of the preferred stock to reduce the financial implications to the Company of the preferred stock.

On August 7, 2008, the board of directors and the independent directors meeting in executive session reviewed and considered the terms of the stock split transaction proposal. In advance of the meeting, our board of directors was provided with extensive background materials prepared by our legal counsel that included memoranda regarding (i) a compilation of selected data from recent going private transactions; (ii) typical financial metrics used by companies to determine the fairness of proposed going private transaction prices; (iii) the fiduciary duties of our board; (iv) the relative advantages and disadvantages of undertaking a going private transaction; (v) various alternatives to consider for increasing shareholder value; (vi) the federal and state statutes applicable to going private transactions; (vii) alternatives to, and protections offered by, a majority of the minority shareholder approval condition; and (viii) a discussion of confidentiality and insider trading laws. The board discussed (a) the current and projected costs of remaining a public company, (b) the relationship of the Company’s revenues, as shown by its fiscal 2007 financial statements, to those costs, (c) the cash needed to effect a reverse stock split, (d) the most appropriate ratio for the reverse stock split, (e) the out of pocket expenses involved in a reverse stock split or another going private transaction, (f) the current and historical market prices for the Company’s stock on the OTCBB, (g) the actual opportunity for a sale of shares of the Company’s stock on the OTCBB at a price similar to the quoted market price and (h) the effect on those unaffiliated shareholders who were either cashed out or continued as shareholders after the stock split transaction.

On August 27, 2008, the board of directors met by telephonic conference to review the proposed terms of the proposed stock split transaction. Based on that review, the board of directors and independent directors meeting in executive session concluded that (a) the stock split transaction would be in the best interests of the Company as a whole, (b) the stock split transaction would be substantively and procedurally fair to all of the Company’s unaffiliated shareholders, including unaffiliated shareholders who receive a cash payment for their shares after the reverse stock split as well as those unaffiliated shareholders who would remain shareholders after the split, and (c) the proposed amount of cash consideration to be paid to the unaffiliated shareholders who would be cashed out after the reverse stock split appeared fair to those shareholders since it was substantially higher than the amount which those shareholders could have obtained by a sale in trading markets. The board of directors and independent directors meeting in executive session determined that the high costs of operating as a reporting company warranted deregistering our shares of common stock and preferred stock and that the most viable alternative to achieve that deregistration is a reverse stock split. The board and the independent directors meeting in executive session unanimously determined, on a preliminary basis, to submit to shareholders a proposal to effect a 1,000-to-1 reverse stock split of the Company’s common stock and to cancel and convert into the right to receive the Purchase Price the shares of those shareholders who hold less than one whole share after the reverse stock split. The 1,000-to-1 split was selected over a lower ratio because (1) the marginal cost of including more shareholders was not significant and (2) the further reduction in the number of shareholders that would result from including the additional shareholders in the cash out payments would help ensure that post-split transfers of shares, by securities depositories or others, would not increase the number of shareholders to the point that deregistration of the common stock would not be available. The board of directors and the independent directors meeting in executive session determined to engage Donnelly Penman to review the fairness, from a financial point of view, of the proposed Purchase Price of $0.50 in cash per share on a pre-split basis to the unaffiliated shareholders.

On September 19, 2008, the board of directors met by telephonic conference with Donnelly Penman. The Company’s legal counsel was also in attendance. In advance of the meeting, Donnelly Penman distributed to the board of directors various calculations and analyses related to its fairness analysis. The board of directors discussed the fairness analysis at length. Donnelly Penman then delivered its oral opinion to our board of directors, subsequently confirmed in a written letter, dated September 19, 2008, that, as of that date and based upon and subject to the assumptions and qualifications set forth in its opinion, the consideration of $0.50 in cash per share on a pre-split basis was fair, from a financial point of view, to our unaffiliated shareholders. Following deliberations, the board and the independent directors meeting in executive session unanimously determined to submit to shareholders a proposal to effect a 1,000-to-1 reverse stock split of the Company’s common stock followed by a 1-to-1,000 forward stock split, and to repurchase for $0.50 in cash per share on a pre-split basis the shares of those shareholders who hold less than one whole share after the reverse stock split and before the forward stock split. The board of directors also authorized submitting to shareholders the proposal to amend the terms of the preferred stock and the proposal to adjourn the meeting to solicit additional votes. Our board of directors recommended that shareholders vote “FOR” approval of the stock split transaction, “FOR” the approval of the amendments to the preferred stock, and “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there were not sufficient votes in favor of the approval of either of the other proposals at the time of the special meeting.

Purpose of the Proposal

The primary purpose of the stock split transaction is to enable us to reduce the number of our holders of record of common stock to fewer than 300. This will allow, among other things:

•	termination of the registration of our common stock and preferred stock (we currently have less than 300 shareholders of our preferred stock) under Section 12(g) of the Securities Exchange Act of 1934 and suspension of our duties to file periodic reports, proxy statements and other filings with the SEC and comply with the Sarbanes-Oxley Act of 2002;

•	elimination of the costs associated with filing documents under the Securities Exchange Act of 1934 with the SEC, including but not limited to reporting transactions of our executive officers, directors, and 10% shareholders relating to our common stock and preferred stock;

•	elimination of the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations, including but not limited to Section 404 of the Sarbanes-Oxley Act, which requires companies to establish and maintain costly systems of internal controls over financial reporting and provide annual assessments of the efficacy of such controls; and

•	reduction (although not elimination) of the direct and indirect costs of administering our shareholder accounts and responding to shareholder requests.

Structure of the Proposal

Our board of directors has unanimously approved the submission of the stock split transaction to a vote of our shareholders and recommends the stock split transaction for your approval. Our board of directors has, however, retained the final authority to determine if and when to effectuate the stock split transaction. Notwithstanding authorization of the proposed stock split transaction by our current shareholders, our board of directors may, in exercising its fiduciary duties, elect to delay or even abandon the stock split transaction at any time without further action by our shareholders. However, it is extremely unlikely the board of directors will delay or abandon the stock split transaction, as there are no foreseeable circumstances under which the board would elect to delay or abandon the stock split transaction.

As of August 25, 2008, there were 3,835,922 shares of our common stock outstanding and approximately 649 holders of record. As of such date, approximately 517 holders of record held fewer than 1,000 shares of our common stock. As a result, we believe that the stock split transaction will reduce the number of our holders of record of common stock to approximately 132, while reducing the number of outstanding shares to approximately 3,733,364 shares.

Effects on Shareholders with Fewer Than 1,000 Shares of Common Stock

If the stock split transaction is implemented, shareholders holding fewer than 1,000 shares of our common stock immediately before the reverse stock split, sometimes referred to as “cashed out shareholders,” will:

•	not receive a fractional share of common stock as a result of the reverse stock split;

•	receive cash equal to the Purchase Price of the shares of our common stock they held immediately before the reverse stock split in accordance with the procedures described in this proxy statement;

•	not be required to pay any service charges or brokerage commissions in connection with the reverse stock split;

•	not receive any interest on the cash payments made as a result of the reverse stock split; and

•	have no further ownership interest in our Company and no further voting rights.

Generally, cash payments to cashed out shareholders as a result of the stock split transaction will be subject to income taxation if the cash payment exceeds a shareholder’s tax basis. For a discussion of the federal income tax consequences of the stock split transaction, please see the section “FEDERAL INCOME TAX CONSEQUENCES” below.

If you do not currently hold at least 1,000 shares of common stock in a single account and you want to continue to hold shares of our common stock after the reverse stock split, you may do so by taking either of the following actions:

•	Purchase a sufficient number of additional shares of our common stock in the open market or privately and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with the nominee (such as your broker or bank) in which you hold your current shares so that you hold at least 1,000 shares of our common stock in your account immediately before the effective date of the stock split transaction; or

•	If you hold an aggregate of 1,000 or more shares in one or more accounts, consolidate your accounts so that you hold at least 1,000 shares of our common stock in one account immediately before the effective date.

In either case, you will have to act far enough in advance so that the purchase of any shares of our common stock and/or consolidation of your accounts containing shares of our common stock is completed by the close of business prior to the effective date of the stock split transaction. We recommend that our shareholders consolidate their holdings before or as of the date of the meeting. If the stock split transaction is approved at the meeting, the Company’s board of directors can declare the effective date to be as soon as ten (10) days after the date of the meeting, or January 9, 2009. Accordingly, any consolidating transactions by shareholders should be completed before that date.

Effects on Shareholders with 1,000 or More Shares of Common Stock

If the stock split transaction is consummated, shareholders holding 1,000 or more shares of our common stock immediately before the stock split transaction will:

•	continue to be our shareholders and will be the only persons entitled to vote as shareholders (other than holders of our preferred stock) after the consummation of the stock split transaction;

•	not receive cash for any of their shares of our common stock and would not receive any fractional shares (following the forward stock split, the continuing shareholders will hold the same number of shares that they held prior to the reverse stock split); and

•	likely experience a reduction in liquidity (which may be significant) with respect to their shares of our common stock, because if our common stock continues to be quoted, it will only be quoted in the Pink Sheets, which is a less widely followed quotation service than the OTCBB. Even if our common stock is quoted in the Pink Sheets after the reverse stock split, of which there can be no assurance, there may be no trading market at all in our common stock. In order for our common stock to continue to be quoted in the Pink Sheets after the split, a number of brokerage firms must elect to act as a market maker for our common stock and sponsor our shares. However, because we will not file reports with the SEC, there can be no assurance that any brokerage firm will be willing to act as a market maker for our shares of common stock.

Effects on the Company

If consummated, the stock split transaction will affect the registration of our common stock under the Securities Exchange Act of 1934 (and our preferred stock), as we intend to apply for termination of registration of the common stock and the preferred stock as soon as practicable after the consummation of the stock split transaction.

We have no current plans to issue additional shares of our common stock after the stock split transaction, but we reserve the right to do so at any time and from time to time at such prices and on such terms as our board of directors determines to be in our best interests. Continuing shareholders will not have any preemptive or other preferential rights to purchase any shares of our common stock that we may issue in the future, unless such rights are specifically granted to the shareholders.

After the stock split transaction has been consummated, we may repurchase shares of our common stock, in privately negotiated sales or in other transactions. The timing of when we seek to repurchase shares in the future will depend on a number of factors, including our financial condition, operating results and available capital at the time. For example, we may be required at various times in the future to repurchase shares of our common stock in order to prevent the number of our holders of record from equaling or exceeding 300. We cannot predict the likelihood, timing or prices of such purchases and they may well occur without regard to our financial condition or available cash at the time.

We expect that, upon the completion of the stock split transaction, the shares of our common stock beneficially owned by our directors and executive offices will comprise approximately 12.3% of the then issued and outstanding shares of our common stock.

The par value of the shares of our common stock will continue to be 6 2/3 cents per share following consummation of the stock split transaction.

Schedule 13E-3 Filing

The stock split transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, because, if consummated, we intend to terminate the registration of our common stock and preferred stock under Section 12(g) of the Securities Exchange Act of 1934 and suspend our duty to file periodic reports with the SEC. Consequently, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC.

Advantages of the Proposal

Cost Savings

For us, becoming a non-reporting company is expected to reduce or eliminate certain costs which relate to our being a public company, including legal costs, insurance costs, the costs of certain accounting and auditing activities and internal controls, the cost of preparing, printing and mailing certain corporate reports, the expense of a transfer agent and the cost of investor relations activities. Further, following the stock split transaction, at such time as we are no longer subject to the reporting requirements of the Securities Exchange Act of 1934, we will be able to eliminate a good portion of the time devoted by our management and some of our other employees to matters that relate exclusively to us being a public company.

Our board of directors believes that, by deregistering our shares of common stock and preferred stock and suspending our periodic reporting obligations, we will realize annual cost savings of approximately $525,000. These estimated annual cost savings reflect, among other things: (i) a reduction in audit, legal and other fees required for publicly held companies, (ii) the elimination of various internal costs associated with filing periodic reports with the SEC, (iii) the reduction or elimination of the cost of officers and directors liability insurance, and (iv) the reduction or elimination of various clerical and other expenses, including printing, stock transfer and proxy solicitation expenses. In addition, the estimated annual costs and cost savings do not include other costs that management and the board of directors believe are substantial, though difficult or impossible to quantify, such as internal expenses related to the recordkeeping and shareholder relations efforts involved with being a public reporting company and the increased risk of liability associated with being a reporting company.

Opportunity for Cashed Out Shareholders to Sell Their Holdings Above the Current Market Trading Price, Without Brokerage Fees or Commissions

In connection with the stock split transaction, our board of directors determined that a fair price for the reverse stock split to cashed out shareholders is the Purchase Price because it provides them an opportunity to liquidate their holdings at a fair price without brokerage commissions.

Ability to Control Decision Whether to Remain as a Shareholder

Another factor considered by our board of directors in determining the fairness of the stock split transaction to our unaffiliated shareholders is that current holders of fewer than 1,000 shares of our common stock can remain as our shareholders, even if the stock split transaction is consummated, by acquiring additional shares so that they own at least 1,000 shares of our common stock immediately before the effective date of the stock split transaction. While we cannot guarantee that shares of our common stock will be available for purchase if shareholders wish to buy additional shares to prevent themselves from being cashed out after the stock split transaction, the board does not believe it would be unreasonably difficult for shareholders to buy 1,000 shares of the common stock on the OTCBB. Conversely, shareholders that own 1,000 or more shares of our common stock can reduce their holdings to fewer than 1,000 shares by selling shares prior to the stock split transaction but, as noted previously, there is a historical lack of a market for our existing shareholders to sell shares of the common stock on the OTCBB so there is no assurance that such sales can be effected. Our board of directors considered the structure of the stock split transaction to be substantively and procedurally fair to our unaffiliated shareholders because it allows them a measure of control over the decision of whether to remain shareholders after the stock split transaction, or to receive the cash consideration offered in connection with the stock split transaction, if the stock split transaction is consummated.

Operational Flexibility

Another advantage of effectuating the stock split transaction relates to operational flexibility. Our board of directors believes that consummating the stock split transaction and ending our status as a public reporting company will enable management to concentrate its efforts on our long-term growth, free from the constraints and distractions of public ownership. Our board of directors believes that we will benefit more if their business decisions can be made with a view toward long-term growth and with less emphasis on the effect of decisions upon the short-term earnings and the consequent short-term effect of such earnings on the market value of our common stock or preferred stock.

No Material Change in Percentage Ownership of Continuing Shareholders

The percentage ownership of the continuing shareholders will remain substantially the same because the Company estimates that it will only eliminate approximately 102,558 shares of common stock as a result of the reverse stock split. We believe that structuring the stock split transaction in a manner that preserves the approximate percentage ownership of the continuing shareholders, whether affiliated or unaffiliated, supports the fairness of the stock split transaction to all the unaffiliated shareholders.

Disadvantages of the Proposal

Substantial or Complete Reduction of Public Sale Opportunities for Our Shareholders

Following the stock split transaction, we anticipate that the already limited market for shares of our common stock (and preferred stock) will be reduced or eliminated altogether. Our shareholders may no longer have the option of selling their shares of our common stock (or preferred stock) in a public market. While shares may be quoted in the Pink Sheets for some period of time, any such market for our common stock may be highly illiquid after the suspension of our periodic reporting obligations.

Loss of Certain Publicly Available Information

Upon terminating the registration of our common stock and preferred stock under the Securities Exchange Act of 1934, our duty to file periodic reports with the SEC would be suspended. The information regarding our operations and financial results that is currently available to the general public and our investors will not be available after we have terminated our registration. Upon the suspension of our duty to file reports with the SEC, investors seeking information about us may have to contact us directly to receive such information. We cannot assure you that we will be in a position to provide the requested information to an investor. While our board of directors acknowledges the circumstances in which such termination of publicly available information may be disadvantageous to some of our shareholders, our board of directors believes that the overall benefit to the Company to no longer be a public reporting company substantially outweighs the disadvantages to those shareholders.

Possible Significant Decline in the Value of Our Shares

Because of the limited liquidity for the shares of our common stock following the consummation of the stock split transaction and the diminished opportunity for our shareholders to monitor actions of our management due to the lack of public information, continuing shareholders may experience a decrease in the value of their shares of our common stock and preferred stock, which decrease may be significant.

Inability to Participate in Any Future Increases in Value of Our Common Stock

Cashed out shareholders will have no further financial interest in the Company (unless they hold preferred stock) and thus will not have the opportunity to participate in any potential appreciation in the value of our shares of common stock, including without limitation if we were to become a public reporting company again in the future. Our board of directors determined that this factor does not make the stock split transaction unfair to unaffiliated shareholders, because those shareholders who wish to remain shareholders after the stock split transaction can do so by acquiring additional shares so that they own at least 1,000 shares of our common stock before the stock split transaction.

Alternative Transactions Considered

In making the determination to submit the stock split transaction for approval by our shareholders, our board of directors and the independent directors meeting in executive session considered the feasibility of certain other alternative transactions, as described below, each of which was ultimately rejected because of its disadvantages:

•	Issuer Tender Offer. Our board of directors considered the feasibility of an issuer tender offer to repurchase the shares of our common stock to allow us to go dark. Due to the voluntary nature of such a transaction, we would have no assurance that the transaction would result in a sufficient number of shares being tendered. Moreover, the rules regarding the treatment of our shareholders in a tender offer, including pro-rata acceptance of offers from our shareholders, make it difficult to ensure that we would be able to significantly reduce the number of holders of record to a level below 300.

•	Odd-Lot Repurchase Program. Our board of directors also considered the feasibility of a transaction in which we would announce to our shareholders that we would repurchase, at a designated price per share, the shares of our common stock held by any shareholder who holds fewer than a specified number of shares and who offers such shares for sale pursuant to the terms of the program. A principal disadvantage of such an approach, however, results from the voluntary nature of the program. Because our shareholders would not be required to participate in the program, we could not be certain at the outset whether a sufficient number of shareholders would participate and thereby result in the number of holders of record being reduced to below 300. In terms of timing, such a program, especially after giving effect to any extensions of deadlines for tendering into the program, would likely necessitate a longer time frame than that of the stock split transaction.

•	Maintaining The Status Quo. Our board of directors also considered maintaining the status quo. In that case, we would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public reporting company status. See the subsection “Stock Split Transaction; “Going Dark”; “Pink Sheet” Quotation” under the section “SUMMARY TERM SHEET”.

Fairness of the Stock Split Transaction

Our board of directors, including all of the independent directors meeting in executive session, has considered the terms, purpose, alternatives and effects of the stock split transaction and has determined that the stock split transaction is in our best interests and is substantively and procedurally fair to all of our unaffiliated shareholders.

Substantive Fairness of the Stock Split Transaction

In considering whether the Purchase Price is substantively fair from a financial point of view to our unaffiliated shareholders, the board of directors and the independent directors (consisting of Peter A. Fischer, David A. Geraldson, Jeffrey B. Rusinow and Douglas M. Schosser who have been determined to be independent pursuant to the independence standards of the NASDAQ Stock Market) meeting in executive session considered current market prices for the common stock (ranging from a high of $0.69 to a low of $0.29 in the quarter ended March 31, 2008, from a high of $0.35 to a low of $0.20 in the quarter ended June 30, 2008 and from a high of $0.32 to a low of $0.18 in the quarter ended September 30, 2008), historical market prices for the stock (for example, the stock closed below $0.50 for all of 2007), the lack of support in the market for even the lowest of these prices if any meaningful number of shares were offered for sale, as well as the general lack of liquidity for the common stock, the Company’s net book value and potential liquidation value. The board of directors, and the independent directors meeting in executive session, considered a going concern value per share in connection with determining the fairness of the stock split transaction, but they determined that a going concern value per share was not relevant because of the Company’s operating losses for the last several years. “Going concern value” refers to the value of an operating business that would be greater than the sum of its assets were they sold separately because it includes intangibles such as goodwill, operating efficiencies, management and employee quality. Although the board of directors determined that a going concern value per share was not relevant, the board of directors believes that the stock split transaction is fair in relation to the Company’s going concern value per share based on its knowledge of the Company’s business and prospects and the factors described below as supporting the substantive fairness of the stock split transaction. So, while the board of directors and the independent directors meeting in executive session considered going concern value, liquidation value, book value and other measures in valuing the Company’s assets, they did not believe it appropriate to consider any incremental value for the Company as a going concern because of the Company’s operating losses for the last several years.

The board and the independent directors considered and gave the most weight to the following valuation approaches (these valuation approaches are described in more detail under “Opinion of Financial Advisor”) and adopted the analyses and methodologies of Donnelly Penman, including the net book value analysis and liquidation value analysis:

•	Discounted Cash Flow Methodology. Donnelly Penman prepared an estimate of projected future cash flows for the Company for the years ending December 31, 2008 through December 31, 2013. These estimates were derived from the financial projections provided and deemed reasonable by the Company’s management. In preparing these estimates, Donnelly Penman analyzed historical financial results and held discussions with the Company’s management regarding the Company’s business strategy, customers and markets, operating structure, cost structure, and capital requirements.

The discounted cash flow analysis implied an enterprise value of <$1.6 million>. Thus the enterprise value indicated by the discounted cash flow analysis, plus cash and non-operating assets, less other non-operating liabilities, and the preferred stock, results in a common equity value of <$6.0 million> to and value per share of common equity of <$1.54> per share. This analysis does not purport to be indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. This is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, future capital expenditures, terminal values, capitalization rates and discount rates.

•	Comparable Public Company Methodology. Donnelly Penman compared selected operating results of the Company to a select group of publicly traded companies. Donnelly Penman deemed the selected companies to be reasonably comparable to the Company based on the industry which the Company operates, its principal competitors and its business risk profile. In this analysis, Donnelly Penman selected and reviewed the following companies: JAKKS Pacific Inc. (NasdaqGS:JAKK), Crown Crafts, Inc. (NasdaqCM:CRWS), Dorel Industries (TSX:DII.B), Craftmade International, Inc. (NasdaqGM:CRFT), RC2 Corporation (NasdaqGS:RCRC), and Russ Berrie & Co. Inc. (NYSE:RUS). Given the methodology involved with this valuation analysis, the average of enterprise value for the Company was $2.6 million. Adding the implied value of the Company’s investment property, cash and non-operating assets to the enterprise value indicated by the comparable public company methodology, less long term debt obligations, other non-operating liabilities, and preferred stock, results in a common equity value of <$1.8> million. The resulting indicated value of per share common equity from the market multiple methodology was <$0.46> per share.

•	Underlying Asset Analysis Methodology. The Underlying Asset Analysis is a technique whereby the value of a company is estimated by discretely valuing each of the company’s tangible and intangible assets. This approach is typically used in the valuation of holding companies and is often used in the valuation of operating companies where the value of the underlying assets is greater than the value of the business as reflected by the cash flows being generated. This is typically applicable in situations where an operating company is expected to generate negative cash flows into the foreseeable future.

This analysis yielded an enterprise value for the Company of $4.4 million. Adding the value of the Company’s cash, investment property, and other non-operating assets, which were not included in the enterprise value, less long term debt obligations, other non-operating liabilities, and preferred stock, results in a common equity value of approximately $0.0 million. The resulting indicated value of per share common equity from the underlying asset analysis methodology was $0.00 per share.

•	Determination of Equity Value. As set forth above, Donnelly Penman calculated the enterprise value range of the Company based on the (i) discounted cash flow analysis, (ii) the comparable public company approach and (iii) the underlying asset analysis. To this figure, the value of the investment property, cash and other non-operating assets were added to calculate the total equity value range, inclusive of both preferred equity and common equity value. This analysis resulted in a range of common equity value (total equity value less the applicable adjustments) for the Company of <$6.6 million> to $0.6 million or <$1.69> per share to $0.16 per share

•	Recent Trading Analysis. Donnelly Penman analyzed the quoted trades listed on the OTCBB for The Middleton Doll Company (OTCBB: DOLL) for varying historical periods. Donnelly Penman used the high of the closing common stock price quoted for a period of 30, 60 and 90 trading days and one calendar year. The closing price as of September 10, 2008 was $0.20. For the past 30 trading days, as of September 10, 2008, the highest closing price was $0.22 with a cumulative period volume of 25,060 shares. For the past 60 trading days, as of September 10, 2008, the highest closing price was $0.30 with a cumulative period volume of 35,900 shares. For the past 90 trading days, as of September 10, 2008, the highest closing price was $0.69 with a cumulative period volume of 748,330 shares. For the past calendar year, as of September 10, 2008, the highest closing price was $0.80 with a cumulative period volume of 1.6 million shares. It should be noted that volume may reflect “double counting” due to both the buy and sell side of a transaction being counted. In addition, the prices and volumes displayed are from the trading information provided by Capital IQ, a third party data provider, and may not reflect all transactions that occurred over the aforementioned time period.

Utilizing the calculations discussed above and an analysis of the average trading prices during the past 365 days, Donnelly Penman concluded that the relevant trading values for the Company range from $0.20 to $0.37 per share.

•	Going Private Analysis. Donnelly Penman examined the 1-day, 5-day and 30-day premiums paid in other going private transactions that were announced during the past 12 months. Donnelly Penman found that the median 1-day, 5-day, and 30-day premiums were 30.5%, 29.6%, and 30.5%, respectively. Applying the observed premiums to the Company’s unaffected stock price as of September 10, 2008, resulted in all cases in an indication of value of the Company’s common stock of approximately $0.26 per share.

The board of directors and the independent directors meeting in executive session considered the advantages and disadvantages of the stock split transaction discussed in the subsections “Advantages of the Proposal” and “Disadvantages of the Proposal” in reaching their conclusion as to the substantive fairness of the stock split transaction to our unaffiliated shareholders. Neither the board of directors nor the independent directors in executive session assigned a specific weight to each advantage and disadvantage in a formulaic fashion, but both of them placed special emphasis on the opportunity for cashed out shareholders to sell their holdings without brokerage fees or commissions, as well as the significant cost and time savings for the Company and the resulting benefit to the affiliated and unaffiliated continuing shareholders.

Procedural Fairness of the Stock Split Transaction

In evaluating the fairness of the procedures to be utilized in approving the stock split transaction, the board of directors and the independent directors meeting in executive session considered their own role and that of the board of directors in evaluating the fairness of the stock split transaction and the price to be paid to cashed out shareholders, noting that the board only took action with the approval of the independent directors meeting alone without management present. Finally, the board of directors and the independent directors meeting in executive session noted with approval that unaffiliated shareholders could adjust their shareholdings to participate or avoid participating as cashed out shareholders.

In addition to the factors cited above, the board of directors and the independent directors meeting in executive session specifically considered the fact that the unaffiliated shareholders who are continuing shareholders would, through their ongoing ownership of the common stock, share in the benefits derived from the Company’s cost savings on account of its no longer being a public company. Correspondingly, the board of directors and the independent directors meeting in executive session considered the fact that those unaffiliated shareholders who are cashed out shareholders would receive fair consideration, without deduction for brokerage commissions or other sales expense, for their otherwise illiquid holdings of common stock. The board of directors and the independent directors meeting in executive session also acknowledged that the continuing shareholders would no longer have access to public filings of SEC reports concerning the Company and that cashed out shareholders would not benefit from any future appreciation of their shares of common stock. For both groups of unaffiliated shareholders, however, the board of directors and the independent directors meeting in executive session concluded that the value of the benefit to the unaffiliated shareholders from the stock split transaction substantially outweighed the benefits, if any, of continuing to hold shares of a public company that, notwithstanding its listing on the OTC Bulletin Board, is so thinly traded.

In evaluating the fairness of the procedures for approval of the stock split transaction, the board of directors specifically considered (a) the review by the independent directors meeting in executive session (b) the unanimous approval of the stock split transaction by both the board of directors and the independent directors meeting in executive session, (c) the ability of many unaffiliated shareholders to “opt in” or “opt out” of further ownership of the Company’s shares by increasing or decreasing their shareholding accounts above or below 1,000 shares, and (d) the fact that the relative shareholdings of both affiliated and unaffiliated shareholders would be unaffected by the stock split transaction. On that basis, notwithstanding the board of directors’ determination not to require a separate vote of disinterested shareholders, the board concluded that the procedures utilized to approve the stock split transaction were fair to all of the unaffiliated shareholders and were reasonable under the circumstances.

Although the board of directors did not (a) retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the stock split transaction or (b) structure the transaction to require approval of at least a majority of the unaffiliated shareholders, the board of directors believes that the absence of these two safeguards did not diminish the fairness of the process undertaken by the board of directors, in particular, due to the opinion and analysis of Donnelly Penman indicating and supporting the fairness of the cash consideration to the unaffiliated shareholders of the Company, and the requirement that approval of the stock split transaction requires the affirmative vote of a majority of the common shareholders voting as a separate group and the affirmative vote of a majority of the common and preferred shareholders voting together. In evaluating the fairness of the stock split transaction with respect to the unaffiliated shareholders in particular, the board of directors and the independent directors meeting in executive session both noted that the stock split transaction would not differentiate among shareholders on the basis of affiliate status since the sole determining factor in whether a shareholder will become a cashed out shareholder or a continuing shareholder as a result of the stock split transaction is the number of shares held by such shareholder as of the effective date of the stock split transaction. The board of directors and the independent directors meeting in executive session also noted that the percentage ownership of each continuing shareholder, whether affiliated or unaffiliated, will be substantially the same as it was prior to the stock split transaction.

We have not made any special provision in connection with the stock split transaction to grant shareholders access to our corporate files or to obtain counsel or appraisal services at our expense. Neither the board of directors nor the independent directors meeting in executive session determined that these steps were necessary to ensure the fairness of the stock split transaction. In particular, the board of directors determined that such steps would be costly, time consuming and would not provide any meaningful additional benefits. The board of directors believes that this proxy statement, together with our other filings with the SEC, provide adequate information for our shareholders to make an informed decision with respect to the stock split transaction.

Opinion of Financial Advisor

On September 2, 2008, the Company engaged Donnelly Penman & Partners to render its report and opinion with respect to the fair market per share value of the common stock for purposes of evaluating the proposed transaction and the fairness of the proposed transaction. At the September 19, 2008 meeting of the board of directors, Donnelly Penman gave an oral opinion that as of that date and based upon and subject to the matters and assumptions contained in such opinion, the consideration to be received by the unaffiliated shareholders of the Company in connection with the proposed $0.50 in cash per share on a pre-split basis offered in the proposed reverse stock split transaction (“Transaction”), was fair to such shareholders from a financial point of view. Pursuant to the Company’s request, Donnelly Penman confirmed its verbal fairness opinion with a written fairness opinion dated September 19, 2008 in which it stated that, as of September 19, 2008, the $0.50 in cash per share on a pre-split basis offered in the Transaction was fair from a financial point of view to the Company’s unaffiliated shareholders of the Company. This fairness opinion is attached to this proxy statement as Annex A.

THE COMPLETE TEXT OF DONNELLY PENMAN’S OPINION IS ATTACHED HERETO AS ANNEX A, AND THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION. SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE LIMITATIONS ON THE REVIEW MADE, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY DONNELLY PENMAN. THE OPINION WAS PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE BOARD OF DIRECTORS AND THE INDEPENDENT DIRECTORS WITH THEIR CONSIDERATION OF THE GOING PRIVATE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW THE SHAREHOLDERS SHOULD VOTE ON THE PROPOSAL.

Donnelly Penman’s opinion and analyses were only one of many factors considered by the board of directors, and the independent directors meeting in executive session, in their evaluation of the Transaction and should not be viewed as determinative of the views of the board of directors or the independent directors with respect to the Transaction. The board of directors retained Donnelly Penman based upon Donnelly Penman’s experience in the valuation of businesses and their securities in connection with going private transactions, recapitalizations and similar transactions. Donnelly Penman is a regional investment banking firm of recognized standing. As part of its investment banking services, they are regularly engaged in the valuation of corporate entities on a stand-alone basis or in connection with capital raising, going private and merger and acquisition transactions. Donnelly Penman has not had a previous relationship with the Company. The fairness opinion is directed only to the fairness, from a financial point of view, of the consideration to be received in cash by the unaffiliated shareholders and is not intended to constitute and does not constitute a recommendation as to whether the unaffiliated shareholders should vote for the Transaction. The consideration to be received by the unaffiliated shareholders who will be cashed out was determined by the management and unanimously approved by the board of directors and by all of the independent directors meeting in executive session. Shareholders are urged to read the text of Donnelly Penman’s fairness opinion, which is attached hereto as Annex A, carefully in its entirety.

The Company has agreed to pay Donnelly Penman a fee of $30,000 for providing its fairness opinion. No portion of Donnelly Penman’s fee is contingent upon the conclusions reached in the Donnelly Penman opinion. The Company has agreed to indemnify and hold harmless Donnelly Penman, or any employee, agent, officer, director, attorney, shareholder against and from all losses arising out of or in connection with its engagement by the board of directors.

In connection with its opinion, Donnelly Penman made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other items, Donnelly Penman:

1. held conversations with certain of the directors of the Company’s board of directors and the Company’s counsel to discuss the Transaction;

2. met with certain members of the senior management of the Company to discuss the Transaction, operations, financial condition, future prospects, and projected operations and performance of the Company;

3. visited the Company’s headquarters located in Waukesha, WI ;

4. reviewed the Company’s SEC filings on Form 10-K or Form 10-KSB, as applicable, for the three fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007 and quarterly reports on Form 10-Q or Form 10-QSB, as applicable, for the quarters ended March 31, 2008 and June 30, 2008, which the Company’s management has identified as being the most current quarterly financial statements available;

5. reviewed certain non-public internally prepared Company financial statements for the three fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007 and the year-to-date period ended June 30, 2008;

6. reviewed certain non-public forecasts and projections prepared by the Company’s management with respect to the Company, and its individual business segments, for the fiscal years ending December 31, 2008 through 2013;

7. reviewed the Business Reports for both the Middleton Doll business segment and the FirsTime Manufactory business segment;

8. reviewed board of directors minutes from November, 2006 through August, 2008;

9. reviewed a draft copy of the proxy statement relating to the shareholder meeting that will be held to vote on the Transaction;

10. reviewed the ownership structure of the Company;

11. created various valuation models including a discounted cash flow analysis, comparable transaction analysis, comparable public company analysis and other financial analyses;

12. reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

13. reviewed certain other publicly available financial data regarding publicly traded companies that it deemed comparable to the Company;

14. reviewed certain other publicly available financial data for certain privately-held companies that it deemed comparable to the Company; and

15. reviewed such other financial and industry data and performed such other analysis and took into account such other matters as it deemed necessary.

In connection with rendering its opinion to the Company, Donnelly Penman performed a variety of financial analyses, which are summarized below. Donnelly Penman believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without consideration of all factors and analyses, could create a misleading view of the analyses and the processes underlying Donnelly Penman’s fairness opinion. Donnelly Penman arrived at its fairness opinion based on the results of all the analyses it undertook, assessed as a whole, and it did not draw conclusions from or with regard to any one method of analysis. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

Summary of Financial Analyses Performed by Donnelly Penman

In this summary, the range of enterprise value is the value of the Company’s business as derived by Donnelly Penman using four primary methods (as described below in further detail). In Donnelly Penman’s analysis no approach was assigned a greater weight than any other approach. Based on these methods, Donnelly Penman concluded on an enterprise value range of <$2.2 million> to $5.0 million. The enterprise value is strictly reflective of the business operations of the Company, and does not include the Company’s cash, non-operating assets, and the value of its investment property. From this enterprise value range of <$2.2 million> to $5.0 million, Donnelly Penman added the value of the Company’s investment property, cash and other non-operating assets, resulting in an equity value range of $592 thousand to $7.8 million. The outstanding preferred stock was subtracted from the equity value range, resulting in a final common equity range of <$6.6 million> to $612 thousand, which was then divided by the 3.891 million shares of common stock outstanding to determine the common equity value on a per share basis. The per share common equity value range was estimated to be <$1.69> per share to $0.16 per share. This per share range along with other quantitative and qualitative factors were taken into account and then compared to the price of $0.50 per share that management proposed and the board of directors and the independent directors meeting in executive session approved related to the Transaction, when determining the fairness of the consideration to be paid in the Transaction.

Donnelly Penman utilized several methodologies to assess the fairness of the consideration to be received by the unaffiliated shareholders in connection with the Transaction. The following is a summary of the material financial analyses used by Donnelly Penman in connection with providing its opinion related to the Transaction. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference.

Donnelly Penman’s analysis included a value range, as of the date of this opinion, of the enterprise value (“EV”, equity value plus all of the interest bearing debt and other debt) and per share common equity value of the Company utilizing (i) a discounted cash flow methodology, (ii) a comparable transaction methodology, (iii) a comparable public company methodology and (iv) an underlying asset analysis. Donnelly Penman also performed a premiums paid analysis in order to compare the premium offered in this Transaction to premiums observed in other similar transactions

With respect to the comparable public company analysis and comparable transaction analysis summarized below, no public company utilized as a comparison is identical to the Company, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. The forecasted financial information furnished by the Company’s management contained in or underlying Donnelly Penman’s analyses is not necessarily indicative of future results or values, which may be significantly more or less favorable than such forecasts and estimates. The forecasts and estimates were based on numerous variables and assumptions that are inherently uncertain, including without limitation factors related to general economic and competitive conditions. In that regard, Donnelly Penman assumed, with the Company’s consent, that the financial forecasts had been reasonably prepared by management on a basis reflecting the best currently available judgments of management, and that such forecasts will be realized in the amounts and at the times contemplated thereby.

In its analyses, Donnelly Penman made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of the Company. These assumptions include: the expectation that no material adverse changes will occur relating to the Company’s management, its customers or its relationship with suppliers; the expectation that general economic conditions will neither deteriorate nor improve significantly relative to their current state; the expectation that no significant industry regulations or events that would impair the Company’s ability to earn income at projected levels will occur; and the expectation that industry trading and transaction multiples will not change significantly from current values.

The following is a brief summary of the analyses performed by Donnelly Penman in connection with its fairness opinion:

•	Discounted Cash Flow Methodology. Donnelly Penman prepared an estimate of projected future cash flows for the Company for the years ending December 31, 2008 through December 31, 2013. These estimates were derived from the financial projections provided and deemed reasonable by the Company’s management. In preparing these estimates, Donnelly Penman analyzed historical financial results and held discussions with the Company’s management regarding the Company’s business strategy, customers and markets, operating structure, cost structure, and capital requirements.

The resulting cash flows were then discounted to a present value using a discount rate of 17.0%, based on an estimate of the Company’s weighted average cost of capital, which represents the blended after-tax costs of debt and equity. In estimating the appropriate debt and equity weightings, Donnelly Penman has utilized a capital structure that is consistent with companies comparable to the Company and Donnelly Penman believes is reasonable for the Company. Donnelly Penman also estimated the residual value for the Company using an earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple of 5.0x, which is an approximation derived from the EBITDA multiples of comparable public companies (see Comparable Public Company Methodology) and applied to the Company’s projected 2013 fiscal year adjusted EBITDA of <$0.1 million>. The discounted cash flow analysis implied an enterprise value of <$1.6 million>.

Thus the enterprise value indicated by the discounted cash flow analysis, plus cash and non-operating assets, less other non-operating liabilities, and the preferred stock, results in a common equity value of <$6.0 million> to and value per share of common equity of <$1.54> per share.

This analysis does not purport to be indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Donnelly Penman included this analysis because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, future capital expenditures, terminal values, capitalization rates and discount rates.

•	Comparable Transaction Methodology. The comparable acquisition approach seeks to estimate the price at which a company would “trade in the market for corporate control.” Donnelly Penman reviewed comparable transactions with announcement dates between October 2004 and July 2008 that had publicly- disclosed information and for which purchase price multiples could be derived. Target companies were required to have business descriptions that were similar to the Company’s but possibly with differing products or markets.

Debt-free implied multiples for selected transactions were derived by dividing the enterprise value represented by each of the transactions by latest twelve months (“LTM”) Revenue and EBITDA. Enterprise value is defined as total consideration paid for the target company, including any assumption of debt. Transaction multiples vary, reflecting differing financial performance of the underlying company and differing transaction dynamics, including expected synergies.

Similar to the comparable company approach, Donnelly Penman evaluated the enterprise value (business value) in relation to its LTM Revenue and LTM EBITDA. On this basis, the comparable transaction group had the following announced transaction multiples:

•	EV/Revenue multiples had a median of 1.8x, a mean of 1.8x and a range of 1.0x to 2.6x.

•	EV/EBITDA multiples had a median of 27.9x, a mean of 27.9x and a range of 10.2x to 45.6x.

Given the methodology discussed above, and the fact that there were a limited number of transactions, Donnelly Penman determined that there was not sufficient information to provide relevant data points relating to this methodology.

Donnelly Penman notes that no selling company reviewed was identical to the Company and that, accordingly, any analysis of comparable transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the parties to the transactions being compared.

•	Comparable Public Company Methodology. Donnelly Penman compared selected operating results of the Company to a select group of publicly traded companies. Donnelly Penman deemed the selected companies to be reasonably comparable to the Company based on the industry which the Company operates, its principal competitors and its business risk profile. Donnelly Penman views a company’s public valuation as a function of enterprise value as a ratio to Revenue and EBITDA. Donnelly Penman believes that the public market provides objective evidence as to value.

In this analysis, Donnelly Penman selected and reviewed the following companies: JAKKS Pacific Inc. (NasdaqGS:JAKK), Crown Crafts, Inc. (NasdaqCM:CRWS), Dorel Industries (TSX:DII.B), Craftmade International, Inc. (NasdaqGM:CRFT), RC2 Corporation (NasdaqGS:RCRC), and Russ Berrie & Co. Inc. (NYSE:RUS).

Donnelly Penman’s selection of market multiples for the Company was based upon a comparative analysis of the comparable companies and the Company that generally focused on qualitative considerations as well as quantitative considerations such as size, profitability, growth history and expectations. No one factor was determinative in the analysis. Donnelly Penman derived indications of the enterprise value of the Company by applying selected Revenue and EBITDA multiples to the Company’s LTM results. The results of the analysis were as follows:

•	EV/Revenue multiples had a median of 0.7x, a mean of 0.7x and a range of 0.5x to 1.0x.

•	EV/EBITDA multiples had a median of 7.8x, a mean of 7.1x and a range of 4.8x to 8.7x.

Given the methodology discussed above, the average of enterprise value for the Company was $2.6 million. Adding the implied value of the Company’s investment property, cash and non-operating assets to the enterprise value indicated by the comparable public company methodology, less long term debt obligations, other non-operating liabilities, and preferred stock, results in a common equity value of <$1.8> million. The resulting indicated value of per share common equity from the market multiple methodology was <$0.46> per share.

No company used in the above analyses as a comparison is identical to the Company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the trading values of the Company and the companies to which it is being compared.

•	Underlying Asset Analysis Methodology. The Underlying Asset Analysis is a technique whereby the value of a company is estimated by discretely valuing each of the company’s tangible and intangible assets. This approach is typically used in the valuation of holding companies and is often used in the valuation of operating companies where the value of the underlying assets is greater than the value of the business as reflected by the cash flows being generated. This is typically applicable in situations where an operating company is expected to generate negative cash flows into the foreseeable future.

For the purposes of this analysis, the Company’s management provided Donnelly Penman with estimated fair market values for each of the assets on the Company’s balance sheet. This analysis yielded an enterprise value for the Company of $4.4 million. Adding the value of the Company’s cash, investment property, and other non-operating assets, which were not included in the enterprise value, less long term debt obligations, other non-operating liabilities, and preferred stock, results in a common equity value of approximately $0.0 million. The resulting indicated value of per share common equity from the underlying asset analysis methodology was $0.00 per share.

•	Determination of Equity Value. As set forth above, Donnelly Penman calculated the enterprise value range of the Company based on the (i) discounted cash flow analysis, (ii) the comparable public company approach and (iii) the underlying asset analysis. To this figure, the value of the investment property, cash and other non-operating assets were added to calculate the total equity value range, inclusive of both preferred equity and common equity value. These valuation indications are summarized as follows:

Average Indication of Total Equity Value

Discounted Cash Flow Approach	$1.2 million
Comparable Transaction Approach	not applicable
Comparable Public Company Approach	$5.4 million
Underlying Asset Analysis Approach	$7.2 million

Based upon the aforementioned analyses, Donnelly Penman selected a range of the Company’s total equity value of $0.6 million to $7.8 million.

Donnelly Penman then made an adjustment to the selected total equity value range to determine the range of the Company’s common equity value. The adjustment, which totaled <$7.2 million>, represented the subtraction of the outstanding preferred stock at a price of $18.00 per share which assumed that the amendment to reduce the liquidation preference is approved by the shareholders (our board of directors subsequently determined not to submit this amendment to shareholders). The aforementioned analyses resulted in a range of common equity value (total equity value less the adjustments discussed above) for the Company of <$6.6 million> to $0.6 million or <$1.69> per share to $0.16 per share

•	Recent Trading Analysis. Donnelly Penman analyzed the quoted trades listed on the OTCBB for The Middleton Doll Company (OTCBB: DOLL) for varying historical periods. Donnelly Penman used the high of the closing common stock price quoted for a period of 30, 60 and 90 trading days and one calendar year. The closing price as of September 10, 2008 was $0.20. For the past 30 trading days, as of September 10, 2008, the highest closing price was $0.22 with a cumulative period volume of 25,060 shares. For the past 60 trading days, as of September 10, 2008, the highest closing price was $0.30 with a cumulative period volume of 35,900 shares. For the past 90 trading days, as of September 10, 2008, the highest closing price was $0.69 with a cumulative period volume of 748,330 shares. For the past calendar year, as of September 10, 2008, the highest closing price was $0.80 with a cumulative period volume of 1.6 million shares. It should be noted that volume may reflect “double counting” due to both the buy and sell side of a transaction being counted. In addition, the prices and volumes displayed are from the trading information provided by Capital IQ, a third party data provider, and may not reflect all transactions that occurred over the aforementioned time period.

Utilizing the calculations discussed above and an analysis of the average trading prices during the past 365 days, Donnelly Penman concluded that the relevant trading values for the Company range from $0.20 to $0.37 per share.

•	Going Private Analysis. Donnelly Penman examined the 1-day, 5-day and 30-day premiums paid in other going private transactions that were announced during the past 12 months. Donnelly Penman found that the median 1-day, 5-day, and 30-day premiums were 30.5%, 29.6%, and 30.5%, respectively. Applying the observed premiums to the Company’s unaffected stock price as of September 10, 2008, resulted in all cases in an indication of value of the Company’s common stock of approximately $0.26 per share.

Determination of Fairness

Donnelly Penman’s fairness opinion was directed to the Company’s board of directors and did not constitute a recommendation to the Company’s board of directors or the existing holders of common stock. Its fairness opinion is limited solely to the value of the common stock as of September 10, 2008, given the relevant market and Company specific information available at the present time, and the fairness of the Transaction from a financial point of view.

On the basis of, and subject to the foregoing, after determining the common equity value of the Company, and after consideration of multiples and premiums paid in comparable transactions, Donnelly Penman noted that the consideration of $0.50 in cash per share on a pre- split basis as provided for in the Transaction is above the range of indicated value that are the result of Donnelly Penman’s analysis. Accordingly, Donnelly Penman determined that the consideration to be received by the unaffiliated shareholders in connection with the going private transaction is fair to them from a financial point of view.

In arriving at its fairness opinion, Donnelly Penman reviewed key economic and market indicators, including, but not limited to, growth in the U.S. Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Donnelly Penman’s opinion is based on the business, economic, market and other conditions as they existed as of September 10, 2008, and on the financial projections of the Company provided to Donnelly Penman. In rendering its opinion, Donnelly Penman relied upon and assumed, without independent verification, that the financial and other information provided to Donnelly Penman by the management of the Company, including the financial projections, was accurate, complete and reasonably prepared and reflects the best currently available estimates of the financial results and condition of the Company; that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Donnelly Penman opinion; and that there were no facts or information regarding the Company that would cause the information supplied by Donnelly Penman to be incomplete or misleading in any material respect. Donnelly Penman did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company and does not assume responsibility for it. Donnelly Penman also assumed that the transaction will be consummated in all material respects as described in this proxy statement. Donnelly Penman did not make any independent appraisal of the specific properties or assets of the Company.

DONNELLY PENMAN WAS NOT ASKED TO OPINE AND DOES NOT EXPRESS ANY OPINION AS TO: (i) THE TAX OR LEGAL CONSEQUENCE OF THE TRANSACTION; (ii) THE REALIZABLE VALUE OF THE COMPANY’S COMMON STOCK OR THE PRICE AT WHICH THE COMPANY’S COMMON STOCK MAY TRADE; AND (iii) THE FAIRNESS OF ANY ASPECT OF THE TRANSACTION NOT EXPRESSLY ADDRESSED IN ITS FAIRNESS OPINION.

THE DONNELLY PENMAN OPINION DOES NOT ADDRESS THE COMPANY’S UNDERLYING BUSINESS DECISION TO EFFECT THE REVERSE STOCK SPLIT OR THE UNDERLYING BUSINESS DECISION OF THE BOARD OF DIRECTORS AND INDEPENDENT DIRECTORS TO ENDORSE THE TRANSACTION, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER THE SHAREHOLDER SHOULD VOTE FOR THE TRANSACTION.

The summary set forth above describes the material points of more detailed analyses performed by Donnelly Penman in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Donnelly Penman made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Donnelly Penman believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in Donnelly Penman’s fairness opinion. In its analyses, Donnelly Penman made numerous assumptions with respect to the Company, the Transaction, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of the Company are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Special Interests of Affiliated Persons in the Stock Split Transaction

In considering the recommendation of our board of directors with respect to the stock split transaction, our shareholders should be aware that our executive officer and directors have interests in the stock split transaction, which are in addition to, or may be different from, our shareholders generally. These interests may create potential conflicts of interest including, but not limited to, the significant increase in legal exposure for members of boards of directors of public reporting companies. While there are still significant controls, regulations and liabilities for directors and executives officers of unregistered companies, the legal exposure for the members of our board of directors and our executive officers will be reduced after the stock split transaction. Outstanding options will not be adjusted due to the stock split transaction.

Costs/Source of Funds And Expenses

Based on estimates of the record ownership of shares of our common stock, the number of shares outstanding and other information as of November 21, 2008, and assuming that approximately 102,558 shares are cashed out, we estimate that the total funds required to consummate the stock split transaction will be at least $226,282, of which approximately $51,279 will be used to pay the consideration to shareholders entitled to receive cash for their shares of our common stock and $175,003 will be used to pay the costs of the stock split transaction, as follows:

Financial advisory fees and expenses	$40,000
Legal and accounting fees and expenses	$90,000
Printing and mailing fees and expenses	$40,000
SEC filing fees	$3
Miscellaneous	$5,000
Total Expenses	$175,003

We intend to fund these costs using cash on hand generated from operations.

Appraisal and Dissenters’ Rights

If the stock split transaction is effected, our shareholders are not entitled to assert dissenter’s rights.

Plans or Proposals After the Stock Split Transaction

After completion of the stock split transaction, we will terminate the registration of our common stock and preferred stock under the Securities Exchange Act of 1934 and our common stock and preferred stock will no longer be listed or traded on the OTC Bulletin Board (or any other public market). Additionally, we may eliminate or reduce directors’ fees and substantially reduce or eliminate our directors and officers’ liability insurance coverage.

We expect that, following completion of the stock split transaction, our business operations will be conducted substantially as they are currently being conducted. We have no other current plans which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets. Nevertheless, we continue to face very difficult financial conditions, and the Company may in the near term determine that an extraordinary corporate transaction is advisable or in the best interests of the shareholders. We reserve the right to make any changes that we deem necessary or appropriate in light of financial conditions or in light of future developments. In addition, we may also consider material changes in our present dividend policy, indebtedness, capitalization and management.

We have no current plans that would require us to issue additional shares of stock, although we reserve the right to do so at anytime at such prices and on such terms as our board determines to be in the best interests of us and our shareholders.

Exchange of Certificates and Payment of Fractional Shares

Within approximately five business days after the effective date of the stock split transaction, our transfer agent, The Bank of New York, will send to each holder of an outstanding certificate previously representing shares of our common stock instructions for the surrender of those certificates to the transfer agent. The instructions will include a letter of transmittal that holders of certificates will need to complete and return to the transfer agent along with their certificates. When the transfer agent receives a certificate and a duly executed letter of transmittal, it will deliver cash for fractional shares to the person in whose name the certificate was issued within approximately five business days.

When we determine who owns our shares as of the effective date of the stock split transaction, we will only consider shares to be held by the person in whose name those shares are registered in our stock records, regardless of who may beneficially own those shares. No service charges, brokerage commissions or transfer taxes will be payable by any holder of any certificate which prior to the stock split transaction represented shares of our common stock.

Market for Common Stock and Dividend Policy

Market Information for Our common stock

Our common stock trades over-the-counter on the OTC Bulletin Board under the symbol “DOLL.” The following table sets forth the quarterly high and low sales prices for our common stock. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

	Sales Price
	High	Low

Fiscal Year December 31, 2006
First Quarter	$0.70	$0.53
Second Quarter	0.65	0.35
Third Quarter	0.50	0.28
Fourth Quarter	0.35	0.17

	Sales Price
	High	Low

Fiscal Year December 31, 2007
First Quarter	$0.35	$0.21
Second Quarter	0.49	0.26
Third Quarter	0.90	0.41
Fourth Quarter	0.74	0.45

	Sales Price
	High	Low

Fiscal Year December 31, 2008
First Quarter	$0.69	$0.29
Second Quarter	0.35	0.20
Third Quarter	0.32	0.18
Fourth Quarter (through Nov. 18, 2008)	0.30	0.11

Dividend Policy

While there are no covenants or other aspects of any finance agreements or bylaws that restrict the declaration or payment of cash dividends, we have not paid any dividends on our common stock in the past two years and do not expect to do so in the foreseeable future.

Vote Required to Approve Stock Split Transaction

Shareholder approval of the stock split transaction requires the affirmative vote of:

•	a majority of the shares represented in person or by proxy at the meeting of the common stock and preferred stock, voting together as a single voting group (a majority of the common stock and preferred stock voting together is 2,105,857 shares); and

•	a majority of the shares represented in person or by proxy at the meeting of the common stock, voting as a separate voting group (a majority of the common stock voting as a separate voting group is 1,917,962 shares).

Recommendation of Our Board Of Directors

Our board of directors has unanimously determined that the stock split transaction is substantively and procedurally fair to, and in the best interests of, us and our unaffiliated shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK SPLIT TRANSACTION.

Please note that voting “FOR” the proposal does not mean that the stock split transaction will be consummated. By voting “FOR” the proposal, you are giving our board of directors the discretion to reject (and not implement) the stock split transaction. If for any reason the stock split transaction is not approved, or, if approved, not implemented, the shares of our common stock will not be deregistered under the Securities Exchange Act of 1934 and will continue to be quoted by the OTCBB.

While one or more of the directors will be available at the meeting to answer shareholder questions, we do not intend to present additional information concerning the proposal at the meeting. Even if you decide to attend the meeting in person, which you are free to do, we urge you to sign and date the enclosed proxy and return it promptly to us in the enclosed envelope (which requires no additional postage if mailed in the United States). Mailing in your proxy to us will not affect your right to vote in person if you attend the meeting or to change your proxy any time before the meeting.

PROPOSAL NO. 2 — TO AMEND TERMS OF PREFERRED STOCK

Overview

At the special meeting, you will be asked to approve amendments to the terms of the preferred stock to:

•	eliminate, following payment of the dividend due and payable on October 1, 2008, the dividends on the preferred stock;

•	extend the mandatory redemption date of the preferred stock from July 1, 2008 to July 1, 2011; and

•	provide that in the event we sell assets of the Company prior to the redemption date, we may, at our election, partially or fully redeem the preferred stock, and that in the event we sell substantially all of the Company’s assets that we may redeem the preferred stock in full by paying the proceeds 78% to the preferred shareholders (up to $25 per share) and 22% to the common shareholders (the amount per share received by the preferred shareholders whether less than or equal to the $25 per share shall satisfy the Company’s redemption obligations in full).

The amendments are more fully set forth in the Articles of Amendment attached hereto as Annex C. If approved by shareholders, the amendment will become effective upon the filing of Articles of Amendment with the Wisconsin Department of Financial Institutions, which would occur as soon as practicable following the special meeting. We urge you to carefully review the Articles of Amendment attached hereto.

Action Plan and Alternatives Considered

Our consumer products business segment has incurred net losses and negative cash flows from operating activities over the past five years, and we have an accumulated deficit of $9.37 million at September 30, 2008. We anticipate generating losses for the remainder of 2008. Based on our financial performance and our financial condition, the audit report in our annual report contains an explanatory paragraph for going concern uncertainty, pursuant to which our auditors have expressed substantial doubt as to our ability to continue as a going concern.

In light of our poor financial and stock performance over the last few years, management has at various times considered the following options, among others:

•	Selling one or more of our subsidiaries;

•	Seeking protection under the bankruptcy laws;

•	Merging with a competitor; and

•	Raising a substantial equity investment in the Company.

Management considered selling the Company through a merger or sale of substantially all of our assets. We contacted several potential candidates in this regard, but found no viable interest. Our current capital structure makes it unlikely that we can attract a merger partner on favorable terms.

We rejected the bankruptcy option at this time because we believe that a voluntary bankruptcy filing would likely not maximize a recovery for holders of the capital stock. Management believes that the most likely liquidation scenario would be a court-administered forced sale of assets. Under this scenario, we believe it is extremely unlikely that sufficient value would be realized to satisfy the creditors and the holders of the preferred stock. Accordingly, the common stock holders would probably receive no value for their shares in a bankruptcy scenario.

We have also discussed with various parties the possibility of making an equity investment in the Company. None have expressed any willingness to invest given our current capital structure, our poor financial performance and market conditions.

Based on the foregoing, we believe it is important to take steps now to further reduce our expenses to enable us to continue our operations as we pursue various alternative to make the Company profitable. To that end, we have proposed taking the Company private (see “PROPOSAL NO. 1 — TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT”), and we are proposing amending the terms of the preferred stock to reduce the financial implications to us of the preferred stock.

Reasons to Approve the Amendments to the Preferred Stock

The purpose of the amendments to the terms of the preferred stock is to reduce the financial implications to us of the preferred stock. Our board of directors believes that reducing the financial implications of the preferred stock may have the following effects:

•	reduce our expenses and allow us to continue to actively pursue various alternatives to address our financial obligations, including a financing transaction, a disposition of assets or a business combination, alternatives likely more favorable to our shareholders than seeking protection under the bankruptcy laws;

•	allow us more time to focus on improving our performance and becoming profitable, particularly in connection with the going private proposal; and

•	our common stock may be more attractive to investors.

For the reasons set forth above, our board of directors strongly believes that approval of the amendments to the terms of the preferred stock is in our best interests and the best interests of our unaffiliated shareholders and recommends that shareholders vote for the approval of the amendments.

Appraisal and Dissenters’ Rights

Under Wisconsin law, shareholders are not entitled to dissenter’s rights with respect to the proposed amendments to the terms of the preferred stock.

Background

We issued 690,000 shares of preferred stock in a public offering dated October 13, 1993, at $25 per share less an underwriting discount of $1.0625 per share and other issuance costs amounting to $295,221. The preferred stock was redeemable, in whole or in part at our option, on any dividend payment date during the period from July 1, 2006, to June 30, 2008, at $25 per share plus accrued and unpaid dividends. Any shares of preferred stock not redeemed prior to July 1, 2008, were subject to mandatory redemption on that date by us at a price of $25 plus accrued dividends. Dividends on the preferred stock were paid quarterly at an annual rate of 5.37% for the dividend period commencing July 1, 2003, and ending June 30, 2008.

In August, 2007, we commenced a tender offer to redeem up to 300,000 shares of the preferred stock at a price of $14.00 per share. Shareholders tendered 38,827 shares of preferred stock which we redeemed in September 2007. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended September 30, 2007.

In November, 2006, we commenced a tender offer to redeem up to 246,154 shares of preferred stock (with a right to redeem up to an additional 13,483 shares) at a price of $16.25 per share. Shareholders tendered 348,538 shares of preferred stock and we redeemed 259,574 shares of preferred stock at $16.25 per share in December 2006. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended December 31, 2006.

As noted above, we were required to redeem $9.39 million of the preferred stock, in lump sum, by July 1, 2008, to the extent we had legally available funds for the redemption and it was otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, we may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) we would not be able to pay our debts as they become due in the usual course of business; or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of shareholders (if any) whose preferential rights are superior to those of the holders of the preferred stock.

We did not have legally available funds to redeem the preferred stock on July 1, 2008. We anticipate that we will have sufficient funds to continue to pay the dividends due on the preferred stock on July 1 and October 1, 2008. Since we did not redeem the preferred stock on July 1, 2008, we are now obligated to redeem the preferred stock as soon as we have legally available funds for the redemption. Dividends continue to accrue and be payable following the failure to redeem at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the board of directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid.

Terms of Series A Preferred Stock

The following description summarizes material terms and provisions of the preferred stock that are currently in effect, and the change that will be effected by the amendments. For the complete terms of the preferred stock, please refer to the Articles of Incorporation which the Company has filed with the SEC.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of preferred stock are entitled to receive out of the assets of the Company or the proceeds thereof available for distribution to shareholders, before any distribution is made on the common stock, $25 per share (the “Liquidation Preference”) in money or money’s worth plus accrued but unpaid dividends. If upon any voluntary or involuntary liquidation dissolution or winding up of the Company, the amounts payable with respect to the shares of preferred stock are not paid in full, the holders of such shares share ratably in any distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred stock are not entitled to any further participation in any distribution of assets by the Company.

A consolidation or merger of the Company with or into any other corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Company is not a Liquidation Event.

Dividends

Dividends on the preferred stock are paid quarterly at an annual rate of 5.37%

If the amendments to the terms of the preferred stock are approved, then dividends will cease to accrue and be payable following payment of the dividend due and payable on October 1, 2008.

Redemption

The preferred stock was redeemable, in whole or in part at our option, on any dividend payment date during the period from July 1, 2006, to June 30, 2008, at $25 per share plus accrued and unpaid dividends. Any shares of preferred stock not redeemed prior to July 1, 2008, were subject to mandatory redemption on that date by us at a price of $25 plus accrued dividends.

If the amendments to the terms of the preferred stock are approved, then the mandatory redemption date will be extended to July 1, 2011. Also, in the event we sell assets of the Company prior to the July 1, 2011, but not substantially all of the assets, we may, in whole or in part at our option, on any date during the period from July 1, 2008, to June 30, 2011, redeem the preferred stock. In the sole discretion of our board of directors, any proceeds from a sale may be paid 78% to the holders of preferred stock and 22% to the holders of common stock. In the event we sell substantially all of the assets of the Company prior to July 1, 2011, in its sole discretion, our board of directors may pay the proceeds from such sale 78% to the holders of preferred stock and 22% to the holders of common stock, and any amount received by the preferred shareholders pursuant to the payment of such proceeds shall be deemed to effect the redemption of the preferred stock in full (in no event shall the preferred shareholders receive more than $25 per share).

While we will not be obligated to use the proceeds from the sale of assets to redeem preferred shares, it is our current intent to use any such proceeds to redeem preferred shares, to the fullest extent possible.

Voting Rights

Generally.  Except as specified below, the holders of preferred stock and the holders of common stock have equal voting rights of one vote per share and vote together as a single class on all matters presented to shareholders. In the election of directors, however, the holders of preferred stock have the right to elect two directors. The remaining directors are elected by the holders of the common stock and the preferred stock voting together as a single class.

Holders of preferred stock have the right to vote as a separate class in such instances as prescribed by Wisconsin law, including in connection with certain mergers and share exchanges, and with respect to certain amendments of the Company’s Articles of Incorporation, including amendments which effect a change, in a manner prejudicial to the holders of outstanding shares of preferred stock, in the designation, rights, preferences or limitations of all or a part of the shares of preferred stock.

The general voting rights of the preferred stock will remain the same if the amendments to the terms of the preferred stock are approved.

Right to Elect Majority of Board.  During any period (the “Voting Period”) in which the Company has not paid dividends then due and payable on shares of preferred stock in an amount equal to at least two full years’ dividends, the number of directors constituting the board of directors of the Company will automatically be increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of preferred stock, would constitute a majority of the board of directors as so increased by such smallest number; and the holders of shares of preferred stock), voting as a single class, would be entitled to elect such additional directors. When all dividends in arrears on the preferred stock have been paid or provided for, the terms of office of the additional directors elected by the holders of the preferred stock terminate.

The right to elect a majority of the board of directors will be eliminated if the amendments to the terms of the preferred stock are approved because the amendments will eliminate the dividend payments, provided, however, that the preferred shareholders shall have the right to elect a majority of the board of directors if the preferred stock is not redeemed by July 1, 2011.

Vote Required to Approve Amendments to Preferred Stock

Shareholder approval of the amendments to the preferred stock requires the affirmative vote of (assuming a quorum is present):

•	a majority of the votes cast by the preferred shareholders and common shareholders represented in person or by proxy at the meeting, voting together as a single voting group; and

•	a majority of the votes cast by the preferred shareholders represented in person or by proxy at the meeting, voting as a separate voting group.

Recommendation of our Board of Directors

Our board of directors has unanimously determined that the amendments to the terms of the preferred stock are in the best interests of us and our unaffiliated shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENTS TO THE TERMS OF THE PREFERRED STOCK CONTAINED IN THE ARTICLES OF INCORPORATION.

PROPOSAL NO. 3 — TO ADJOURN SPECIAL MEETING

We may ask our shareholders to vote on a proposal to grant discretionary authority to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to approve any of the proposals described above. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to approve the above proposals. The approval of a majority of the votes cast is required to approve the adjournment of the special meeting for the purpose of soliciting additional proxies. If our shareholders approve this proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our shareholders who have previously voted against any of the above proposals.

The affirmative vote of the holders of a majority of the total number of votes cast at the special meeting on this proposal is required to approve the adjournment of the special meeting. With respect to this proposal, there will be no broker non-votes and abstentions will have no effect on the outcome of the proposal. Unless marked to the contrary, proxies received will be voted “FOR” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

FEDERAL INCOME TAX CONSEQUENCES

Overview

Summarized below are material federal income tax consequences to us and to our shareholders resulting from the stock split transaction and amendments to the terms of the preferred stock, if either or both is consummated. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, more commonly referred to as the Code, the Treasury Regulations, issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, other applicable statutes, Treasury Regulations and proposed Treasury Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the stock split transaction or the amendments to the terms of the preferred stock.

This summary does not address all aspects of the possible federal income tax consequences of the stock split transaction or the amendments to the terms of the preferred stock and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our shareholders in light of their individual investment circumstances nor to our shareholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers), or who hold, have held, or will hold our common or preferred stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not address any consequences of the stock split transaction or the amendments to the terms of the preferred stock under any state, local or foreign tax laws.

We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to our shareholders as a result of the stock split transaction or the amendments to the terms of the preferred stock. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed stock split transaction and amendments to the terms of the preferred stock, including the application and effect of state, local and foreign income and other tax laws.

This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, applicable to your specific circumstances. We believe that the stock split transaction will be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us or to our shareholders who do not receive cash in the reverse stock split. However, if you are receiving cash in the stock split transaction, you may not qualify for tax-free “recapitalization” treatment for federal income tax purposes. We also believe that the amendments to the terms of the preferred stock will be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us or to our shareholders who own and will continue to own shares of preferred stock.

Shareholders Who Do Not Receive Cash in Connection with the Stock Split Transaction

If you (1) continue to hold common stock directly immediately after the stock split transaction, and (2) you receive no cash as a result of the stock split transaction, you should not recognize any gain or loss in the stock split transaction for federal income tax purposes. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the stock split transaction will be equal to your aggregate adjusted tax basis in such shares held immediately prior to the stock split transaction and you will have the same holding period or periods in your common stock as you had in such common stock immediately prior to the stock split transaction.

Shareholders Who Receive Cash in Connection with the Stock Split Transaction

If you (1) receive cash in exchange for fractional shares as a result of the stock split transaction, (2) you do not continue to hold any common stock directly immediately after the stock split transaction, and (3) you are not related to any person or entity that holds common stock immediately after the stock split transaction, you will recognize capital gain or loss on the stock split transaction for federal income tax purposes, with such gain measured by the difference between the cash you received for your cashed-out shares and your aggregate adjusted tax basis in such common stock.

If you receive cash in exchange for fractional shares of our common stock as a result of the stock split transaction, but either continue to directly own stock immediately after the stock split transaction, or are related to a person or entity who continues to hold stock immediately after the stock split transaction, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either is “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below.

•	“Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in us resulting from the stock split transaction (taking into account for this purpose the common stock owned by persons related to you) is considered a “meaningful reduction” given your particular facts and circumstances. In other cases, the Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation will satisfy this test.

•	“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the stock split transaction will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of our common stock owned by you (and by persons related to you) immediately after the stock split transaction is (a) less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of our common stock owned by you immediately before the stock split transaction.

In applying these tests, you will be treated as owning shares of our common stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for common stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. See “Capital Gain and Loss” and “Special Rate for Certain Dividends,” below.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the stock split transaction that is treated as a dividend as described above, if (i) you are an individual or other non-corporate shareholder, (ii) you have held the shares of our common stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code, and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

Backup Withholding

Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to our transfer agent in connection with the stock split transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the common stock certificates are surrendered following the effective date of the stock split transaction. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of the stock split transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the stock split transaction, in light of your specific circumstances.

Amendments to the Terms of the Preferred Stock

If you continue to hold preferred stock immediately after the amendments to the terms of the preferred stock take effect, you should not recognize any gain or loss as a result of the amendments to the terms of the preferred stock for federal income tax purposes. Your aggregate adjusted tax basis in your shares of our preferred stock held immediately after the amendments to the terms of the preferred stock take affect will be equal to your aggregate adjusted tax basis in such shares held immediately prior to the time the amendments to the terms of the preferred stock take effect and you will have the same holding period or periods in your preferred stock as you had in such preferred stock immediately prior to the time the amendments to the preferred stock take effect.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK SPLIT TRANSACTION AND THE AMENDMENTS TO THE PREFERRED STOCK IS GENERAL AND DOES NOT INCLUDE ALL CONSEQUENCES TO EVERY SHAREHOLDER UNDER FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE STOCK SPLIT TRANSACTION AND THE AMENDMENTS TO THE PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

THE COMPANY

General Information

The Middleton Doll Company was incorporated in 1980 and presently consists of two business segments, the consumer products business segment and the financial services business segment. The consumer products business segment is a component of Lee Middleton Original Dolls, Inc., which was incorporated in 1993, and its wholly-owned subsidiary License Products, Inc., which was incorporated in 1990. Lee Middleton Original Dolls is a designer and distributor of lifelike collectible and play dolls. License Products is a designer and distributor of clocks and home décor products.

Our Directors and Executive Officers

The table below sets forth certain information about our directors. Except as otherwise noted, each of our directors has engaged in the principal occupation or employment and held the offices shown for more than the past five years. The table provides information as of August 31, 2008, as to the age, principal occupation, business experience for at least the last five years and period of service as a director for each person.

Mr. Bando is our President and Chief Executive Officer, and Mr. Werner is the President of our subsidiaries, Lee Middleton Original Dolls, Inc. and License Products, Inc. The other executive officer of the company is Mr. Bald, age 34, who has been our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer since 2006; Chief Financial Officer of our consumer products segment since 2004; and Controller of License Products, Inc. since 1999.

Name	Length of Service	Age	Principal Occupation; Office; Other Directorships

Salvatore L. Bando	Director: Since 1999 Officer: Since 2006	64	President and Chief Executive Officer since January, 2006, and previously a director from 1980 until 1997 and an officer from 1980 until 1991. Financial Professional of AXA Advisors, LLC since December, 2004; formerly Special Assistant to the President of the Milwaukee Brewers from September, 1999 to November, 2001. Senior Vice President of Baseball Operations for the Milwaukee Brewers from 1991 to 1999. Director of InvestorsBancorp, a bank holding company, from 1997 to 1999.
Peter A. Fischer	Since 1983	65	Associate Pastor of Portview Christian Center, Port Washington, Wisconsin since 1992; a former Director, and from 1981 to 1989, the President and Chief Executive Officer of Medalist Industries, Inc. (a manufacturer of industrial and consumer products).
David A. Geraldson	Since 1983	77	President since 1993 and prior thereto Secretary and Treasurer of Precision Gears, Inc. (a manufacturer of gears, splined shafts, speed reducers and worm gear winches).
Kenneth A. Werner, Jr.	Director: Since 2006 Officer: Since 2005	61	President of the consumer products segment since June, 2005; President of License Products, Inc. since 1998.
Jeffrey B. Rusinow	Since 2007	53	Chairman of startup venture Neurognostics since 2003; founded venture capital company Silicon Pastures in 2000; former Chairman of Buyseasons, Inc.; former Executive Vice President with Kohls Department Stores.
Douglas M. Schosser	Since 2007	37	Executive Vice President and Chief Financial Officer of Associated Banc-Corp’s Line of Business Group in 2008; former Chief Financial Officer of Keybank’s Northeast Region from 2006 to 2008, former Chief Financial Officer of McDonald Financial Group from 2003 to 2006, former Chief Financial Officer of Victory Capital Management and Key PrivateBank from 2001 to 2003.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information regarding the beneficial ownership of the common stock and preferred stock as of October 31, 2008 and as of a hypothetical date immediately following the completion of the stock split transaction by: (a) each director; (b) each of the Company’s named executive officers; and (c) by all of the directors and executive officers (including the named executive officers) as a group. Except as otherwise indicated, the named individuals have sole power to vote and dispose of such shares. Except as otherwise indicated, the named individuals have not pledged any of their shares as security.

			Percentage
		Percentage of	of Aggregate
	Amount	Outstanding	Voting Power of
	Beneficially	Stock of	Common Stock
Directors, Nominees and Executive Officers	Owned	Respective Class	and Preferred Stock

Salvatore L. Bando
Common Stock(1)	147,529	3.9%	3.5%
Preferred Stock	0	0
Peter A. Fisher
Common Stock(2)	33,033	0.9%	0.8%
Preferred Stock	0	0
David A. Geraldson(3)
Common Stock	51,657	1.4%	1.2%
Preferred Stock	0	0
Jeffrey B. Rusinow
Common Stock	75,433	2.0%	1.8%
Preferred Stock	0	0
Douglas M. Schosser
Common Stock	0	0	0.0%
Preferred Stock	0	0
Kenneth A. Werner, Jr.(4)
Common Stock	115,900	3.0%	2.7%
Preferred Stock	0	0
Craig R. Bald(5)
Common Stock	37,500	1.0%	0.9%
Preferred Stock	0	0
All Directors, Nominees and Executive Officers as a Group (7 Persons)
Common Stock	461,052	12.0%	10.9%
Preferred Stock	0	0

(1)	Includes (a) 56,546 shares held jointly with or by spouse (shared voting and dispositive power) and (b) 11,030 shares held by InvestorsBank’s 401(k) profit sharing plan on behalf of this individual.

(2)	Includes (a) 11,324 shares held jointly with or by spouse (shared voting and dispositive power) and (b) 12,257 shares held by a Keogh plan on behalf of this individual.

(3)	Includes 10,747 shares held jointly with or by spouse (shared voting and dispositive power).

(4)	Includes 65,900 shares subject to stock options which were exercisable as of or within sixty (60) days of October 31, 2008.

(5)	Includes 12,500 shares subject to stock options which were exercisable as of or within sixty (60) days of October 31, 2008.

			Pro Forma
		Pro Forma	Percentage of
	Pro Forma	Percentage of	Aggregate
	Amount	Outstanding	Voting Power of
	Beneficially	Stock of	Common Stock
Directors, Nominees and Executive Officers	Owned	Respective Class	and Preferred Stock

Salvatore L. Bando
Common Stock(1)	147,529	4.0%	3.6%
Preferred Stock	0	0
Peter A. Fisher
Common Stock(2)	33,033	0.9%	0.8%
Preferred Stock	0	0
David A. Geraldson(3)
Common Stock	51,657	1.4%	1.3%
Preferred Stock	0	0
Jeffrey B. Rusinow
Common Stock	75,433	2.0%	1.8%
Preferred Stock	0	0
Douglas M. Schosser
Common Stock	0	0	0.0%
Preferred Stock	0	0
Kenneth A. Werner, Jr.(4)
Common Stock	115,900	3.1%	2.8%
Preferred Stock	0	0
Craig R. Bald(5)
Common Stock	37,500	1.0%	0.9%
Preferred Stock	0	0
All Directors, Nominees and Executive Officers as a Group (7 Persons)
Common Stock	461,052	12.3%	11.2%
Preferred Stock	0	0

(1)	Includes (a) 56,546 shares held jointly with or by spouse (shared voting and dispositive power) and (b) 11,030 shares held by InvestorsBank’s 401(k) profit sharing plan on behalf of this individual.

(2)	Includes (a) 11,324 shares held jointly with or by spouse (shared voting and dispositive power) and (b) 12,257 shares held by a Keogh plan on behalf of this individual.

(3)	Includes 10,747 shares held jointly with or by spouse (shared voting and dispositive power).

(4)	Includes 65,900 shares subject to stock options which were exercisable as of or within sixty (60) days of October 31, 2008.

(5)	Includes 12,500 shares subject to stock options which were exercisable as of or within sixty (60) days of October 31, 2008.

Shareholders Owning More Than Five Percent

The following table provides information concerning persons known by us to beneficially own more than five percent of any class of our voting securities as of October 31, 2008.

			Percentage
		Percentage of	of Aggregate
	Amount	Outstanding	Voting Power of
	Beneficially	Stock of	Common Stock
Name and Address	Owned	Respective Class	and Preferred Stock

Thomas G. Berlin(1) Berlin Financial, Ltd. 1325 Carnegie Avenue Cleveland, OH 44115
Common Stock	569,900	14.9%
			14.1%
Preferred Stock	21,397	5.7%
Paul C. Drueke(2) NorDruk Investment Company Limited Partnership 8851 River Ridge Middleville, MI 49333
Common Stock	426,065	11.1%
			10.6%
Preferred Stock	18,800	5.0%
Richard Margolin(3) 488 Berkeley Avenue South Orange, NJ 07079
Common Stock	256,323	6.7%
			6.9%
Preferred Stock	31,748	8.4%

(1)	Information shown is based on a Schedule 13G and a Schedule 13D, as amended, filed with the Securities and Exchange Commission. The Schedule 13G indicates that Berlin Financial, Ltd. has shared voting power and investment power over 466,900 shares of Common Stock, and sole voting power and investment power over 103,000 shares of Common Stock. The Schedule 13D indicates that Mr. Berlin has shared voting power and investment power over all of the shares of Preferred Stock identified above.

(2)	Information shown is based on Schedules 13D, as amended, filed with the Securities and Exchange Commission. The Schedules 13D indicate that Mr. Drueke has shared voting power and investment power over 337,965 shares of Common Stock and 11,800 shares of Preferred Stock, and sole voting power and investment power over 88,100 shares of Common Stock and 7,000 shares of Preferred Stock. The Schedules 13D indicate that NorDruk Investment Company Limited Partnership has sole voting power and investment power over 286,000 shares of the shares of Common Stock referenced above and 11,000 of the shares of Preferred Stock referenced above.

(3)	Information shown is based on Schedules 13D, as amended, filed with the Securities and Exchange Commission. The Schedules 13D indicate that such party has sole voting power and investment power over all of the shares identified above.

Certain Relationships and Related Transactions with Affiliates

There were no transactions during 2007, and none are currently proposed, in which we are a participant and in which any related person had a direct or indirect material interest.

OTHER MATTERS

Available Information

Because the stock split transaction will constitute a “going private” transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the stock split transaction. The Schedule 13E-3 contains additional information about us and the stock split transaction. Copies of the Schedule 13E-3 are available for inspection and copying at our executive offices during regular business hours by any of our shareholders, or representative of a shareholder who has been so designated in writing, or by request directed to Craig R. Bald, Secretary, at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, telephone number (262) 347-2904. The Schedule 13E-3 is also available on the SEC’s website at http://www.sec.gov.

Independent Auditors

Our consolidated financial statements as of December 31, 2007 and 2006 and for the two years ended December 31, 2007 included in this proxy statement, have been audited by Virchow Krause, LLP, independent registered public accounting firm, as stated in their report included herein.

A representative of Virchow Krause is expected to be present at our special meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to any appropriate questions.

Where You Can Find More Information

As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any document are not necessarily complete and each of these statements is qualified in its entirety by reference to that document filed as an exhibit with the SEC.

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, therefore, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document filed by us with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We have incorporated herein by reference the following documents, which have been filed by us with the SEC under the Securities Exchange Act of 1934, as amended. These documents contain important information about us and our financial position.

The Middleton Doll Company (File No. 033-51406)	Filing Date

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007	April 1, 2008
Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008	May 15, 2008
Quarterly Report on Form 10-Q for the quarter ended June 30, 2008	August 14, 2008
Quarterly Report on Form 10-Q for the quarter ended September 30, 2008	November 14, 2008
Current Report on Form 8-K dated September 1, 2008	September 5, 2008
Definitive Proxy Statement for 2008 Annual Meeting of Shareholders	April 29, 2008
Description of Common Stock contained in Registration Statement on Form 8-B	June 6, 1997
Description of Preferred Stock contained in Registration Statement on Form 8-B	June 6, 1997

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain copies of documents incorporated by reference by requesting them in writing or by telephone from Craig R. Bald, Secretary, at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin 53188, (262) 347-2904. We will deliver such requested documents to you by first class mail or equally prompt means within one business day of receipt of such request.

Other Matters at the Meeting

The board of directors knows of no other matter to be brought before the special meeting. If other matters properly come before the meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment the Proxies solicited and received by the Company.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of the Company since the date of this proxy statement or that the information herein is correct as of any later date.

Donnelly Penman & Partners has supplied, and we have not independently verified, the information in this proxy statement related to Donnelly Penman & Partners.

Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated November 26, 2008. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will, where relevant and if required by applicable law, (1) update such information through a supplement to this proxy statement and (2) amend the Transaction Statement on Schedule 13E-3 filed in connection with the proposed stock split transaction, in each case, to the extent necessary.

FINANCIAL INFORMATION

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(Unaudited)

ASSETS
CONSUMER PRODUCTS
Current Assets:
Cash and cash equivalents	$249,662	$2,170,068
Accounts receivable, net	1,730,880	2,200,589
Inventory, net	5,511,228	4,836,252
Prepaid inventory	666,451	742,441
Other prepaid expenses	101,397	114,630

Total current assets	8,259,618	10,063,980
Property and equipment, net	1,803,059	1,855,989

Total Consumer Products Assets	10,062,677	11,919,969

FINANCIAL SERVICES
Cash and cash equivalents	53,363	126,178
Non-performing loans, net of loan loss reserve	145,750	145,750
Leased property, net, listed for sale	1,392,512	1,392,512
Other assets	14,635	27,062

Total Financial Services Assets	1,606,260	1,691,502

TOTAL ASSETS	$11,668,937	$13,611,471

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
CONSUMER PRODUCTS
Line of credit	$400,000	$—
Accounts payable	636,672	725,281
Accrued royalties	—	5,777
Accrued real estate and personal property taxes	54,147	53,000
Accrued salaries	42,227	69,644
Accrued vendor rebates	7,191	70,392
Accrued liabilities	94,326	85,993

Total Current Liabilities	1,234,563	1,010,087

FINANCIAL SERVICES
Accrued liabilities	193,023	167,740

PREFERRED SHARES WHICH WERE SUBJECT TO MANDATORY REDEMPTION ON JULY 1, 2008	9,394,750	9,394,750

Total Company Liabilities	10,822,336	10,572,577

SHAREHOLDERS’ EQUITY
Common stock, $0.0667 cents par value, 15,000,000 shares authorized, 4,476,599 shares issued, 3,835,922 shares outstanding at September 30, 2008 and 3,802,589 shares outstanding at December 31, 2007	295,663	293,441
Additional paid-in capital	16,646,536	16,622,671
Accumulated deficit	(9,369,676)	(7,151,296)
Treasury stock, 674,010 shares, at September 30, 2008 and December 31, 2007, at cost	(6,725,922)	(6,725,922)

	846,601	3,038,894

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,668,937	$13,611,471

See Notes to Condensed Consolidated Financial Statements

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(Unaudited)

CONSUMER PRODUCTS
NET SALES	$3,097,368	$3,347,173	$8,159,084	$7,772,876
COST OF GOODS SOLD	2,449,004	2,475,574	6,169,805	5,694,404

Gross Profit	648,364	871,599	1,989,279	2,078,472

OPERATING EXPENSES
Sales and marketing	318,156	371,183	965,988	1,059,287
New product development	135,994	179,777	471,686	572,096
General and administrative	682,708	830,790	2,335,061	2,458,116

Total Operating Expenses	1,136,858	1,381,750	3,772,735	4,089,499

Gain on sale of property	—	(599,165)	(3,000)	(611,140)

Net operating income (loss)	(488,494)	89,014	(1,780,456)	(1,399,887)

OTHER INCOME (EXPENSE)
Interest expense	—	(5,876)	—	(5,876)
Other income, net	2,217	39,418	28,087	136,710

	2,217	33,542	28,087	130,834
CONSUMER PRODUCTS INCOME (LOSS) BEFORE INCOME TAXES	$(486,277)	$122,556	$(1,752,369)	$(1,269,053)

FINANCIAL SERVICES
REVENUES
Interest on loans	$—	$—	$—	$1,297
Rental income	—	9,995	2,200	103,720
Other income	1,552	2,649	26,872	14,229

Total Revenues	1,552	12,644	29,072	119,246

EXPENSES
Depreciation expense	—	1,636	—	21,276
Other operating expenses	11,242	9,082	42,012	16,878

Total Expenses	11,242	10,718	42,012	38,154

FINANCIAL SERVICES INCOME (LOSS) BEFORE INCOME TAXES	$(9,690)	$1,926	$(12,940)	$81,092

TOTAL COMPANY
INCOME (LOSS)BEFORE TOTAL COMPANY OTHER EXPENSE AND INCOME TAX EXPENSE
Consumer products	$(486,277)	$122,556	$(1,752,369)	$(1,269,053)
Financial services	(9,690)	1,926	(12,940)	81,092

Total Company	(495,967)	124,482	(1,765,309)	(1,187,961)
OTHER INCOME (EXPENSE)
Interest expense related to preferred stock	(126,128)	(126,125)	(378,377)	(404,436)
Gain on redemption of preferred stock, net of accrued interest and expenses		361,826		356,975
Other expense	(74,694)	—	(74,694)	—
INCOME TAX EXPENSE	—	—	—	—

NET INCOME (LOSS)	$(696,789)	$360,183	$(2,218,380)	$(1,235,422)

Income (loss) per common share — (basic and diluted)	$(0.18)	$0.09	$(0.58)	$(0.33)

Weighted average shares outstanding — (basic and diluted)	3,835,922	3,802,589	3,828,461	3,776,765

Dividend paid per preferred stock share	$0.335625	$0.335625	$1.006875	$1.006875

See Notes to Condensed Consolidated Financial Statements

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

		Additional
	Common	Paid-In	Accumulated	Treasury
	Stock	Capital	Deficit	Stock	Total
	(Unaudited)

BALANCES — December 31, 2006	$293,441	$16,607,688	$(5,655,537)	$(6,725,922)	$4,519,670
Net loss nine months ended September 30, 2007	—	—	(1,235,422)	—	(1,235,422)
Stock-based compensation	—	21,708	—	—	21,708

BALANCES — September 30, 2007	$293,441	$16,629,396	$(6,890,959)	$(6,725,922)	$3,305,956

BALANCES — December 31, 2007	$293,441	$16,622,671	$(7,151,296)	$(6,725,922)	$3,038,894
Net loss nine months ended September 30, 2008	—	—	(2,218,380)	—	(2,218,380)
Stock-based compensation	2,222	23,865	—	—	26,087

BALANCES — September 30, 2008	$295,663	$16,646,536	$(9,369,676)	$(6,725,922)	$846,601

See Notes to Condensed Consolidated Financial Statements

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months
	Ended September 30,
	2008	2007
	(Unaudited)

CONSUMER PRODUCTS
CASH FLOWS FROM OPERATING ACTIVITIES
Segment net loss	$(1,752,369)	$(1,269,053)
Adjustments to reconcile segment net loss to net cash flows from operating activities
Depreciation	273,853	355,598
Gain on sale of property and equipment	(3,000)	(611,140)
Stock based compensation expense	26,087	21,708
Provision for losses on accounts receivable	13,725	13,725
Net change in:
Accounts receivable	455,984	370,992
Inventory, including prepaid inventory	(598,986)	(2,624,770)
Other assets	13,233	(21,891)
Accounts payable	(88,609)	(18,606)
Other liabilities	(86,915)	(143,487)

Net Cash Flows used in Operating Activities	(1,746,997)	(3,926,924)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment expenditures	(220,923)	(237,484)
Proceeds from sale of property and equipment	3,000	4,031,717

Net Cash Flows (used in) from Investing Activities	(217,923)	3,794,233

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	400,000	—
Net intersegment transactions	(355,486)	915,641

Net Cash Flows from Financing Activities	44,514	915,641

Net Change in Cash and Cash Equivalents	(1,920,406)	782,950
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	2,170,068	961,527

CASH AND CASH EQUIVALENTS — END OF PERIOD	$249,662	$1,744,477

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$—	$5,876

FINANCIAL SERVICES
CASH FLOWS FROM OPERATING ACTIVITIES
Segment net income (loss)	$(12,940)	$81,092
Adjustments to reconcile segment net income (loss) to net cash flows from operating activities
Depreciation	—	21,276
Gain on sale of property and equipment	(22,000)	—
Net change in:
Interest receivable	—	423
Tenant advance and other assets	12,427	139,207
Accrued liabilities	25,283	174,335

Net Cash Flows from Operating Activities	2,770	416,333

CASH FLOWS FROM INVESTING ACTIVITIES
Net loan repayments received	—	67,825
Proceeds from sale of property and equipment	22,000	—

Net Cash Flows from Investing Activities	22,000	67,825

CASH FLOWS FROM FINANCING ACTIVITIES
Net intersegment transactions	355,486	(915,641)

Net Cash Flows from (used in) Financing Activities	355,486	(915,641)

Net Cash Flows from (used in) Financial Services	380,256	(431,483)
Preferred stock redemption expense	(74,694)	(613,700)
Interest paid related to preferred stock dividends	(378,377)	(404,436)

Net Cash Flows used in Preferred Stock payments	(453,071)	(1,018,136)

Net Change in Cash and Cash Equivalents	(72,815)	(1,449,619)
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	126,178	1,738,561

CASH AND CASH EQUIVALENTS — END OF PERIOD	$53,363	$288,942

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$378,377	$404,436

See Notes to Condensed Consolidated Financial Statements

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1.	NATURE OF BUSINESS

The Middleton Doll Company (the “Company”) consists of two business segments: the consumer products business segment and the financial services business segment. The Middleton Doll Company, when referred to singularly and not with its subsidiaries, is referred to herein as the “Parent”.

The consumer products business segment consists of a portion of Lee Middleton Original Dolls, Inc. (“LMOD”) and its wholly-owned subsidiary License Products, Inc. (“LPI”). LMOD is a designer and distributor of lifelike collectible and play dolls; while LPI is a designer and distributor of clocks and home décor products.

Prior to January 1, 2006, the financial services business segment consisted of the Parent and its wholly-owned subsidiary Bando McGlocklin Small Business Lending Corporation (“BMSBLC”). On January 1, 2006, BMSBLC was merged with and into LMOD with LMOD as the surviving corporation. During 2006, the Company sold substantially all of the assets of the financial services business segment and used the net proceeds to pay off indebtedness, fund working capital at the consumer products business segment, pay preferred stock dividends, and partially redeem shares of the Company’s outstanding preferred stock. The Company does not intend to continue in the financial services business segment after all of the segment’s assets are sold or otherwise liquidated.

For the year ended December 31, 2007, the Company (consisting of the Parent, LMOD and LPI) operated as a C Corporation under the Internal Revenue Code of 1986, as amended (the “Code”). The Company filed consolidated federal income tax returns for the years ended December 31, 2007 and 2006.

The consolidated financial statements of the Company include the accounts of the Parent, LMOD and LPI. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2.	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management of the Company, all adjustments necessary to present fairly the financial position as of September 30, 2008 and December 31, 2007, the results of operations, the statements of changes in shareholders’ equity and cash flows for the three months and nine months ended September 30, 2008 and 2007 have been made. Such adjustments consisted only of normal recurring items. Operating results for the three and nine month periods ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The accounting policies followed by the Company are set forth in Note 1 to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 (the “Annual Report”). For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report.

The condensed consolidated balance sheets for the consumer products business segment are classified due to its normal business cycle being less than twelve months. The financial services business segment’s condensed consolidated balance sheets are not classified as its normal business cycle is greater than twelve months.

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of allowances for loan losses, doubtful

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accounts, the valuation of inventories, the carrying value of certain property and equipment, and deferred income tax assets. See the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies”.

NOTE 3.	GOING CONCERN, LIQUIDITY AND CAPITAL RESOURCES

The consumer products business segment has incurred net losses and negative cash flows from operating activities over the past five years, and the Company has an accumulated deficit of $9.37 million at September 30, 2008. The Company anticipates generating losses for the next twelve months. The Company’s financial condition may make it more difficult for the Company to market its products to new and existing customers. Based on the Company’s financial performance and its current financial condition, the Company’s audit report for fiscal 2007 in the Annual Report contains an explanatory paragraph for going concern uncertainty, pursuant to which the Company’s auditors have expressed substantial doubt as to the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. Management anticipates, based on current projections and absent any adverse factors outside the control of the Company, that the cash that will be generated from additional asset sales and existing operations together with existing cash balances and other potential sources of financing, such as the loan agreements that the Company entered into during 2007 providing for $1.75 million of funding (See Note 9), should be sufficient to provide the necessary cash to meet present operating and working capital requirements. However, the Company did not have sufficient legally available funds to redeem its preferred stock on July 1, 2008, the redemption date.

On September 29, 2008, the Company filed a preliminary Schedule 13E-3 Transaction Statement and a preliminary proxy statement related to a proposed “going private” transaction. These documents are currently being reviewed by the staff of the Securities and Exchange Commission. These filings were done pursuant to actions by the Board of Directors. The Board of Directors approved, subject to shareholder approval, a stock split transaction to reduce the number of common shareholders below 300, which would allow the Company to deregister under the Securities Exchange Act of 1934. Upon deregistering under the Securities Exchange Act of 1934, the Company would no longer file periodic reports on Form 10-K and Form 10-Q or current reports on Form 8-K, or make other filings under the Securities Exchange Act of 1934. The preliminary proxy statement also seeks approval of amendments to the terms of the preferred stock to (1) eliminate the dividends on the preferred stock, (2) extend the mandatory redemption date from July 1, 2008 to July 1, 2011, and (3) to provide that in the event the Company would sell assets prior to the redemption date, the Company may, at the Company’s election, partially or fully redeem the preferred stock, and that in the event the Company would sell substantially all of its assets, the Company may, at the Company’s election, fully satisfy its redemption obligations for the preferred stock by paying proceeds 78% to holders of preferred stock (up to $25 per share) and 22% to holders of common stock. The date of the meeting of shareholders to consider the matter will be determined upon the conclusion of the review and subsequent amendments to the disclosures in the preliminary Schedule 13E-3 Transaction Statement and the preliminary proxy statement.

The Company was required to redeem $9.39 million of preferred stock in lump sum by July 1, 2008, to the extent the Company had legally available funds for the redemption and it was otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, the Company may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of shareholders (if any) whose preferential rights are superior to those of the holders of the preferred stock. The Company did not have sufficient legally available funds to redeem the $9.39 million of preferred stock on July 1, 2008, as the Company would not have been able to pay its debts as they became due in the usual course of business had it redeemed the preferred stock.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In the future, the Company will have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock only if the consumer products business segment can generate sufficient earnings (the consumer products business segment has realized losses from operations for the last five years) and/or is able to raise funds from other sources. Since the preferred stock was not redeemed on July 1, 2008, the Company is now obligated to redeem the preferred stock as soon as it has legally available funds for the redemption. Dividends continue to accrue and be payable, following the failure to redeem, at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the Board of Directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid. Management believes based on its review of the documents and discussions with lenders, that failure to redeem the preferred stock on July 1, 2008, was not an event of default under the loan agreements that the Company entered into during 2007. Nonetheless, as long as the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially adversely affected. The Company has paid the preferred stock dividends through October 1, 2008. However, based on projected cash flow assumptions, management does not believe that the Company will have the ability to continue to pay any preferred stock dividends in the future.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed, the Company has suffered recurring losses from operations and operating cash outflows that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.	INVENTORY

Inventories of LMOD and LPI are valued at the lower of cost or market using the first-in, first-out (FIFO) method to determine cost. The components of inventory are as follows:

	September 30, 2008	December 31, 2007

Raw materials	$111,686	$200,093
Finished goods	5,654,938	5,117,021

	5,766,624	5,317,114
Allowance for obsolete and excess inventory	(255,396)	(480,862)

	$5,511,228	$4,836,252

NOTE 5.	ALLOWANCES FOR DOUBTFUL ACCOUNTS AND LOANS

Accounts receivable are stated net of a $134,318 allowance for doubtful accounts as of September 30, 2008, and a $181,333 allowance as of December 31, 2007. Non-performing loans are stated net of a $63,813 loan loss reserve as of September 30, 2008 and December 31, 2007.

NOTE 6.	PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using straight-line methods for financial statement purposes and accelerated methods for income tax purposes. Depreciation expense for the consumer products business segment was $273,853 and $355,598 for the nine months ended September 30, 2008 and 2007, respectively. At September 30, 2008, the carrying cost of property and equipment at LPI was $72,247 and at LMOD was $1,730,812. The primary component of the property and equipment account at LMOD is a building and land located in Belpre, Ohio, with a carrying cost of $1,107,742 at September 30, 2008. An appraisal of this facility dated September 1, 2006, indicated that the fair market value was $1,625,000. While management continues to believe that the value of the Belpre, Ohio, facility exceeds its carrying cost, the uncertain economic conditions and the lack of liquidity in the real estate market have resulted in declining real estate values and make it more difficult to

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accurately assess the value of the real estate. The Company, as of September 30, 2008, did not obtain an updated appraisal and therefore the carrying cost of the land and building could be subject to downward adjustment.

NOTE 7.	NON-PERFORMING LOANS

At September 30, 2008 and December 31, 2007, LMOD’s gross loan portfolio consisted of three loans totaling $209,563, one in the amount of $41,775, which is in foreclosure proceedings. During the year ended December 31, 2006, management established a loan loss allowance of $250,000 against the non-accrual loans. One loan totaling $186,187, which was in foreclosure proceedings, was charged off against the loan loss reserve in the second quarter of 2007, leaving $63,813 in the loan loss reserve. No interest income was accrued or received on these non-accrual loans during the nine months ended September 30, 2008 and 2007. Management makes certain assumptions when establishing the allowance for loan loss. The assumptions include that the borrower is able to find a finance company that is willing to refinance certain real estate and that the equity in this certain real estate is sufficient to repay the amount owed to the Company. While management continues to believe that the collateral for these loans is sufficient to repay the $145,750 in outstanding net loan balances, the uncertain economic conditions and the lack of liquidity in the real estate market have resulted in declining real estate values and make it more difficult to accurately assess the value of the real estate collateralizing these loans.

NOTE 8.	LEASED PROPERTIES

At September 30, 2008 and December 31, 2007, LMOD’s real estate portfolio consisted of one commercial property located in Oconomowoc, Wisconsin. The carrying cost of the property is summarized in the following table.

Leased Properties, Listed for Sale

	9/30/2008	12/31/2007

Land	$107,800	$107,800
Buildings	1,571,178	1,571,178

Total	1,678,978	1,678,978
Less: accumulated depreciation	(286,466)	(286,466)

Net	$1,392,512	$1,392,512

A portion of the building’s warehouse space was leased on a month-to-month basis resulting in $2,200 of rental income for the nine months ended September 30, 2008. The property was fully leased to a different tenant until July 15, 2007. The building has been listed for sale since April of 2006 and currently has an asking price of $1,600,000. An appraisal of this facility dated August 15, 2007, indicated that the fair market value was $1,530,000. While management continues to believe that the estimated fair market value of this property is supportable, the uncertain economic conditions and the lack of liquidity in the real estate market have resulted in declining real estate values and make it more difficult to accurately assess the value of the real estate. The Company, as of September 30, 2008, did not obtain an updated appraisal and therefore the carrying cost of the land and building could be subject to downward adjustment. During the second quarter of 2008, certain personal property was removed from the building and sold for $22,000.

NOTE 9.	SHORT-TERM BORROWINGS

LPI and LMOD, as co-borrowers, have entered into a loan agreement with Town Bank, Hartland, Wisconsin, providing for a line of credit of $750,000 bearing interest at 2.75% over the thirty day London Interbank Offered Rate (“LIBOR”) which terminates on December 1, 2008. The note is payable upon demand and is collateralized by receivables and inventory of LPI and LMOD and is guaranteed by the Parent. The amount available under the line of

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

credit has been reduced by a $100,000 outstanding letter of credit. The outstanding principal balance on the line of credit at September 30, 2008 was $400,000. There was no outstanding balance on the line of credit at December 31, 2007. The interest rate on the line of credit was 5.25% as of September 30, 2008, and was increased to 6.75% on October 1, 2008.

On October 1, 2007, the Company entered into a loan agreement with Town Bank, Hartland, Wisconsin, providing for a term note of $1,000,000 bearing interest at 2.75% over the thirty day LIBOR rate. The note is payable on December 1, 2008, and is collateralized by the building located in Oconomowoc, Wisconsin. There was no outstanding principal balance on the note at September 30, 2008 or at December 31, 2007. The interest rate on the note was 5.24% as of September 30, 2008, and was increased to 6.75% on October 1, 2008.

NOTE 10.	OPERATING LEASES

The Company’s headquarters are presently located at N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, Wisconsin, in leased commercial space. Both the Parent and LPI occupy the leased premises consisting of approximately 4,339 square feet of office space and 35,283 square feet of warehouse space. The lease commenced January 1, 2008, and expires February 28, 2013. In order to obtain the lease, a security deposit in the form of a letter of credit in the amount of $100,000 was required which is in effect until February 28, 2013. The letter of credit effectively reduces the line of credit available from $750,000 to $650,000 (See Note 9).

LMOD’s headquarters are presently located in Columbus, Ohio, in leased commercial space. The original lease was for 7,426 square feet of office space and ran from May 1, 2006, to August 31, 2008. The present modified lease is for 6,252 square feet of office space and runs from September 1, 2008, to March 31, 2009.

LMOD also leases a retail store location of 1,041 square feet in the Polaris Fashion Mall in Columbus, Ohio. The original lease terminated August 31, 2008. The lease has been renewed until September 30, 2009, with an option to terminate with a thirty day written notice under certain conditions.

NOTE 11.	MANDATORY REDEEMABLE PREFERRED STOCK

See Note 3, “Going Concern, Liquidity and Capital Resources,” for a discussion on the proposed changes to the preferred stock.

The Company issued 690,000 shares of Adjustable Rate Cumulative Preferred Stock, Series A, in a public offering dated October 13, 1993, at $25 per share less an underwriting discount of $1.0625 per share and other issuance costs amounting to $295,221. The preferred stock was redeemable, in whole or in part at the option of the Company, on any dividend payment date during the period from July 1, 2006, to June 30, 2008, at $25 per share plus accrued and unpaid dividends. Shares of preferred stock which were not redeemed prior to July 1, 2008, were subject to mandatory redemption on that date by the Company at a price of $25 plus accrued dividends. Dividends on the preferred stock are scheduled to be paid quarterly at an annual rate of 5.37%.

The Company was required to redeem $9.39 million of preferred stock in lump sum by July 1, 2008, to the extent the Company had legally available funds for the redemption and it was otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, the Company may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of shareholders (if any) whose preferential rights are superior to those of the holders of the preferred stock. The Company did not have sufficient legally available funds to redeem the $9.39 million of preferred stock on July 1, 2008, as the Company would not have been able to pay its debts as they became due in the usual course of business had it redeemed the preferred stock.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The preferred stock has been classified as a liability in accordance with SFAS No. 150 because the shares are subject to mandatory redemption on a fixed date and at a fixed amount. Dividends on the preferred stock are classified as interest expense in the accompanying statements of operations.

In the future, the Company will have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock only if the consumer products business segment can generate sufficient earnings (the consumer products business segment has realized losses from operations for the last five years) and/or is able to raise funds from other sources. Since the preferred stock was not redeemed on July 1, 2008, the Company is now obligated to redeem the preferred stock as soon as it has legally available funds for the redemption. Dividends continue to accrue and be payable, following the failure to redeem, at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the Board of Directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid. Management believes based on its review of the documents and discussions with lenders, that failure to redeem the preferred stock on July 1, 2008, was not an event of default under the loan agreements that the Company entered into during 2007. Nonetheless, as long as the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially adversely affected. The Company has paid the preferred stock dividends through October 1, 2008. However, based on projected cash flow assumptions, management does not believe that the Company will have the ability to continue to pay any preferred stock dividends in the future.

In August, 2007, the Company commenced a tender offer to redeem up to 300,000 shares of preferred stock at a price of $14.00 per share. Shareholders tendered 38,827 shares of preferred stock, which the Company redeemed in September 2007. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended September 30, 2007.

Mandatorily redeemable preferred stock consisted of the following as of September 30, 2008 and December 31, 2007:

	9/30/2008	12/31/2007

Redeemable Preferred stock, 1 cent par value, $25 carrying value, 3,000,000 shares authorized, 690,000 shares issued, 375,790 shares outstanding as of September 30, 2008 and December 31, 2007, respectively	$9,394,750	$9,394,750

The market value of the redeemable preferred stock at September 30, 2008 was $3,419,689, based on a quoted market price of $9.10 per share.

NOTE 12.	INCOME TAXES

For the year ended December 31, 2007, the Company (consisting of the Parent, LMOD and LPI) operated as a C Corporation under the Code. The Company filed consolidated federal income tax returns for the years ended December 31, 2007 and 2006.

The Company accounts for income taxes using an asset and liability approach, which generally requires the recognition of deferred income tax assets and liabilities based on the expected future income tax consequences of events that have previously been recognized in the Company’s consolidated financial statements or tax returns. In addition, a valuation allowance is recognized if it is more likely than not that some or all of the deferred income tax assets will not be realized in the foreseeable future. There were no income tax benefits recognized for the nine months ended September 30, 2008 and 2007, due to changes in the valuation allowance because of the Company’s continued income tax losses. At September 30, 2008, the Company’s valuation allowance was approximately $6.73 million.

There were no unrecognized tax benefits for the quarter ended September 30, 2008, due to the Company’s net losses. No interest or penalties relating to income taxes are included in these financial statements.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13.	STOCK-BASED COMPENSATION

In December, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, “Share-Based Payment” (“SFAS No. 123R”) which requires compensation costs related to share-based payment transactions to be recognized in financial statements. SFAS No. 123R replaced SFAS No. 123 “Accounting for Stock Based Compensation” and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, which generally resulted in no compensation expense being recorded in the financial statements related to the grant of stock options to employees if certain conditions were met.

On January 1, 2006, the Company adopted SFAS No. 123R using the modified prospective method. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the consolidated statement of earnings based on fair value. The amount of compensation expense is determined based on the fair value of the options when granted and is expensed over the required service period, which is normally the vesting period of the options. SFAS No. 123R applies to awards granted or modified after January 1, 2006, and any unvested awards outstanding at December 31, 2005. Consequently, compensation expense is recorded for prior option grants that vest on or after January 1, 2006, the date of adoption. The Company has elected to use the Black-Scholes option pricing model and the straight-line method of amortization expense over the requisite service period of the grant.

At December 31, 2007, the Company had a stock-based employee compensation plan, the 2003 Stock Option Plan. Prior to the adoption of SFAS No. 123R, the Company accounted for plans under the recognition and measurement principles of APB Opinion No. 25 which resulted in no compensation expense being recorded. Under SFAS No. 123R, stock based compensation of $26,087 was recognized in the nine months ended September 30, 2008, and $21,708 was recognized in the nine months ended September 30, 2007.

On April 5, 2007, the Board’s Compensation Committee awarded Messrs. Kenneth J. Werner, Jr. (President of LMOD and LPI) and Craig R. Bald (Vice President of Finance of Parent) restricted shares of the Company’s common stock, 6 2/3 cents par value and nonqualified stock options. The nonqualified stock options were granted under the 2003 Stock Option Plan. Mr. Werner was granted 50,000 restricted shares of common stock, and Mr. Bald was granted 25,000 restricted shares of common stock. Mr. Werner was granted an option to purchase 100,000 shares of common stock, and Mr. Bald was granted an option to purchase 50,000 shares of common stock. The option price was $0.33 per share, which represents the closing sale price of a share of common stock on the grant date (the fair market value). The shares of restricted stock vest ratably over a three year period from the date of grant, based upon continued service as an employee, or earlier in the event of death or disability or change of control. Prior to vesting, Messrs. Werner and Bald are entitled to receive dividends on the shares of restricted stock (dividends paid in shares of common stock are subject to the same risk of forfeiture and restrictions on transferability as the restricted shares) and to exercise voting rights. All of the options vest ratably over a four year period from the date of grant, and expire ten years from the date of grant.

At September 30, 2008, the 2003 Stock Option Plan had outstanding options to purchase 40,900 shares at an exercise price of $4.72 per share which were exercisable, and outstanding options to purchase 150,000 shares at an exercise price of $0.33 per share, 37,500 of which were exercisable (the remaining 112,500 shares were unvested as of September 30, 2008).

At the shareholder meeting on June 5, 2007, the shareholders approved the adoption of the 2007 Non-Employee Director Stock Plan. The plan makes available 200,000 shares of common stock for the payment of director fees in shares of common stock. The plan also allows directors to elect to receive shares of common stock in lieu of cash fees. Any shares issued under a director’s election to receive shares of common stock in lieu of cash fees, would not reduce the 200,000 share amount discussed above. On January 31, 2008, one director received 22,222 shares of common stock (valued at $10,000) in lieu of payment of director fees in cash. On May 2, 2008, the same director received 11,111 shares of common stock (valued at $3,000) in lieu of payment of director fees in cash. This resulted in the Company recognizing $13,000 in expense for the nine months ended September 30, 2008.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Under the 2003 Stock Option Plan, the exercise prices for stock options may not be less than the fair market value of the optioned stock at the date of grant. The exercise price of all options granted was equal to the market value of the stock on the date of the grant. Options may be exercised based on the vesting schedule outlined in the agreement. Options granted under the 2003 Stock Option Plan are considered “non-qualified stock options” as defined the Code. All options must be exercised within ten years of the date of grant. No options were either exercised or forfeited in the nine months ended September 30, 2008.

NOTE 14.	EXECUTIVE COMPENSATION

The Company has an employment agreement dated June 20, 2005, with Mr. Kenneth A. Werner, Jr., pursuant to which each of the subsidiaries (LMOD and LPI) employs Mr. Werner as President. The Company also has a restated employment agreement dated December 1, 2006, with Mr. Craig A. Bald, pursuant to which each of the subsidiaries (LMOD and LPI) employs Mr. Bald as Chief Financial Officer. The initial term of these agreements was for one year. However, the terms of the employment agreements automatically renewed for one additional day, such that after a year, the terms remained evergreen for a one year period unless either party gave written notice to the other to cease such renewals. In a written notice dated September 1, 2008, the Company provided notice to Mr. Werner and Mr. Bald that it was ceasing the renewals, which results in the employment agreements having a one-year term beginning on September 4, 2008, and ending on September 3, 2009.

NOTE 15.	INCOME (LOSS) PER SHARE

See Exhibit 11.1 for the computation of the net loss per common share.

NOTE 16.	COMMITMENTS

There were no undisbursed construction or loan commitments at September 30, 2008.

NOTE 17.	RECENT ACCOUNTING PRONOUNCEMENTS

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN No. 48 were adopted by the Company on January 1, 2007. The adoption of FIN No. 48 has not had a material impact on the Company’s consolidated financial statements.

Establishing Standards on Measuring Fair Value

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles in the United States, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement. The statement establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. The Company adopted SFAS No. 157 on January 1, 2008. The adoption of SFAS No. 157 has not had a material impact on the Company’s consolidated financial statements.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value Option

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The decision to elect the fair value option may be applied instrument by instrument, is irrevocable and is applied to the entire instrument and not to only specified risks, specific cash flows or portions of that instrument. An entity is restricted in choosing the dates to elect the fair value option for an eligible item. The provisions of SFAS No. 159 were adopted by the Company on January 1, 2008, and the Company elected to not to use the fair value option.

Noncontrolling Interests

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements,” an amendment of ARB No. 51, (“SFAS No. 160”). This statement establishes accounting and reporting standards for noncontrolling interests in subsidiaries and for the deconsolidation of subsidiaries and clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also requires expanded disclosures that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. The Company is required to adopt SFAS No. 160 on January 1, 2009. Management of the Company is currently evaluating the potential impact of SFAS No. 160 on the Company’s consolidated financial statements.

Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133, (“SFAS No. 161”). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. Management of the Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion and analysis of the Company’s financial condition and results of operations including information on the Company’s critical accounting policies and liquidity. Information contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the disclosure regarding “Forward-Looking Statements”, as well as the discussion set forth in “Item 1. Financial Statements” and the “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

Overview

Amounts presented as of September 30, 2008, and December 31, 2007, and for the nine and three month periods ended September 30, 2008 and 2007, include the consolidation of the Parent, LMOD and LPI. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

During the past five years the Company has experienced a significant decrease in net sales within the consumer products business segment due to declining sales at LMOD. The consumer products business segment must significantly increase net sales in order to generate a positive cash flow from operations. The Company’s financial condition may make it more difficult for the Company to market its products to new and existing customers.

Note 3 of the Notes to the Condensed Consolidated Financial Information beginning on page F-7 contains important information regarding the liquidity and capital resources of the Company and should be read in conjunction with the following information.

LMOD designs and distributes lifelike collectible and play dolls through a dealer network and through major national retailers. The product line at LMOD consists of three main categories: (a) the Artist Studio Collection (“ASC”) doll line which consists of collectible dolls which retail at a higher price point; (b) the “Middleton NOW” (“NOW”) doll line which consists of a modern style of collector-quality dolls which also have been safety tested as play dolls and are mid-priced; and (c) the “Playbabies” doll line which consists of a collection of play dolls at a lower price point. LMOD has also introduced furniture, bedding and décor items as well as doll clothing and accessories to complement the doll lines. Sales at LMOD have declined approximately $5.6 million over the past five years, largely due to a shift in consumer preferences to electronic toys. Total yearly revenue for LMOD is highly dependent upon sales during the Christmas holiday season. Given the present uncertain economic conditions, management expects the declining sales trend to continue in 2008. LPI designs and distributes clocks and home décor products through major national retailers. Recently LPI has experienced some success at expanding its customer base and has been introducing new and updated styles of clocks and home décor items that have resulted in increased sales. However, gross profit margins in this area of the consumer products segment have not been large enough to offset the continued decline at LMOD.

Income Tax Status

For the year ended December 31, 2007, the Company (consisting of the Parent, LMOD and LPI) operated as a C Corporation under the Code. The Company filed consolidated federal income tax returns for the years ended December 31, 2007 and 2006.

Tax Benefits

The Company accounts for income taxes using an asset and liability approach, which generally requires the recognition of deferred income tax assets and liabilities based on the expected future income tax consequences of events that have previously been recognized in the Company’s consolidated financial statements or tax returns. In addition, a valuation allowance is recognized if it is more likely than not that some or all of the deferred income tax assets will not be realized in the foreseeable future. There were no income tax benefits recognized for the year ended December 31, 2007, due to changes in the valuation allowance because of the Company’s continued income tax losses. At September 30, 2008 and December 31, 2007, the Company’s valuation allowance was approximately $6.73 million and $5.85 million, respectively. As of December 31, 2007, the Company had unused net operating loss carryforwards of approximately $14.0 million available to offset against future federal taxable income and approximately $10.2 million to offset against future state taxable income. The net operating loss carryforwards expire at various dates beginning in 2008 and continuing through 2027. These net operating loss carryforwards comprise a significant portion of the valuation allowance.

Critical Accounting Policies

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following areas require management to make estimates that are susceptible to significant change in the near term.

Consumer Products

Allowance for doubtful accounts.  LMOD and LPI provide an allowance for doubtful accounts based on management’s estimate of uncollectible amounts. Management reviews the trade accounts receivable based on an aging of accounts, historical collection experience, and a specific review of certain accounts in order to evaluate the collectibility of the accounts receivable. The Company writes off accounts receivable when all collection efforts are exhausted.

Inventory and allowance for obsolete and excess inventory.  Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. LMOD and LPI provide an allowance for obsolete inventory items based on management’s estimate. Management reviews all excess quantities, slow-moving or obsolete inventory items in order to determine the appropriate allowance for obsolete inventory. The inventory allowance reflects the estimated markdown necessary to liquidate the slow-moving inventory items.

Deferred income tax assets and liabilities.  Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to different methods used for depreciation for income tax purposes, vacation accruals, net operating losses, capitalization requirements of the Code, allowances for doubtful accounts and obsolete inventory and charitable contribution carryforwards. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Financial Services

Allowance for loan losses.  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, reduced by the allowance for loan losses. Management reviews the value of the collateral securing each loan to determine if an allowance for loan losses is necessary. In this review, management evaluates past loan loss experience, the level of nonperforming loans, current economic conditions, loan volume, growth and composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of underlying collateral, and other relevant factors.

Leased properties listed for sale.  Leased properties are classified as listed for sale or under contract to be sold, when a property is listed for sale and/or under contract to be sold within the next twelve months. Leased properties are valued at the lower of depreciated cost (carrying value) or estimated net realizable value. While management continues to believe that its estimates related to the leased properties listed for sale are adequate, the uncertain economic conditions and the lack of liquidity in the real estate market have resulted in declining real estate values and make it more difficult to accurately asses the value of the real estate. The Company, as of September 30, 2008, did not obtain an updated appraisal and therefore the carrying cost of the land and building could be subject to downward adjustment.

Impairment of leased properties.  The carrying value of leased properties is reviewed by management at least annually for impairment. An impairment review is designed to determine whether the fair value of a leased property is below its carrying value. Management estimates the fair value based upon available information using appraisals, real estate tax bills and recent sales. While management continues to believe that its estimates related to the impairment of leased properties are adequate, the uncertain economic conditions and the lack of liquidity in the real estate market have resulted in declining real estate values and make it more difficult to accurately assess the value of the real estate.

Deferred income tax assets and liabilities.  Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to different methods used for depreciation for income tax purposes, allowances for loan losses, and allowances for impairment of leased properties.

Results of Operations

For the three months ended September 30, 2008 and September 30, 2007

The Company’s total net loss for the three months ended September 30, 2008, was $696,789, or $0.18 per common share (diluted), compared to net income of $360,183, or $0.09 per common share (diluted), for the three months ended September 30, 2007. During the three months ended September 30, 2007, the Company recorded a gain on the sale of its headquarters building of $596,665 and a gain on the redemption of preferred of stock of $361,826. These gains, totaling $958,491, from these two non-recurring items, comprise the major difference in net income (loss) between the three month periods in 2008 and 2007.

Consumer Products

The consumer products business segment’s net loss for the three months ended September 30, 2008, totaled $486,277 compared to net income of $122,556 for the three months ended September 30, 2007. During the third quarter of 2007, a gain of $596,665 was recorded on the sale of the headquarters building.

Net sales for the three months ended September 30, 2008, decreased 8% to $3.10 million from $3.35 million for the three months ended September 30, 2007. During the third quarter of 2008, LMOD’s net sales were $1,441,923 (a decrease of $267,088 from the third quarter of 2007) and LPI’s net sales were $1,655,445 (an increase of $17,283 from the third quarter of 2007). At LMOD, net sales in the ASC category declined approximately $56,000 when comparing the third quarter of 2008 to the third quarter of 2007. Sales of the “Playbabies” line decreased approximately $176,000, while sales of the “Middleton NOW” line remained approximately the same. Retail sales decreased approximately $37,000 when comparing the two periods. During 2008, LMOD’s dealers and individual store owners have experienced declining sales due to the slowing economy and major retailers are being cautious with regard to their holiday orders.

Cost of goods sold decreased 1% to $2.45 million for the three months ended September 30, 2008, compared to $2.48 million for the three months ended September 30, 2007. Total gross profit margin decreased to 21% from 26% when comparing the two periods. LMOD’s gross profit margin decreased to 20% from 29%. LMOD imports substantially all of its finished goods from China. Recently, increased transportation costs, a decrease in the value of the dollar against the yuan, and smaller order quantities have resulted in increased costs from China. Due to economic conditions, LMOD has been unable to substantially raise selling prices resulting in gross profit margin reductions. Additionally, during the third quarter of 2008, LMOD sold approximately $120,000 of obsolete raw material inventory at low gross profit margins. LPI’s gross profit margin decreased to 22% from 23% due to the sale of certain older inventory at reduced margins.

Total operating expenses for the three months ended September 30, 2008 were $1.14 million compared to $1.38 million for the three months ended September 30, 2007, a decrease of approximately $240,000. Sales and marketing expenses decreased approximately $53,000 when comparing the third quarter of 2008 to the third quarter of 2007. LMOD reduced sales and marketing expense by approximately $51,400 primarily due to reductions in salaries, catalog expenses, advertising and royalty expense. LPI had a decrease of approximately $1,600 due to a decrease in travel costs. New product development decreased approximately $44,000 when comparing the third quarter of 2008 to the third quarter of 2007. LMOD reduced new product development expense by approximately $11,000 primarily due to a decrease in salary expense. LPI also had a decrease of approximately $33,000 primarily due to a decrease in salary expense. General and administrative expenses decreased approximately $148,000 when comparing the third quarter of 2008 to the third quarter of 2007. LMOD reduced general and administrative expense by approximately $48,000 primarily due to reductions in salaries, depreciation and operating supplies expenses. LPI had a decrease of approximately $85,000 in expenses when comparing the third quarter of 2008 to the third quarter of 2007. In the third quarter of 2007, LPI incurred a $75,000 expense related to the settlement of a judgment which was related to an old product dispute. Corporate expenses decreased approximately $15,000 primarily due to decreases in legal fees and stock record expense.

On August 1, 2007, LPI sold the commercial building in which the Company was headquartered resulting in a gain of $596,665. Other fully depreciated equipment was also sold during the third quarter of 2007 resulting in a gain of $2,500.

Other income for the third quarter of 2008 totaled $2,217 compared to $33,542 for the third quarter of 2007. Other income in 2008 is composed of interest income on cash holdings. In the third quarter of 2007, other income included $10,250 of rental income from a tenant in the Company’s headquarters building previously owned by LPI as well as approximately $29,000 of interest income on cash holdings. Also, during the third quarter of 2007, the consumer products business segment recorded interest expense of $5,876 related to the line of credit (See Note 9 to the Condensed Consolidated Financial Statements, “Short-Term Borrowings”).

Financial Services

The financial services business segment’s net loss for the third quarter of 2008 was $9,690 as compared to net income in the third quarter of 2007 of $1,926.

Prior to January 1, 2006, the financial services business segment consisted of the Parent and its wholly-owned subsidiary BMSBLC. On January 1, 2006, BMSBLC was merged with and into LMOD with LMOD as the surviving corporation. During 2006, the Company sold substantially all of the assets of the financial services business segment and used the net proceeds to pay off indebtedness, to fund working capital at the consumer products business segment, to pay preferred stock dividends, and to partially redeem shares of the Company’s outstanding preferred stock. The Company does not intend to continue in the financial services business segment after all of the segment’s assets are sold or otherwise liquidated.

At September 30, 2008, LMOD’s real estate portfolio consisted of one commercial property located in Oconomowoc, Wisconsin. No rental income was received from the property during the third quarter of 2008. The property was leased to a tenant until July 15, 2007, resulting in $9,995 of rental income in the third quarter of 2007. The property was not subject to depreciation expense during the third quarter of 2008, however, $1,636 of depreciation expense was recorded in the third quarter of 2007. Other operating expenses increased approximately $2,000 when comparing to the third quarter of 2008 to the third quarter of 2007, due to maintenance and repairs on the property and due to the accrual of real estate taxes on the property.

During the third quarters of 2008 and 2007, other income consisted of interest income on cash holdings and miscellaneous receipts.

Corporate

In the third quarter of 2008 and 2007, the Company paid the usual dividend rate of $0.335625 per share on 375,790 outstanding shares of preferred stock which is reflected in the Consolidated Statements of Operations as interest expense for the respective periods. During the third quarter of 2008, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) providing notification of matters to be brought to a vote later in the year. For more details regarding this matter see Note 3 to the Condensed Consolidated Financial Statements, “Going Concern, Liquidity and Capital Resources”. As a result the Company has incurred $74,694 in expenses related to this matter in the third quarter of 2008. In the third quarter of 2007, the Company redeemed

38,827 shares of preferred stock at a price of $14.00 per share, resulting in a gain on the redemption of preferred stock of $427,097 which was offset by expenses related to the redemption of $65,271.

For the nine months ended September 30, 2008 and September 30, 2007

The Company’s total net loss for the nine months ended September 30, 2008, was $2,218,380, or $0.58 per common share (diluted), compared to a net loss of $1,235,422, or $0.33 per common share (diluted), for the nine months ended September 30, 2007. During the nine months ended September 30, 2007, the Company recorded a gain on the sale of its headquarters building of $596,665 and a gain on the redemption of preferred of stock of $356,975. These gains, totaling $953,640, from these two non-recurring items, comprise the major difference in net income (loss) between the nine month periods in 2008 and 2007.

Consumer Products

The consumer products business segment’s net loss for the nine months ended September 30, 2008, totaled $1,752,369 compared to a net loss of $1,269,053 for the nine months ended September 30, 2007. During the third quarter of 2007, a gain of $596,665 was recorded on the sale of the headquarters building.

Net sales for the nine months ended September 30, 2008, increased 5% to $8.16 million from $7.77 million for the nine months ended September 30, 2007. During the first nine months of 2008, LMOD’s net sales were $3,107,767 (a decrease of $741,804 from the first nine months of 2007) and LPI’s net sales were $5,051,317 (an increase of $1,128,012 from the first nine months of 2007). At LMOD, net sales in the ASC category declined approximately $645,000 reflecting decreased sales of both dolls and accessories. Sales of the “Playbabies” line remained approximately the same, sales of the “Middleton NOW” line decreased approximately $40,000, and retail sales decreased approximately $69,000 when comparing the two periods. During 2008, LMOD’s dealers and individual store owners have experienced declining sales due to the slowing economy and major retailers are being cautious with regard to their holiday orders. The increase in net sales at LPI was primarily due to the introduction of new clock styles and home décor products resulting in increased orders during two spring promotional store rollouts.

Despite the decrease in sales, cost of goods sold increased 8% to $6.17 million for the nine months ended September 30, 2008, compared to $5.69 million for the nine months ended September 30, 2007. Total gross profit margin decreased to 24% from 27% when comparing the two periods. LMOD’s gross profit margin decreased to 25% from 29%. LMOD imports substantially all of its finished goods from China. Recently, increased transportation costs, a decrease in the value of the dollar against the yuan, and smaller order quantities have resulted in increased costs from China. Due to economic conditions, LMOD has been unable to substantially raise selling prices resulting in gross profit margin reductions. Additionally, during the third quarter of 2008, LMOD sold approximately $120,000 of obsolete raw material inventory at low gross profit margins. LPI’s gross profit margin decreased to 24% from 25% due to the sale of certain older inventory at reduced margins.

Total operating expenses for the nine months ended September 30, 2008, were $3.77 million compared to $4.09 million for the nine months ended September 30, 2007, an 8% decrease. Sales and marketing expenses decreased approximately $93,000 when comparing the first nine months of 2008 to the first nine months of 2007. LMOD reduced sales and marketing expense by approximately $99,000 primarily due to reductions in salaries, employee benefits, commissions, merchant fees, postage and royalty expenses. LPI had an increase of approximately $6,000 due to an increase in salary expense, as well as increases in sales commissions, travel costs and sample costs related to the increased sales. New product development decreased approximately $100,000 when comparing the first nine months of 2008 to the first nine months of 2007. LMOD reduced new product development expense by approximately $45,000 primarily due to reductions in salaries, employee benefits, freight costs and operating supplies expense. LPI had a decrease of approximately $55,000 primarily due to decreases in salary and related employee benefit expenses and in travel expense. General and administrative expenses decreased approximately $123,000 when comparing the first nine months of 2008 to the first nine months of 2007. LMOD reduced general and administrative expense by approximately $107,000 primarily due to reductions in salaries, depreciation, travel, operating supplies and utilities expenses. LPI had a decrease of approximately $28,000 when comparing the nine months ended in September of 2008 to the nine months ended in September of 2007. Salary and related employee benefit expenses increased when comparing 2008 to 2007. However, in the third quarter of 2007,

LPI incurred a $75,000 expense related to the settlement of a judgment which was related to an old product dispute. Corporate expenses increased approximately $12,000 primarily due to an increase in accounting fees.

On August 1, 2007, LPI sold the commercial building in which the Company was headquartered resulting in a gain of $596,665. Other fully depreciated equipment was also sold during the first nine months of 2008 and 2007 resulting in gains of $3,000 and $14,475, respectively.

Other income for the nine months ended September 30, 2008, totaled $28,087 compared to $130,834 for the nine months ended September 30, 2007. Other income in 2008 is primarily composed of interest income on cash holdings. In the third quarter of 2007, other income included $72,000 of rental income from a tenant in the Company’s headquarters building previously owned by LPI as well as approximately $64,000 of interest income on cash holdings. Also, during the third quarter of 2007, the consumer products business segment recorded interest expense of $5,876 related to the line of credit (See Note 9 to the Condensed Consolidated Financial Statements, “Short-Term Borrowings”).

Financial Services

The financial services business segment’s net loss for the first nine months of 2008 was $12,940 as compared to net income in the first nine months of 2007 of $81,092.

Prior to January 1, 2006, the financial services business segment consisted of the Parent and its wholly-owned subsidiary BMSBLC. On January 1, 2006, BMSBLC was merged with and into LMOD with LMOD as the surviving corporation. During 2006, the Company sold substantially all of the assets of the financial services business segment and used the net proceeds to pay off indebtedness, to fund working capital at the consumer products business segment, to pay preferred stock dividends, and to partially redeem shares of the Company’s outstanding preferred stock. The Company does not intend to continue in the financial services business segment after all of the segment’s assets are sold or otherwise liquidated.

At September 30, 2008, LMOD’s gross loan portfolio consisted of three loans totaling $209,563, one in the amount of $41,775, which is in foreclosure proceedings. No interest income was accrued or received on these non-accrual loans during the nine months ended September 30, 2008 and 2007. In the first nine months of 2007, $1,297 of interest income was collected on two loans which were subsequently paid off in 2007.

At September 30, 2008, LMOD’s real estate portfolio consisted of one commercial property located in Oconomowoc, Wisconsin. A portion of the building’s warehouse space was leased on a month-to-month basis resulting in $2,200 of rental income during the first nine months of 2008 and $3,300 of rental income during the first nine months of 2007. The property was fully leased to a different tenant until July 15, 2007, resulting in $100,420 of rental income. The property was not subject to depreciation expense during the first nine months of 2008, however, $21,276 of depreciation expense was recorded during the first nine months of 2007. Other operating expenses increased approximately $25,000 in the first nine months of 2008 when compared to the first nine months of 2007 due to maintenance and repairs on the property and due to the accrual of real estate taxes on the property.

During the first nine months of 2008, other income consisted of $22,000 from the sale of personal property which was removed from the commercial building in Oconomowoc, interest income on cash holdings, and miscellaneous receipts. During the first nine months of 2007, other income consisted of interest income on cash holdings and miscellaneous receipts.

Corporate

In the first nine months of 2008, the Company accrued and paid the usual dividend rate of $0.335625 per share on 375,790 outstanding shares of preferred stock on April 1st, July 1st, and October 1st. In the first nine months of 2007, the Company accrued and paid the usual dividend rate of $0.335625 per share on 414,617 outstanding shares of preferred stock on April 1st and July 1st and on 375,790 outstanding shares of preferred stock on October 1st. These amounts are reflected in the Consolidated Statements of Operations as interest expense of $378,377 and $404,436 for the respective periods. During the third quarter of 2008, the Company filed a preliminary proxy statement with the SEC providing notification of matters to be brought to a vote later in the year. For more details regarding this matter see Note 3 to the Condensed Consolidated Financial Statements, “Going Concern, Liquidity and Capital Resources”. As a result the Company has incurred $74,694 in expenses related to this matter in the third quarter of 2008. In September of 2007, the Company redeemed 38,827 shares of preferred stock at a price of $14.00 per share, resulting in a gain on the redemption of preferred stock of $427,097 which was offset by expenses related to the redemption of $70,122.

Liquidity and Capital Resources

The consumer products business segment has incurred net losses and negative cash flows from operating activities over the past five years, and the Company has an accumulated deficit of $9.37 million at September 30, 2008. The Company anticipates generating losses for the next twelve months. The Company’s financial condition may make it more difficult for the Company to market its products to new and existing customers. Based on the Company’s financial performance and its current financial condition, the Company’s audit report in the Annual Report contains an explanatory paragraph for going concern uncertainty, pursuant to which the Company’s auditors have expressed substantial doubt as to the Company’s ability to continue as a going concern.

For a more detailed discussion of the Company’s going concern qualification and obligation to redeem the preferred stock, please see the discussion under Note 3 to the Condensed Consolidated Financial Statements, “Going Concern, Liquidity and Capital Resources”

Consumer Products

Total assets of the consumer products business segment were $10.06 million as of September 30, 2008, and $11.92 million as of December 31, 2007, a 16% decrease. Cash decreased to approximately $250,000 at September 30, 2008, from $2.17 million at December 31, 2007. The cash was used primarily to fund operations and to pay the preferred stock dividends.

Accounts receivable, net of the allowance for doubtful accounts, decreased to $1.73 million at September 30, 2008, from $2.20 million at December 31, 2007. LPI’s net receivables totaled $1,237,125 at September 30, 2008, (an increase of $466,462 from December 31, 2007, due to the increase in sales during the first nine months of 2008) and LMOD’s net receivables totaled $493,755 at September 30, 2008, (a decrease of $936,171 million from December 31, 2007 due to normal collections after the year-end selling season and due to decreased sales during the first nine months of 2008).

Inventory and prepaid inventory, net of the allowance for obsolete and excess inventory, increased to $6.18 million at September 30, 2008, compared to $5.58 million at December 31, 2007. LMOD’s net inventory of $4.39 million increased $1.07 million due to product reordering. LPI’s net inventory of $1.79 million decreased by $0.47 million due to sales during the first nine months of 2008.

Other prepaid expenses decreased $13,233 from December 31, 2007 to September 30, 2008. Property and equipment, net of accumulated depreciation, decreased by $52,930 as of September 30, 2008, compared to December 31, 2007. Property and equipment expenditures were $220,923 while accumulated depreciation was $273,853 during the first nine months of 2008.

At September 30, 2008, the consumer products division owed $400,000 on its line of credit with Town Bank (see Note 9 to the Condensed Consolidated Financial Statements, “Short-Term Borrowings”). At present, the line of credit note terminates on December 1, 2008. There was not any outstanding balance on this line of credit at December 31, 2007.

Current liabilities decreased $0.17 million to $0.84 million at September 30, 2008, from $1.01 million at December 31, 2007, primarily due to payments to vendors. LMOD’s liabilities increased $0.34 million to $0.68 million and LPI’s liabilities decreased $0.51 million to $0.16 million.

Financial Services

Total assets of the financial services business segment were $1.61 million as of September 30, 2008, and $1.69 million as of December 31, 2007, a 5% decrease. Cash decreased to $53,363 at September 30, 2008 from $126,178 at December 31, 2007.

At September 30, 2008 and December 31, 2007, LMOD’s gross loan portfolio consisted of three loans totaling $209,563, one in the amount of $41,775, which is in foreclosure proceedings. During the year ended December 31, 2006, management established a loan loss allowance of $250,000 against the non-accrual loans. One loan totaling $186,187, which was in foreclosure proceedings, was charged off against the loan loss reserve in the second quarter of 2007, leaving $63,813 in the loan loss reserve. No interest income was accrued or received on these non-accrual loans during the nine months ended September 30, 2008 and 2007. Management believes that there is sufficient collateral for these loans to repay the $145,750 in outstanding loan balances.

At September 30, 2008 and December 31, 2007, LMOD’s real estate portfolio consisted of one commercial property located in Oconomowoc, Wisconsin. The building has been listed for sale since April of 2006 and currently has an asking price of $1,600,000. An appraisal of this facility dated August 15, 2007, indicated that the fair market value was $1,530,000. While management continues to believe that the value of this facility exceeds its carrying cost, the uncertain economic conditions and the lack of liquidity in the real estate market have resulted in declining real estate values and make it more difficult to accurately assess the value of the real estate. The Company, as of September 30, 2008, did not obtain an updated appraisal and therefore the carrying cost of the land and building could be subject to downward adjustment. During the second quarter of 2008, certain personal property was removed from the building and sold for $22,000.

Other assets, consisting of prepaid items, totaled $14,635 at September 30, 2008 and $27,062 at December 31, 2007. Accrued liabilities, totaling $193,023 at September 30, 2008, and $167,740 at December 31, 2007, consisted primarily of items related to the commercial property.

Corporate

Note 3 of the Notes to the Condensed Consolidated Financial Information beginning on page F-7 contains important information regarding the liquidity and capital resources of the Company and should be read in conjunction with the following information.

The Company was required to redeem $9.39 million of preferred stock by July 1, 2008, to the extent the Company had legally available funds for the redemption and it was otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, the Company may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of shareholders (if any) whose preferential rights are superior to those of the holders of the preferred stock. The Company did not have sufficient legally available funds to redeem the $9.39 million of preferred stock on July 1, 2008, as the Company would not have been able to pay its debts as they became due in the usual course of business had it redeemed the preferred stock.

In the future, the Company will have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock only if the consumer products business segment can generate sufficient earnings (the consumer products business segment has realized losses from operations for the last five years) and/or is able to raise funds from other sources. Since the preferred stock was not redeemed on July 1, 2008, the Company is now obligated to redeem the preferred stock as soon as it has legally available funds for the redemption. Dividends continue to accrue and be payable, following the failure to redeem, at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the Board of Directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid. Management believes based on its review of the documents and discussions with lenders, that failure to redeem the preferred stock on July 1, 2008, was not an event of default under the loan agreements that the Company entered into during 2007. Nonetheless, as long as the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially adversely affected. The Company has paid the preferred stock dividends through October 1, 2008. However, based on projected cash flow assumptions, management does not believe that the Company will have the ability to continue to pay any preferred stock dividends in the future.

Mandatorily redeemable preferred stock consisted of the following as of September 30, 2008 and December 31, 2007.

	9/30/2008	12/31/2007

Redeemable Preferred stock, 1 cent par value, $25 carrying value, 3,000,000 shares authorized, 690,000 shares issued, 375,790 shares outstanding as of September 30, 2008 and December 31, 2007, respectively	$9,394,750	$9,394,750

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
The Middleton Doll Company

We have audited the accompanying consolidated balance sheets of The Middleton Doll Company and subsidiaries (the “Company”), as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. We have also audited the financial statement schedules listed in Item 7. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Middleton Doll Company and subsidiaries as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the financial statement schedules listed in Item 7, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company has suffered recurring losses from operations and operating cash outflows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Virchow, Krause & Company, LLP

Milwaukee, Wisconsin
March 26, 2008

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006

	2007	2006

ASSETS
CONSUMER PRODUCTS
Current Assets:
Cash and cash equivalents	$2,170,068	$961,527
Accounts receivable, net	2,200,589	2,203,751
Inventory, net	4,836,252	3,722,700
Prepaid inventory	742,441	466,699
Other prepaid expenses	114,630	87,448

Total current assets	10,063,980	7,442,125
Property and equipment, net	1,855,989	5,392,659

Total Consumer Products Assets	11,919,969	12,834,784

FINANCIAL SERVICES
Cash and cash equivalents	126,178	1,738,561
Interest receivable	—	423
Tenant advance	—	137,293
Loans held for investment, net	145,750	213,575
Leased property, net, listed for sale or under contract to be sold	1,392,512	1,413,788
Other assets	27,062	20,610

Total Financial Services Assets	1,691,502	3,524,250

TOTAL ASSETS	$13,611,471	$16,359,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
CONSUMER PRODUCTS
Accounts payable	$725,281	$996,846
Accrued royalties	5,777	90,433
Accrued real estate and personal property taxes	53,000	83,203
Accrued salaries	69,644	90,492
Accrued vendor rebates	70,392	56,667
Accrued liabilities	85,993	99,965

Total Current Liabilities	1,010,087	1,417,606

FINANCIAL SERVICES
Accrued liabilities	167,740	56,333
PREFERRED SHARES SUBJECT TO MANDATORY REDEMPTION ON JULY 1, 2008	9,394,750	10,365,425

Total Company Liabilities	10,572,577	11,839,364

SHAREHOLDERS’ EQUITY
Common stock, $0.0667 cents par value, 15,000,000 shares authorized, 4,476,599 shares issued, 3,802,589 shares outstanding at December 31, 2007 and 3,727,589 shares outstanding at December 31, 2006	293,441	293,441
Additional paid-in capital	16,622,671	16,607,688
Accumulated deficit	(7,151,296)	(5,655,537)
Treasury stock, 674,010 shares, at December 31, 2007 and 2006, at cost	(6,725,922)	(6,725,922)

	3,038,894	4,519,670

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,611,471	$16,359,034

See accompanying Notes to Consolidated Financial Statements.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2007 and 2006

	2007	2006

CONSUMER PRODUCTS
NET SALES	$12,658,183	$12,044,872
COST OF GOODS SOLD	9,332,580	8,917,258

Gross Profit	3,325,603	3,127,614

OPERATING EXPENSES
Sales and marketing	1,383,960	2,202,305
New product development	734,843	1,014,943
General and administrative	3,362,811	2,975,745
Impairment of goodwill	—	506,145

Total Operating Expenses	5,481,614	6,699,138

Gain on sale of property	(596,665)	—

Net operating loss	(1,559,346)	(3,571,524)

OTHER INCOME (EXPENSE)
Interest expense	(5,876)	—
Other income, net	166,989	160,163

Net other income	161,113	160,163
CONSUMER PRODUCTS LOSS BEFORE INCOME TAXES	$(1,398,233)	$(3,411,361)

FINANCIAL SERVICES
REVENUES
Interest on loans	$1,297	$323,992
Rental income	107,020	770,530
Gain on sale of leased properties	—	2,235,207
Other income	16,279	117,001

Total Revenues	124,596	3,446,730

EXPENSES
Interest expense	—	321,388
Depreciation expense	21,276	138,714
Management fee expense	—	62,639
Compensation expense	—	236,039
Provision for impairment of leased property	—	98,812
Provision for losses on loans	—	250,000
Loss on early extinguishment of indebtedness	—	289,034
Other operating expenses	28,741	389,074

Total Expenses	50,017	1,785,700

FINANCIAL SERVICES INCOME BEFORE INCOME TAXES	$74,579	$1,661,030

TOTAL COMPANY
INCOME (LOSS) BEFORE TOTAL COMPANY OTHER INCOME AND INCOME TAX EXPENSE
Consumer products	$(1,398,233)	$(3,411,361)
Financial services	74,579	1,661,030

Total Company	(1,323,654)	(1,750,331)
OTHER INCOME (EXPENSE)
Interest expense related to preferred stock	(542,144)	(893,860)
Gain on redemption of preferred stock, net of accrued interest and expenses	370,039	2,268,103
INCOME TAX EXPENSE	—	—

NET LOSS	$(1,495,759)	$(376,088)

Basic loss per common share	$(0.40)	$(0.10)

Diluted loss per common share	$(0.40)	$(0.10)

Weighted average shares outstanding (basic)	3,783,274	3,727,589

Weighted average shares outstanding (diluted)	3,783,274	3,727,589

Dividend paid per preferred stock share	$1.3425	$1.3425

See accompanying Notes to Consolidated Financial Statements.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
Years Ended December 31, 2007 and 2006

		Additional
	Common	Paid-In	Accumulated	Treasury
	Stock	Capital	Deficit	Stock	Total

BALANCES — December 31, 2005	$293,441	$16,604,744	$(5,279,449)	$(6,725,922)	$4,892,814
Net loss — 2006	—	—	(376,088)	—	(376,088)
Stock-based compensation	—	2,944	—	—	2,944

BALANCES — December 31, 2006	$293,441	$16,607,688	$(5,655,537)	$(6,725,922)	$4,519,670
Net loss — 2007	—	—	(1,495,759)	—	(1,495,759)
Stock-based compensation	—	14,983	—	—	14,983

BALANCES — December 31, 2007	$293,441	$16,622,671	$(7,151,296)	$(6,725,922)	$3,038,894

See accompanying Notes to Consolidated Financial Statements.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2007 and 2006

	2007	2006

CONSUMER PRODUCTS
CASH FLOWS FROM OPERATING ACTIVITIES
Segment net loss	$(1,398,233)	$(3,411,361)
Adjustments to reconcile segment net loss to net cash flows from operating activities
Depreciation	472,485	716,110
Impairment of goodwill	—	506,145
Loss (gain) on sale of property and equipment	(611,140)	17,874
Stock based compensation expense	14,983	—
Provision for losses on accounts receivable	119,427	36,512
Provision for obsolete inventory	55,449	119,472
Net change in:
Accounts receivable	(116,265)	590,996
Inventory	(1,444,743)	656,197
Other assets	(39,702)	86,555
Accounts payable	(271,565)	6,833
Other liabilities	(135,954)	(299,884)

Net Cash Flows used in Operating Activities	(3,355,258)	(974,551)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment expenditures	(343,872)	(137,990)
Proceeds from sale of property and equipment	4,031,717	1,350

Net Cash Flows from (used in) Investing Activities	3,687,845	(136,640)

CASH FLOWS FROM FINANCING ACTIVITIES
Net intercompany transactions	875,954	1,988,901

Net Change in Cash and Cash Equivalents	1,208,541	877,710
CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	961,527	83,817

CASH AND CASH EQUIVALENTS — END OF YEAR	$2,170,068	$961,527

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$5,876	$—
FINANCIAL SERVICES
CASH FLOWS FROM OPERATING ACTIVITIES
Segment net income	$74,579	$1,661,030
Adjustments to reconcile segment net income to net cash flows from operating activities
Depreciation	21,276	138,714
Provision for losses on loans	—	250,000
Provision for impairment of leased property	—	98,812
Gain on sale of leased properties	—	(2,235,207)
Gain on sale of furniture and fixtures	—	(34,633)
Stock-based compensation expense	—	2,944
Net change in:
Interest receivable	423	113,431
Tenant advance and other assets	130,841	116,693
Accrued liabilities	111,407	(874,348)

Net Cash Flows (used in) from Operating Activities	338,526	(762,564)

CASH FLOWS FROM INVESTING ACTIVITIES
Net loan repayments received	67,825	3,584,338
Proceeds from sale of leased properties	—	14,001,829
Proceeds from sale of loans	—	19,741,708
Purchase or improvements to leased property	—	(5,477)
Proceeds from sale of furniture and fixtures	—	34,633

Net Cash Flows from Investing Activities	67,825	37,357,031

CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in lines of credit	—	(22,820,000)
Repayment of SWIB notes	—	(5,000,000)
Repayment of loan participations with repurchase options	—	(135,254)
Net intercompany transactions	(875,954)	(1,988,901)

Net Cash Flows used in Financing Activities	(875,954)	(29,944,155)

Net Cash Flows from Financial Services	(469,603)	6,650,312
Payment for redemption of preferred stock, including expenses	(612,219)	(4,297,125)
Interest paid related to preferred stock	(530,561)	(817,982)

Net Cash Flows used in Preferred Stock payments	(1,142,780)	(5,115,107)

Net Change in Cash and Cash Equivalents	(1,612,383)	1,535,205
CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	1,738,561	203,356

CASH AND CASH EQUIVALENTS — END OF YEAR	$126,178	$1,738,561

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$530,561	$1,139,370
Cash paid for income taxes	$—	$546,917
NONCASH INVESTING AND FINANCING ACTIVITIES
Loans held for investment transferred to loans held for sale	$—	$4,007,671

See accompanying Notes to Consolidated Financial Statements.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 1 —	Summary of Significant Accounting Policies

Consolidation

The consolidated financial statements of The Middleton Doll Company and Subsidiaries (the “Company”) include the accounts of The Middleton Doll Company (the “Parent”), and its wholly-owned subsidiary, Lee Middleton Original Dolls, Inc. (“LMOD”) and LMOD’s wholly-owned subsidiary, License Products, Inc. (“LPI”). The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Nature of Business

The Company presently consists of two business segments; the consumer products business segment and the financial services business segment. The Company’s segments conducted substantially all of their business in the United States of America.

The consumer products business segment consists of a portion of LMOD and LPI. LMOD is a designer and distributor of lifelike collectible and play dolls and LPI is a designer and distributor of clocks and home décor products.

Prior to January 1, 2006, the financial services business segment consisted of the Parent and its wholly-owned subsidiary Bando McGlocklin Small Business Lending Corporation (“BMSBLC”). On January 1, 2006, BMSBLC was merged with and into LMOD with LMOD as the surviving corporation. During 2006, the Company sold substantially all of the assets of the financial services business segment and used the net proceeds to pay off indebtedness, fund working capital at the consumer products business segment, pay preferred stock dividends, and partially redeem shares of the Company’s outstanding preferred stock. The Company does not intend to continue in the financial services business segment after all of the segment’s assets are sold.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of allowances for loan losses, doubtful accounts and the valuation of inventories and deferred income tax assets.

Segment Information

As discussed previously, the Company has two reportable segments: consumer products (which includes a portion of LMOD and LPI) and financial services (which includes the Parent and a portion of LMOD (formerly known as BMSBLC)). Segment information required to be disclosed is included in the accompanying consolidated financial statements. Intersegment charges are reflected in the consolidated statements of cash flows.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents are defined as those financial assets with an original maturity of three months or less. The Company may at times maintain balances at financial institutions that exceed federally insured limits. The Company has not experienced any losses in such accounts.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, net of allowance for losses. Interest income is accrued on the unpaid principal balance. The accrual of interest income on impaired loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower’s ability to meet payment of interest or principal when they become due. Loans are returned to accrual status when the principal and interest amounts contractually due are brought current and future payments are reasonably assured. At December 31, 2007, no interest income was accrued or received on the loans held for investment.

Allowance for Loan Losses

A loan is considered on non-accrual status when, based on current information and events, it is probable that the lender will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining non-accrual status include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Non-accrual status is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent. Management reviews the value of the collateral on each loan to determine if an allowance for loan loss is necessary. During the year ended December 31, 2007, $186,187 was charged off against the loan loss reserve. During the year ended December 31, 2006, management established a loan loss allowance of $250,000. Management makes certain assumptions when establishing the allowance for loan loss. The assumptions made include that the borrower is able to find a finance company that is willing to refinance certain real estate and that the equity in this certain real estate is sufficient enough to repay the amount owed to the Company.

Rent Receivable

Rent receivable is accrued on a monthly basis based on the lease agreement. If at any point it is determined that the lessee will not make rent payments as dictated by the lease agreement, the accrual of rent is discontinued until management determines the rent to be collectible.

Allowance for Rental Losses

The allowance for rental losses is established as losses are expected to occur through a provision for losses charged to earnings. Management reviews the entire rent receivable portfolio when determining the necessary allowance. Management has determined that no allowance for rental losses is necessary.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $181,333 and $175,248 at December 31, 2007 and December 31, 2006, respectively. Accounts receivable are considered past-due when the amount due is ninety days past the terms of the invoice. At December 31, 2007, LPI did not have any past-due accounts and LMOD had past-due accounts totaling approximately $53,427. The Company writes off accounts receivable when all collection efforts are exhausted.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Inventory

Inventories of LMOD and LPI are valued at lower of cost or market using the first-in, first-out (FIFO) method. Allowances are provided for obsolete and excess inventory. Inventories are presented net of an allowance for obsolete and excess inventory of $480,862 and $482,847 at December 31, 2007 and December 31, 2006, respectively.

Leased Property, Listed for Sale or Under Contract to be Sold

Leased properties are recorded at cost. Depreciation is calculated using the straight-line method over 40 years for book purposes and 39 years for tax purposes. The costs of normal repairs and maintenance are charged to expense as incurred. Leased properties are classified as listed for sale or under contract to be sold, when a property is listed for sale and/or under contract to be sold within the next twelve months. The properties are carried at the lower of depreciated cost or at net realizable value.

Property and Equipment

Property and equipment primarily represent property and equipment of LMOD and LPI. Property and equipment are stated at cost and depreciated using straight-line methods for financial statement purposes and accelerated methods for income tax purposes. Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful life of the assets are added to the property and equipment accounts.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company evaluates the recoverability of leased properties, property and equipment and goodwill annually or more frequently if events or circumstances indicate that an asset might be impaired. If an asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. Management determines fair value using discounted future cash flow analysis or other accepted valuation techniques. During the third quarter of 2006, an impairment provision of $98,812 was recorded on a vacant leased property which was sold in the fourth quarter of 2006. During the fourth quarter of 2006, management concluded that the remaining amount of goodwill was impaired and $506,145 was charged to operations in 2006. The Company’s continuing losses are a triggering event which requires management to review assets for impairment. LMOD reviewed their assets for impairment including their facility in Belpre, Ohio, and their commercial property in Oconomowoc, Wisconsin. Management obtained appraisals and/or offers for these facilities in order to estimate their market value. The information indicated that the market value approximated book value with insignificant differences. Therefore, management concluded that the assets were not impaired.

Revenue Recognition

Revenue is recognized when legal title passes to the purchaser, which is primarily upon shipment of product or upon sale of real estate. Rental income is accrued on a monthly basis, if rent payments are expected to be made, based on lease agreements.

Product Development Costs

The costs of product development and product improvement are charged to expense as they are incurred. Research, development and product improvement costs are reported as a separate component of operating expenses and totaled $734,843, and $1,014,943 for the years ended December 31, 2007 and 2006, respectively.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standard (“SFAS”) No. 123R, Accounting for Stock-Based Compensation (“SFAS No. 123R”). SFAS No. 123R requires all share-based payment to employees, including grants of employee stock options, to be recognized as expense in the statement based on their fair values. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. The amount of compensation is measured at the fair value of the options when granted and this cost is expensed over the required service period, which is normally the vesting period of the options. SFAS No. 123R applies to awards granted or modified after January 1, 2006, or any unvested awards outstanding at December 31, 2005.

Income Taxes

For the year ending December 31, 2007, the Company (consisting of the Parent, LMOD and LPI) operated as a C Corporation under the Internal Revenue Code of 1986, as amended (the “Code”).. The Company intends to file a consolidated federal income tax return for the year ended December 31, 2007, and filed a consolidated federal income tax return for the year ended December 31, 2006.

Prior to January 1, 2006, the Parent and its subsidiary, BMSBLC, qualified as a real estate investment trust (“REIT”) under the Code. Accordingly, the REIT was not subject to income tax on taxable income that was distributed to common shareholders. However, the REIT was allowed to retain capital gains from the sale of real estate and pay income taxes on that gain. In January, 2006, the REIT paid $546,917 in income taxes from the sale of real estate during 2005. As of January 1, 2006, BMSBLC merged with and into LMOD and no longer qualifies as a REIT.

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to different methods used for depreciation for income tax purposes, deferred revenue, net operating losses, capitalization requirements of the Code, allowances for doubtful accounts and obsolete inventory, and other carryforwards. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Shipping and Handling Costs

Shipping and handling fees charged to customers have been included in net sales. Shipping and handling costs incurred by the Company have been included in cost of goods sold.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was $381,289 and $466,425 for the years ended December 31, 2007 and December 31, 2006, respectively.

Earnings Per Common Share

Earnings (loss) per common share are computed based upon the weighted average number of common shares outstanding during each year. In the computation of diluted earnings per common share, all dilutive stock options are assumed to be exercised at the beginning of each year and the proceeds are used to purchase shares of the Company’s common stock at the average market price during the year. At December 31, 2007, all dilutive securities are excluded because their effect is anti-dilutive due to the net loss.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair values cannot be substantiated by comparison to independent markets, and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Recent Accounting Pronouncements

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN No. 48 were adopted by the Company on January 1, 2007. See Note 18 for further disclosure.

Establishing Standards on Measuring Fair Value

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entityspecific measurement. The statement establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. The provisions of SFAS No. 157 were adopted by the Company on January 1, 2008. The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial statements.

Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the FASB issued SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. SFAS No. 158 amends SFAS No. 87, 88, 106 and 132(R). SFAS No. 158 requires employers to recognize in its statement of financial position an asset for a plan’s over-funded status or a liability for a plan’s under-funded status. Secondly, it requires employers to measure the plans assets and obligations that determine its funded status as of the end of the fiscal year. Lastly, employers are required to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur with the changes reported in comprehensive income. The provisions of SFAS No. 158 were adopted by the Company on January 1, 2007. Since the Company does not have any defined benefit plan or other postretirement plans, SFAS No. 158 did not have an impact on the Company’s consolidated financial statements.

Quantifying Financial Statement Misstatements

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 expresses the views of the SEC regarding the process of quantifying

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial statement misstatements to determine if any restatement of prior financial statements is required. SAB 108 addresses the two techniques commonly used in practice in accumulating and quantifying misstatements, and requires that the technique with the most severe result be used in determining whether a misstatement is material. SAB 108 was adopted by the Company on December 31, 2006. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial statements.

Fair Value Option

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The decision to elect the fair value option may be applied instrument by instrument, is irrevocable and is applied to the entire instrument and not to only specified risks, specific cash flows or portions of that instrument. An entity is restricted in choosing the dates to elect the fair value option for an eligible item. The provisions of SFAS No. 159 were adopted by the Company on January 1, 2008. The adoption of SFAS No. 159 did not have a material impact on the Company’s consolidated financial statements.

Noncontrolling Interests

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements,” an amendment of ARB No. 51, (“SFAS No. 160”). This statement establishes accounting and reporting standards for noncontrolling interests in subsidiaries and for the deconsolidation of subsidiaries and clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also required expanded disclosures that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. The Company is required to adopt SFAS No. 160 on January 1, 2009. Management of the Company is currently evaluating the potential impact of SFAS No. 160 on the Company’s consolidated financial statements.

Derivative Instruments and Hedging Activities

In March, 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133, (“SFAS No. 161”). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. Management of the Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Reclassifications

Certain 2006 amounts have been reclassified to conform with the 2007 presentation. The reclassifications have no effect on reported amounts of net (loss) income or equity.

NOTE 2 —	Going Concern; Liquidity and Capital Resources

As noted above, the consumer products business segment has incurred net losses and negative cash flows from operating activities over the past five years and the Company has an accumulated deficit of $7.15 million at December 31, 2007. The Company anticipates generating losses for the next twelve months. The Company’s financial condition may also make it more difficult for the Company to market its products to new and existing customers. Based on the Company’s financial performance and its current financial condition, the Company’s audit report contains an explanatory paragraph for going concern uncertainty, pursuant to which the Company’s auditors have expressed substantial doubt as to the Company’s ability to continue as a going concern.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. Management anticipates, based on current projections and absent any adverse factors outside the control of the Company, that the cash that will be generated from additional asset sales and existing operations together with existing cash balances and other potential sources of financing, such as the loan agreements that the Company entered into during 2007 providing for $1.75 million of funding (See Note 11), should be sufficient to provide the necessary cash to meet operating and working capital requirements through December 31, 2008. However, the Company anticipates that it will not have sufficient funds to redeem its preferred stock by July 1, 2008. The Company is actively pursuing various alternatives to address all of its financial obligations, including the redemption of preferred stock, which could include a financing transaction, a disposition of assets, a recapitalization of the Company, or a strategic business combination. However, there can be no assurance that the Company will be able to generate enough revenue and/or effect a transaction to address its financial obligations.

The Company is required to redeem $9.39 million of preferred stock by July 1, 2008, to the extent the Company has legally available funds for the redemption and it is otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, the Company may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the preferred stock.

The Company will only have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock if the consumer products business segment can generate sufficient earnings (the consumer products business segment has realized losses from operations for the last five years) and/or is able to raise funds from other sources. If the preferred stock is not redeemed by July 1, 2008, then the Company is obligated to redeem the preferred stock as soon as it has legally available funds for the redemption, and dividends continue to accrue and be payable following the failure to redeem at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the Board of Directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid. Management believes based on its review of the documents and discussions with lenders, that failure to redeem the preferred stock on July 1, 2008, will not be an event of default under the loan agreements that the Company entered into during 2007. Nonetheless, if the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially affected.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed, the Company has suffered recurring losses from operations and operating cash outflows that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 —	Related Party Transactions

Pursuant to a Loan and Real Estate Services Agreement (the “Loan Services Agreement”), which was terminated effective June 30, 2006, InvestorsBank (the “Bank”) administered the loan and real estate portfolios of the Company from January 1, 2006 to June 30, 2006. Certain officers or directors of the Bank were former officers or directors of the Company. The Bank received a monthly fee equal to (a) 1/12 of 0.25% multiplied by the total outstanding principal balance of loans under management, (b) 1/12 of 0.25% multiplied by the total cost of all of the properties originally acquired by BMSBLC from Bando McGlocklin Real Estate Investment Corporation (the “Bando Investment Properties”) and (c) 6% of the rents from the real estate portfolio other than the Bando Investment Properties. For the year ended December 31, 2006, management fees totaled $45,139. In addition, Ms. Hauke, Chief Financial Officer of the Bank, was required to provide between January 1, 2006, and June 30, 2006, a maximum of 140 hours of

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accounting services under the Loan Services Agreement for an aggregate fee of $17,500. Also under the Loan Services Agreement, LMOD paid the Bank a fee of $19,554 for rent, real estate taxes, and building related and overhead expenses, which is included in other operating expenses during the year ended December 31, 2006. No additional fees were paid under the Loan Services Agreement. During the year ended December 31, 2006, the Bank paid the Company $34,633 for fully depreciated financial services furniture and fixtures which the Bank retained at the termination of the Loan Services Agreement. The purchase price of the furniture and fixtures was determined based on an estimate of fair value provided by a third party. (Also See Note 5.)

NOTE 4 —	Concentrations

The consumer products business segment’s customers are not concentrated in any specific geographic region. For the year ended December 31, 2007, the consumer products business segment had two customers that accounted for $5.05 million or 40%, of the segment’s net sales. At December 31, 2007, these customers accounted for 22% of the consumer products business segment’s outstanding accounts receivable. For the year ended December 31, 2006, one customer accounted for $2.39 million or 20%, of the segment’s net sales. At December 31, 2006, this customer accounted for 12% of the consumer products business segment’s outstanding accounts receivable. The Company establishes an allowance for doubtful accounts based upon the factors surrounding the credit risk of specific customers, historical trends and other information. The Company routinely assesses the financial strength of its customers, and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

The consumer products business segment imports substantially all finished goods inventory from two suppliers in China.

Approximately 29% of LMOD’s labor force is subject to a collective bargaining agreement which has an expiration date of April 30, 2009.

NOTE 5 —	Loans Held for Investment and Loans Held for Sale

On January 4, 2006, LMOD entered into an asset purchase agreement to sell substantially all of its loans and loan participations (previously owned by BMSBLC) to the Bank. The purchase price for the sale of the loans and loan participations was the total of the outstanding principal balance of all such loans and loan participations, plus accrued interest. During the year ended December 31, 2006, the Bank purchased $15.58 million of loans and loan participations under the asset purchase agreement. In addition, outside of the asset purchase agreement, the Bank purchased an additional $4.16 million of loans and loan participations under the same terms.

At December 31, 2007, LMOD’s gross loan portfolio consisted of three loans totaling $209,563, one in the amount of $41,775, which is in foreclosure proceedings. During the year ended December 31, 2006, management established a loan loss allowance of $250,000 against the non-accrual loans. One loan totaling $186,187, which was in foreclosure proceedings, was charged off against the loan loss reserve in the second quarter of 2007, leaving $63,813 in the loan loss reserve. No interest income was accrued or received on these non-accrual loans during the years ended December 31, 2007 and 2006. Management believes that the collateral for these loans is sufficient to repay the $145,750 in outstanding loan balances, although this assessment is subjective and subject to significant judgement.

NOTE 6 —	Loans Sold with Repurchase Options

The Company did not sell any loans with repurchase options to third parties during the years ended December 31, 2007 and 2006. As of December 31, 2005, the balance of loan participations sold with repurchase options was $135,254. These loan participations were repurchased in the first quarter of 2006.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	Inventory

Inventory consisted of the following at December 31:

	2007	2006

Raw materials	$200,093	$296,397
Finished goods	5,117,021	3,909,150

	5,317,114	4,205,547
Allowance for obsolete and excess inventory	(480,862)	(482,847)

	$4,836,252	$3,722,700

NOTE 8 —	Leased Properties

At December 31, 2007 and 2006, LMOD’s real estate portfolio consisted of one commercial property located in Oconomowoc, Wisconsin. The carrying cost of the property is summarized in the following table.

Leased Properties, Listed for Sale or Under Contract to be Sold

	2007	2006

Land	$107,800	$107,800
Buildings	1,571,178	1,571,178

Total	1,678,978	1,678,978
Less: accumulated depreciation	(286,466)	(265,190)

Net	$1,392,512	$1,413,788

Depreciation expense on leased properties was $21,276, and $138,714 for the years ended December 31, 2007 and December 31, 2006, respectively.

At the present time, the Oconomowoc building is listed for sale for $2.0 million. The property was fully leased until July 15, 2007. A portion of the building’s warehouse space is presently leased to a new tenant under a month-to-month lease for $1,100 per month.

NOTE 9 —	Property and Equipment

The major categories of property and equipment at December 31 are summarized as follows:

	Useful
	Lives	2007	2006

Consumer Products:
Land	N/A	$173,590	$697,890
Buildings	40 yrs.	1,828,553	5,237,164
Machinery and equipment	3-5 yrs.	1,335,733	1,363,203
Furniture and fixtures	7 yrs.	2,075,343	1,947,722

Total		5,413,219	9,245,979
Less: accumulated depreciation		(3,557,230)	(3,853,320)

Net		$1,855,989	$5,392,659

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Depreciation expense for the consumer products business segment was $472,485 and $716,110 for the years ended December 31, 2007 and December 31, 2006, respectively. In the year ended December 31, 2006, InvestorsBank paid the Company $34,633 for fully depreciated financial services furniture and fixtures which the Bank retained at the termination of the Loan Services Agreement.

On August 1, 2007, LPI sold the commercial building in Hartland, Wisconsin, in which the Company was headquartered resulting in net proceeds of $4.02 million and a gain of approximately $600,000. From August 1, 2007 to December 31, 2007, the Company rented space in the Hartland building. As of January 1, 2008, the Company relocated its headquarters to Waukesha, Wisconsin, in rented space. (See Note 13.)

NOTE 10 —	Goodwill

The goodwill associated with the acquisition of the consumer doll business segment of LMOD amounted to $619,753. The unamortized amount and carrying value of goodwill at December 31, 2005 was $506,145. During the fourth quarter of 2006, after reviewing the operating results of the business for the year ended December 31, 2006, and projected future results, management concluded that the carrying value of goodwill was impaired and $506,145 was charged to operations in 2006. Based on the consumer products business segment’s losses from 2003 through 2006, and based on management’s evaluation of fair value of the consumer products business segments assets and upon the present value of future expected cash flows; management concluded that at December 31, 2006, that there was no longer any value associated with the goodwill.

NOTE 11 —	Short-Term Borrowings

On July 27, 2007, LPI and LMOD, as co-borrowers, entered into a loan agreement with Town Bank, Hartland, Wisconsin, providing for a line of credit of $750,000 bearing interest at 2.75% over the thirty day London Interbank Offered Rate (“LIBOR”) rate. The note is payable upon demand and is collateralized by receivables and inventory of LPI and LMOD and is guaranteed by the Parent. The amount available under the line of credit has been reduced by a $100,000 outstanding letter of credit. There was no outstanding principal balance on the line of credit at December 31, 2007. During the third quarter of 2007, the consumer products business segment recorded interest expense of $5,876 related to the line of credit. The interest rate on the line of credit was 8% as of December 31, 2007. (See Note 13.)

On October 1, 2007, the Company entered into a loan agreement with Town Bank, Hartland, Wisconsin, providing for a term note of $1,000,000 bearing interest at 2.75% over the thirty day LIBOR rate. The note is payable on October 1, 2008, and is collateralized by the building located in Oconomowoc, Wisconsin. There was no outstanding principal balance on the note at December 31, 2007. The interest rate on the note was 8% as of December 31, 2007. The loan agreement contains provisions requiring the Company to maintain compliance with certain covenants. As of December 31, 2007, the Company was in compliance with all covenants.

NOTE 12 —	Long-Term Debt

As of December 31, 2007 and December 31, 2006, the Company did not have any long-term debt.

The financial services business segment had a term note with the State of Wisconsin Investment Board (“SWIB”) which had a fixed rate of interest of 6.98% per year through its maturity on June 1, 2013. In February, 2006 the note was paid in full with proceeds from the bank line of credit. The prepayment of the note resulted in a prepayment penalty of $289,034, which was expensed in 2006 as a loss on the early extinguishment of indebtedness.

NOTE 13 —	Operating Leases

As of January 1, 2008, the Parent and LPI relocated to rented space in Waukesha, Wisconsin. The rented space has approximately 3,500 square feet of office space and approximately 36,000 square feet of warehouse space. The lease commenced January 1, 2008, and expires February 28, 2013. In order to obtain the lease, a security deposit in

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the form of a letter of credit in the amount of $100,000 was required which is in effect until February 28, 2013. The letter of credit effectively reduces the line of credit available from $750,000 to $650,000 (See Note 11.)

As of December 31, 2007, LMOD leased 7,400 square feet of office space in Columbus, Ohio, and retail space in the Polaris Fashion Mall in Columbus, Ohio, from third parties. Prior to August, 2006, LMOD leased a 44,100 square foot warehouse facility in Columbus, Ohio, and prior to May 1, 2006, LMOD leased 18,800 square feet of office space in Westerville, Ohio. These leases were classified as operating leases and lease expense was approximately $200,000 and $360,000 in 2007 and 2006.

At December 31, 2007, the future minimum lease payments for each of the remaining years are as follows:

2008	$332,105
2009	195,751
2010	192,267
2011	212,935
2012	211,495
2013	35,421

$1,179,974

NOTE 14 —	Commitments and Contingencies

As of the date of this filing, neither the Parent nor any of its subsidiaries is a party to any legal proceedings, the adverse outcome of which, in management’s opinion, would have a material effect on the Company’s consolidated financial statements.

As of November 12, 2003, the Company extended a guarantee to a supplier of LMOD in which the Company has agreed to unconditionally guarantee all obligations of LMOD to the supplier. It is anticipated that the maximum amount of the guarantee will not exceed $600,000; however, the amount of the guarantee is unlimited and the amount of the obligation could increase in the future. As of December 31, 2007, the supplier did not have any outstanding balance with LMOD.

NOTE 15 —	Mandatory Redeemable Preferred Stock

The Company issued 690,000 shares of Adjustable Rate Cumulative Preferred Stock, Series A, in a public offering dated October 13, 1993, at $25 per share less an underwriting discount of $1.0625 per share and other issuance costs amounting to $295,221. The preferred stock is redeemable, in whole or in part at the option of the Company, on any dividend payment date during the period from July 1, 2006, to June 30, 2008, at $25 per share plus accrued and unpaid dividends. Any shares of preferred stock not redeemed prior to July 1, 2008, are subject to mandatory redemption on that date by the Company at a price of $25 plus accrued dividends. Dividends on the preferred stock are paid quarterly at an annual rate of 5.37% for the dividend period commencing July 1, 2003, and ending June 30, 2008.

The Company is required to redeem $9.39 million of preferred stock by July 1, 2008, to the extent the Company has legally available funds for the redemption and it is otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, the Company may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution to shareholders whose preferential rights are superior to those of the holders of the preferred stock. The Company anticipates that it will not have sufficient funds to redeem the preferred stock by July 1, 2008.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The preferred stock has been classified as a current liability in accordance with SFAS No. 150 because the shares are subject to mandatory redemption on a fixed date and at a fixed amount. Dividends on the preferred stock are classified as interest expense in the accompanying statements of operations.

The Company will only have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock if the consumer products business segment can generate sufficient earnings (the consumer products business segment has realized losses from operations for the last five years) and/or is able to raise funds from other sources. If the preferred stock is not redeemed on July 1, 2008, then the Company is obligated to redeem the preferred stock as soon as it has legally available funds for the redemption, and dividends continue to accrue and be payable following the failure to redeem at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the Board of Directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid. Management believes based on its review of the documents and discussions with lenders, that failure to redeem the preferred stock on July 1, 2008, will not be an event of default under the loan agreements that the Company entered into during 2007. Nonetheless, if the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially affected.

In August, 2007, the Company commenced a tender offer to redeem up to 300,000 shares of preferred stock at a price of $14.00 per share. Shareholders tendered 38,827 shares of preferred stock which the Company redeemed in September 2007. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended September 30, 2007.

In November, 2006, the Company commenced a tender offer to redeem up to 246,154 shares of preferred stock (with a right to redeem up to an additional 13,483 shares) at a price of $16.25 per share. Shareholders tendered 348,538 shares of preferred stock and the Company redeemed 259,574 shares of preferred stock at $16.25 per share in December 2006. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended December 31, 2006.

Mandatorily redeemable preferred stock consisted of the following as of December 31, 2007 and 2006:

	12/31/2007	12/31/2006

Redeemable Preferred stock, 1 cent par value, $25 carrying value, 3,000,000 shares authorized, 690,000 shares issued, 375,790 and 414,617 shares outstanding and 314,210 and 275,383 shares redeemed as of December 31, 2007 and 2006, respectively	$9,394,750	$10,365,425

The following table provides detail regarding the gain on the redemption of 38,827 shares of preferred stock in September of 2007.

12/31/2007

Payment for the redemption of 38,827 shares of preferred stock	$(543,578)
Carrying value of shares at redemption date ($25 per share)	970,675
Accrued third quarter dividends on shares redeemed	11,583
Expenses incurred in connection with redemption	(68,641)

Gain on redemption of preferred stock	$370,039

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides detail regarding the gain on the redemption of 259,574 shares of preferred stock in December of 2006.

12/31/2006

Payment for the redemption of 259,574 shares of preferred stock	$(4,218,077)
Carrying value of shares at redemption date ($25 per share)	6,489,350
Accrued fourth quarter dividends on shares redeemed	75,878
Expenses incurred in connection with redemption	(79,048)

Gain on redemption of preferred stock	$2,268,103

NOTE 16 —	Retirement Plans

LPI and LMOD have 401(k) contribution plans for eligible employees. Employer matching contributions to the plans were $19,434 and $17,548 for the years ended December 31, 2007 and December 31, 2006, respectively.

NOTE 17 —	Stockholders’ Equity

In December, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R which requires compensation costs related to share-based payment transactions to be recognized in financial statements. SFAS No. 123R replaced SFAS No. 123 “Accounting for Stock Based Compensation” and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, which generally resulted in no compensation expense being recorded in the financial statements related to the grant of stock options to employees if certain conditions were met.

On January 1, 2006, the Company adopted SFAS No. 123R using the modified prospective method. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the consolidated statement of earnings based on fair value. The amount of compensation expense is determined based on the fair value of the options when granted and is expensed over the required service period, which is normally the vesting period of the options. SFAS No. 123R applies to awards granted or modified after January 1, 2006, and any unvested awards outstanding at December 31, 2005. Consequently, compensation expense is recorded for prior option grants that vest on or after January 1, 2006, the date of adoption. The Company has elected to use the Black-Scholes option pricing model and the straight-line method of amortization expense over the requisite service period of the grant.

At December 31, 2007, the Company had a stock-based employee compensation plan, the 2003 Stock Option Plan. Prior to the adoption of SFAS No. 123R, the Company accounted for plans under the recognition and measurement principles of APB Opinion No. 25 which resulted in no compensation expense being recorded. Under SFAS No. 123R, stock based compensation of $14,983 was recognized in the year ended December 31, 2007, and $2,944 was recognized in the year ended December 31, 2006.

On April 5, 2007, the Board’s Compensation Committee awarded Messrs. Kenneth J. Werner, Jr. (President of LMOD and LPI) and Craig R. Bald (Vice President of Finance of Parent) restricted shares of the Company’s common stock, 6 2/3 cents par value and nonqualified stock options. The nonqualified stock options were granted under the 2003 Stock Option Plan. Mr. Werner was granted 50,000 restricted shares of common stock and Mr. Bald was granted 25,000 restricted shares of common stock. Mr. Werner was granted an option to purchase 100,000 shares of common stock and Mr. Bald was granted an option to purchase 50,000 shares of common stock. The option price was $0.33 per share, which represents the closing sale price of a share of common stock on the grant date (the fair market value). The shares of restricted stock vest ratably over a three year period from the date of grant, based upon continued service as an employee, or earlier in the event of death or disability or change of control. Prior to vesting, Messrs. Werner and Bald are entitled to receive dividends on the shares of restricted stock (dividends paid in shares of common stock are subject to the same risk of forfeiture and restrictions on

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

transferability as the restricted shares) and to exercise voting rights. All of the options vest ratably over a four year period from the date of grant, and expire ten years from the date of grant.

At December 31, 2007, the 2003 Stock Option Plan had outstanding options to purchase 40,900 shares at an exercise price of $4.72 per share, of which options to purchase 32,720 shares were exercisable, and outstanding options to purchase 150,000 shares at an exercise price of $0.33 per share, which were not exercisable

At the shareholder meeting on June 5, 2007, the shareholders approved the adoption of the 2007 Non-Employee Director Stock Plan. The plan makes available 200,000 shares of common stock for the payment of director fees in shares of common stock. The plan also allows directors to elect to receive shares of common stock in lieu of cash fees. Any shares issued under a director’s election to receive shares of common stock in lieu of cash fees, would not reduce the 200,000 share amount discussed above. Under the plan, the exercise prices for stock options may not be less than the fair market value of the optioned stock at the date of grant. In February of 2008, one director received 22,222 shares of common stock for payment of director fees.

Under the 2003 Stock Option Plan, the exercise prices for stock options may not be less than the fair market value of the optioned stock at the date of grant. The exercise price of all options granted was equal to the market value of the stock on the date of the grant. Options may be exercised based on the vesting schedule outlined in the agreement. Options granted under the Plan are considered “non-qualified stock options” as defined the Code. All options must be exercised within ten years of the date of grant.

Activity is summarized in the following table:

	2007		2006
		Weighted		Weighted
		Average		Average
	Shares	Price	Shares	Price

OUTSTANDING — Beginning of Year	40,900	$4.72	244,345	$9.30
Options
Granted	150,000	0.33	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	(203,445)	10.22

OUTSTANDING — End of Year	190,900	$1.27	40,900	$4.72

Exercisable at year end	32,720	$4.72	24,540	$4.72
Available for future grant at year end	59,100		209,100
Total reserved shares	250,000		250,000
Weighted Average Remaining Contractual Life — 8.38 years

The weighted average fair value at date of grant for options granted during 2007 was $0.33. The fair value of options, at date of grant, for options granted in 2007 was estimated using the Black-Scholes option-pricing model with the following assumptions:

2007

Expected life (years)	10 years
Risk-free interest rate	4.50%
Expected volatility	70%
Expected dividend yield	0%

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

All outstanding options to purchase shares of common stock for the years ended December 31, 2007 and 2006, respectively, were excluded from the loss per common share calculations as they were non-dilutive.

NOTE 18 —	Income Taxes

As discussed previously, as of January 1, 2006, BMSBLC merged with and into LMOD and on January 1, 2006, no longer qualified as a REIT. Therefore, for the year ending December 31, 2007, the Company (consisting of the Parent, LMOD and LPI) operated as a C Corporation under the Code. The Company intends to file a consolidated federal income tax return for the year ended December 31, 2007, and filed a consolidated federal income tax return for the year ended December 31, 2006.

The Company accounts for income taxes using an asset and liability approach which generally requires the recognition of deferred income tax assets and liabilities based on the expected future income tax consequences of events that have previously been recognized in the Company’s consolidated financial statements or tax returns. In addition, a valuation allowance is recognized if it is more likely than not that some or all of the deferred income tax assets will not be realized in the foreseeable future.

There were no income tax benefits recognized for the years ended December 31, 2007 and December 31, 2006, due to changes in the valuation allowance. There were no unrecognized tax benefits for the years ended December 31, 2007 and December 31, 2006, due to the Company’s net losses. No interest or penalties relating to income taxes are included in these financial statements.

A reconciliation of the federal statutory income tax rate to the effective income tax rate for the Company is as follows:

	2007	2006

Federal income taxes at statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(3.2)	(3.3)
Other	0.0	0.1
Benefit of current year federal and state net operating loss carryforwards and other deferred income tax assets not recognized	37.2	37.2

Effective income tax rate before changes in valuation allowance	0%	0%

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Temporary differences that give rise to deferred income tax assets and liabilities consisted of the following as of December 31:

	2007	2006

Deferred income tax assets:
Accounts receivable and loan loss allowances	$96,833	$167,973
Inventory allowances	189,940	190,725
Accrued liabilities	374,072	389,882
Federal net operating loss carryforwards	4,763,580	4,188,588
State net operating loss carryforwards	561,060	536,204
Other	87,040	136,001

Total deferred income tax assets	6,072,525	5,609,373
Deferred income tax liabilities:
Property and equipment depreciation	(226,704)	(82,251)
Other	—	—

Total deferred income tax liabilities	(226,704)	(82,251)

Deferred income tax assets — net	5,845,821	5,527,122
Valuation allowance	(5,845,821)	(5,527,122)

Net deferred income tax assets recognized in the consolidated balance sheets	$—	$—

In evaluating the Company’s ability to realize the net deferred income tax assets, the Company considers all available evidence, both positive and negative, including past operating results, the existence of cumulative losses in the most recent fiscal years, tax planning strategies that are prudent and feasible, and the forecast of future taxable income. In considering this information, the Company is required to make certain assumptions and judgments based on plans and estimates. Any changes in the Company’s assumptions and/or estimates may materially impact the consumer products business segment’s income tax expense. In the years ended December 31, 2007 and December 31, 2006, the Company provided valuation allowances of $0.32 million and $1.02 million, respectively. A portion of the valuation allowance is a significant component of the reconciliation between the provision for income taxes computed at the Federal statutory rate versus the effective rate.

As of January 1, 2008, the Company is subject to U.S. Federal income tax examinations for the tax years 2004 to 2007. In addition, the Company is subject to state and local income tax examinations for the tax years 2003 to 2007.

As of December 31, 2007, the Company had unused net operating loss carryforwards of approximately $14.0 million available to offset against future federal taxable income and approximately $10.2 million to offset against future state taxable income. The use of the net operating loss carryforwards are subject to limitations. The

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

state net operating loss carryforwards expire at various dates beginning in 2010 and continuing through 2027. The federal carryforwards expire as follows:

	LMOD
	(Prior to 2006)	LPI

2008	$—	$200,000
2010	$—	$600,000
2011	$—	$500,000
2012	$—	$800,000
2018	$—	$400,000
2019	$—	$200,000
2023	$3,600,000	$—
2024	$1,800,000	$—
2025	$1,400,000	$—
2026	$2,800,000	$—
2027	$1,700,000	$—

Financial Services:

Prior to January 1, 2006, the Parent and its subsidiary, BMSBLC, qualified as a REIT under the Code. Accordingly, the REIT was not subject to income tax on taxable income that was distributed to common shareholders. However, the REIT was allowed to retain capital gains from the sale of real estate and pay income tax on that gain. In January, 2006, the REIT paid $546,917 in accrued income taxes from the sale of leased properties during 2005.

NOTE 19 —	Dividends

For the years ended December 31, 2007 and December 31, 2006, the Company’s Board of Directors did not declare any common stock dividends.

NOTE 20 —	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, loans receivable, short-term borrowings, and accounts payable whose carrying values approximate fair value.

The estimated carrying values and fair values of the Company’s redeemable preferred stock at December 31, 2007 and December 31, 2006 are as follows:

	2007		2006
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Redeemable preferred stock	$9,394,750	$5,355,008	$10,365,425	$6,426,564

The estimated fair value of the redeemable preferred stock was based on quoted market prices.

NOTE 21 —	Pro Forma Financial Information

The following table presents the unaudited pro forma results of operations of the Company for the year ended December 31, 2006 assuming that the loan sales and leased property dispositions which occurred during 2006 had occurred on January 1, 2006.

The pro forma financial information gives effect to all of the following transactions as if they had occurred on January 1, 2006.

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The sale of loans and loan participations to the Bank on various dates during the year ended December 31, 2006 for the aggregate purchase price of $15.58 million, plus accrued interest, pursuant to an asset purchase agreement entered into by LMOD and the Bank.

The sale of six additional loans to the Bank, outside of the asset purchase agreement, for the aggregate purchase price of $4.16 million, plus accrued interest.

The sale of nine leased properties and two vacant properties to various unrelated parties which resulted in a gain of $2.24 million. The net book value of the properties at the time of the sales was $11.77 million. The pro forma condensed consolidated statement of operations for the year ended December 31, 2006, excludes the gain on the sale of the properties.

The reduction of indebtedness under the Company’s revolving line of credit agreement, in the amount of $22.82 million, the payoff of the notes payable to SWIB in full, in the amount of $5.14 million, and the redemption of 259,754 shares of preferred stock with a carrying amount at redemption of $4.22 million, with proceeds from the sales of the Financial Services Assets. The prepayment of the notes payable to SWIB required a prepayment penalty of $289,034 which has been excluded from the December 31, 2006 pro forma financial information.

The pro forma financial information adjusts the Company’s historical results of operations for the transactions listed above. The pro forma financial information should be read in conjunction with the Company’s historical financial information, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the transactions occurred as of January 1, 2006. For purposes of presenting the pro forma information, income taxes have been excluded as no income tax was due on the 2006 transactions.

	Year Ended		Year Ended
	12/31/2006	Pro Forma	12/31/2006
	Historical	Adjustments	Pro Forma

Consumer products segment’s net loss	$(3,411,361)	$—	$(3,411,361)

Financial services segment’s total revenues	3,446,730	(3,089,202)	357,528
Financial services segment’s total expenses	(1,785,700)	928,891	(856,809)

Financial services segment’s net income (loss)	1,661,030	(2,160,311)	(499,281)

Total Company net loss	(1,750,331)	(2,160,311)	(3,910,642)
Preferred stock dividends	(893,860)	337,237	(556,623)
Gain on redemption of preferred stock	2,268,103	(2,268,103)	—

Net loss applicable to common shareholders	$(376,088)	$(4,091,177)	$(4,467,265)

Basic and diluted loss per common share	$(0.10)	$(1.10)	$(1.20)
Weighted average shares outstanding	3,727,589	3,727,589	3,727,589

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 22 — The Middleton Doll Company (Parent Company Only) Financial Information

CONDENSED BALANCE SHEETS

	December 31,
	2007	2006

ASSETS
Cash and cash equivalents	$96,356	$1,690,304
Investment in and advances to subsidiaries	12,347,623	13,206,441
Other assets	26,542	43,210

TOTAL ASSETS	$12,470,521	$14,939,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Other liabilities	$36,877	$54,860
Preferred shares subject to mandatory redemption	9,394,750	10,365,425

Total Liabilities	9,431,627	10,420,285
SHAREHOLDERS’ EQUITY	3,038,894	4,519,670

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,470,521	$14,939,955

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2007	2006

REVENUES
Equity in loss of subsidiaries	$(643,818)	$(1,765,708)
Other income	30,087	48,165

Total Income	(613,731)	(1,717,543)

EXPENSES
Other operating expenses	709,923	32,788

Net loss before other income (expense)	(1,323,654)	(1,750,331)
OTHER INCOME (EXPENSE)
Gain on redemption of preferred stock, net of accrued interest and expenses	370,039	2,268,103
Interest expense related to preferred stock	(542,144)	(893,860)

Total other income (expense)	(172,105)	1,374,243

NET LOSS	$(1,495,759)	$(376,088)

THE MIDDLETON DOLL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,323,654)	$(1,750,331)
Adjustments to reconcile net income available to common shareholders to net cash flows from operating activities
Stock-based compensation expense	14,983	2,944
Equity in subsidiaries’ earnings	643,818	1,765,708
Dividends from subsidiary	565,000	8,605,000
Net change in
Other assets	16,668	(42,410)
Other liabilities	(17,983)	40,960

Net Cash Flows from Operating Activities	(101,168)	8,621,871

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to subsidiaries	(350,000)	(1,850,000)

Net Cash Flows used in Investing Activities	(350,000)	(1,850,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment for redemption of preferred stock, including expenses	(612,219)	(4,297,125)
Preferred stock dividend paid	(530,561)	(817,982)

Net Cash Flows used in Financing Activities	(1,142,780)	(5,115,107)

Net Change in Cash and Cash Equivalents	(1,593,948)	1,656,764
CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	1,690,304	33,540

CASH AND CASH EQUIVALENTS — END OF YEAR	$96,356	$1,690,304

Schedule I

Condensed Financial Information of Small Business Issuer

(Refer to footnote 22 of the consolidated financial statements)

Schedule II

Valuation and Qualifying Accounts

Changes in the reserves deducted from assets in the consolidated balance sheets for each of the two years in the period ended December 31, 2007, are as follows:

	Balance at			Balance
	Beginning of			at End of
	Period	Additions	Deductions	Period

Allowance for loan losses:
Year ended:
December 31, 2007	$250,000	—	(186,187)	$63,813
December 31, 2006	$—	250,000	—	$250,000
Allowance for doubtful accounts:
Year ended:
December 31, 2007	$175,248	119,427	(113,342)	$181,333
December 31, 2006	$155,000	36,512	(16,264)	$175,248
Allowance for obsolete and excess inventory:
Year ended:
December 31, 2007	$482,847	55,449	(57,434)	$480,862
December 31, 2006	$451,330	119,472	(87,955)	$482,847
Deferred income taxes valuation allowance:
Year ended:
December 31, 2007	$5,527,122	318,699	—	$5,845,821
December 31, 2006	$4,506,792	1,020,330	—	$5,527,122

Schedule IV

Mortgage Loans on Real Estate

							Principal
							Amount of
						Carrying	Loans
						Amount of	Subject to
		Final	Periodic		Face	Mortgages	Delinquent
	Interest	Maturity	Payment	Prior	Amount of	as of	Principal or
Description	Rate	Date	Terms	Liens	Mortgages	12/31/2007	Interest

Commercial Second Mortgage	8.00%	Demand	N/A	N/A	N/A	41,775	$41,775
All others(1)	N/A	N/A	N/A	N/A	N/A	103,975	$167,788

Total loans						$145,750

(1)	This category includes all non-mortgage loans on the balance sheet.

	For the Years Ended December 31,
	2007	2006

Loans, beginning of period	$463,575	$23,789,621
Additions during the period
Loans made	—	—
Write-off	(186,187)	—
Deductions during period
Principal collected on loans	(67,825)	(23,326,046)

Loans, end of period	209,563	463,575
Allowance for loan losses	(63,813)	(250,000)

Net loans, end of period	$145,750	$213,575

Management’s Discussion and Analysis or Plan of Operation

The following is a discussion and analysis of the Company’s financial condition and results of operations including information on the Company’s critical accounting policies and liquidity. Information contained in this Management’s Discussion and Analysis should be read in conjunction with the disclosure regarding “Forward-Looking Statements”, as well as the discussion set forth in “Risk Factors” and “Financial Statements”.

Overview

The amounts presented in this Management’s Discussion and Analysis or Plan of Operation as of December 31, 2007 and December 31, 2006 include the consolidation of the Company’s consumer products and financial services business segments. The term “Company”, when used in this Management’s Discussion and Analysis or Plan of Operation, refers to the Parent, LMOD and LPI on a consolidated basis.

Consumer Products

As shown in the following table, during the past five years the Company has experienced a significant decrease in net sales within the consumer products business segment due to declining sales at LMOD. The consumer products business segment must significantly increase net sales in order to generate a positive cash flow from operations.

	Consumer Products	Consumer Products
	Net Sales	Net Income (Loss)

12/31/2007	$12,658,183	$(1,398,233)
12/31/2006	$12,044,872	$(3,411,361)
12/31/2005	$14,328,082	$(1,918,713)
12/31/2004	$15,945,860	$(3,694,322)
12/31/2003	$17,660,233	$(1,568,622)

In August, 2006, LMOD announced the introduction of a new and comprehensive collection of play dolls, “Playbabies”, which provides a playmate for each stage of a young girl’s early development, from newborn through age four. In April, 2007, LMOD introduced the “Middleton NOW” (“NOW”) line of collector-quality dolls which have been safety tested for children ages three and up. NOW dolls are priced between the “Playbabies” collection and the ASC doll line and reflect a more modern and trendy look. The Newborn Nursery® dolls, which were first introduced in mid-2004, continue to appeal to young girls from age five through the pre-teen years. The ASC line of artist-designed collectible dolls has begun to introduce new artists who are designing and sculpting collectible dolls with a more realistic style. LMOD has also introduced furniture, bedding and décor items as well as doll clothing and accessories to complement the doll lines. Distribution channels for the above product lines consist primarily of dealers or individual store owners, larger retailers and regional specialty stores.

LPI has experienced some success at expanding its customer base and has been working to introduce new and updated styles of clocks and home décor items that have resulted in increased sales. LPI has reached a mature stage of development and has limited opportunities to expand its sales channels based on currently available resources.

As noted above, the consumer products business segment has incurred net losses and negative cash flows from operating activities over the past five years and the Company has an accumulated deficit of $7.15 million at December 31, 2007. The Company anticipates generating losses for the next twelve months. The Company’s financial condition may also make it more difficult for the Company to market its products to new and existing customers. Based on the Company’s financial performance and its current financial condition, the Company’s audit report contains an explanatory paragraph for going concern uncertainty, pursuant to which the Company’s auditors have expressed substantial doubt as to the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. Management anticipates, based on current projections and absent any adverse factors outside the control of the Company, that the cash that will be generated from additional asset sales and existing operations together with existing cash balances and other potential sources of financing, such as the loan agreements that the Company entered into during 2007 providing for

$1.75 million of funding (See Note 11 in the Notes to Consolidated Financial Statements in this Annual Report on Form 10-KSB), should be sufficient to provide the necessary cash to meet operating and working capital requirements through December 31, 2008. However, the Company anticipates that it will not have sufficient funds to redeem its preferred stock by July 1, 2008. The Company is actively pursuing various alternatives to address all of its financial obligations, including the redemption of preferred stock, which could include a financing transaction, a disposition of assets, a recapitalization of the Company, or a strategic business combination. However, there can be no assurance that the Company will be able to generate enough revenue and/or effect a transaction to address its financial obligations.

The Company is required to redeem $9.39 million of preferred stock by July 1, 2008, to the extent the Company has legally available funds for the redemption and it is otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, the Company may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the preferred stock.

The Company will only have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock if the consumer products business segment can generate sufficient earnings (the consumer products business segment has realized losses from operations for the last five years) and/or is able to raise funds from other sources. If the preferred stock is not redeemed by July 1, 2008, then the Company is obligated to redeem the preferred stock as soon as it has legally available funds for the redemption, and dividends continue to accrue and be payable following the failure to redeem at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the Board of Directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid. Management believes based on its review of the documents and discussions with lenders, that failure to redeem the preferred stock on July 1, 2008, will not be an event of default under the loan agreements that the Company entered into during 2007. Nonetheless, if the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially affected.

Financial Services

At December 31, 2007, LMOD’s loan portfolio consisted of three loans totaling $209,563, one in the amount of $41,775, which is in foreclosure proceedings. During the year ended December 31, 2006, management established a loan loss allowance of $250,000 against the non-accrual loans. One loan totaling $186,187, which was in foreclosure proceedings, was charged off against the loan loss reserve in the second quarter of 2007, leaving $63,813 in the loan loss reserve. No interest income was accrued or received on these non-accrual loans during the years ended December 31, 2007 and 2006.

At December 31, 2007, LMOD’s real estate portfolio consisted of one commercial property, located in Oconomowoc, Wisconsin, with a carrying cost of $1.39 million. At the present time, the building is listed for sale for $2.0 million.

During the year ended December 31, 2006, InvestorsBank purchased $19.74 million of loans and loan participations from LMOD and $3.58 million of loans were paid off by borrowers. Also during 2006, eleven leased properties were sold to unrelated parties which resulted in net proceeds of $14.00 million. The proceeds from the sales of the financial services assets were primarily used to pay off $27.96 million of outstanding debt, to advance $1.85 million to the consumer products business segment for use in funding the operations of the consumer products business segment, to partially redeem shares of the preferred stock for an aggregate price of $4.22 million and to pay $0.89 million in preferred stock dividends.

The Company does not intend to continue in the financial services business segment after all of the segment’s assets are sold.

Pursuant to a Loan and Real Estate Services Agreement (the “Loan Services Agreement”), the Bank administered the loan and real estate portfolios of the Company from January 1, 2006 to June 30, 2006. The Bank received a monthly management fee equal to (a) 1/12 of 0.25% multiplied by the total outstanding principal balance of loans under management, (b) 1/12 of 0.25% multiplied by the total cost of all of the properties originally acquired by BMSBLC from Bando McGlocklin Real Estate Investment Corporation (the “Bando Investment Properties”) and (c) 6% of the rents from the real estate portfolio other than the Bando Investment Properties. For the year ended December 31, 2006, management fees paid to the Bank totaled $45,139. Between January 1, 2006, and June 30, 2006, Ms. Hauke, Chief Financial Officer of the Bank, was required to provide a maximum of 140 hours of accounting services under the Loan Services Agreement for an aggregate fee of $17,500. Also under the Loan Services Agreement for the six months ended June 30, 2006, LMOD paid the Bank a fee of $19,554 for rent, real estate taxes, and building related and overhead expenses. No additional fees were paid under the Loan Services Agreement. The Loan Services Agreement was terminated effective June 30, 2006.

Critical Accounting Policies

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following areas require management to make estimates that are susceptible to significant change in the near term.

Consumer Products

Allowance for doubtful accounts.  LMOD and LPI provide an allowance for doubtful accounts based on management’s estimate of uncollectible amounts. Management reviews the trade accounts receivable based on an aging of accounts, historical collection experience, and a specific review of certain accounts in order to evaluate the collectibility of the accounts receivable.

Inventory and allowance for obsolete and excess inventory.  Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. LMOD and LPI provide an allowance for obsolete inventory items based on management’s estimate. Management reviews all excess quantities, slow-moving or obsolete inventory items in order to determine the appropriate allowance for obsolete inventory. The inventory allowance reflects the estimated markdown necessary to liquidate the slow-moving inventory items.

Deferred income tax assets and liabilities.  Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to different methods used for depreciation for income tax purposes, vacation accruals, net operating losses, capitalization requirements of the Code, allowances for doubtful accounts and obsolete inventory and charitable contribution carryforwards. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Financial Services

Allowance for loan losses.  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, reduced by the allowance for loan losses. Management reviews the value of the collateral securing each loan to determine if an allowance for loan losses is necessary. In this review, management evaluates past loan loss experience, the level of nonperforming loans, current economic conditions, loan volume, growth and composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of underlying collateral, and other relevant factors.

Leased properties listed for sale or under contract to be sold.  Leased properties are classified as listed for sale or under contract to be sold, when a property is listed for sale and/or under contract to be sold within the next twelve months. Leased properties are valued at the lower of depreciated cost (carrying value) or estimated net realizable value.

Impairment of leased properties.  The carrying value of leased properties is reviewed by management at least annually for impairment. An impairment review is designed to determine whether the fair value of a leased property is below its carrying value. Management estimates the fair value based upon available information using appraisals, real estate tax bills and recent sales.

Deferred income tax assets and liabilities.  Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to different methods used for depreciation for income tax purposes, allowances for loan losses, and allowances for impairment of leased properties.

Results of Operations for the years ended December 31, 2007 and December 31, 2006

The Company’s total net loss applicable to common stock shareholders for the year ended December 31, 2007 was $1.50 million, or $0.40 per common share (diluted), as compared to $0.38 million, or $0.10 per common share (diluted), for the year ended December 31, 2006.

The consumer products business segment’s net loss decreased $2.01 million when comparing the year ended December 31, 2007 to the year ended December 31, 2006. Net sales increased $0.61 million and gross profit increased $0.20 million when comparing the two years. Operating expenses were reduced $1.22 million when comparing the year ended December 31, 2007 to December 31, 2006. During the year ended December 31, 2006, the consumer products business segment wrote off $0.51 million of goodwill which is reflected in the 2006 operating expenses. During the year ended December 31, 2007, LPI sold the building in which it was headquartered resulting in a gain of $0.60 million.

The financial services business segment’s net income decreased $1.59 million when comparing the year ended December 31, 2007 to the year ended December 31, 2006, primarily due to the sale of most of the financial services assets during 2006. During 2006, the Company sold substantially all of the assets of the financial services business segment and used the net proceeds to pay off indebtedness, fund working capital at the consumer products business segment, pay preferred stock dividends, and partially redeem shares of the Company’s outstanding preferred stock. The Company does not intend to continue in the financial services business segment after all of the segment’s assets are sold.

Consumer Products

The consumer products business segment’s net loss for the year ended December 31, 2007, was $1.40 million. During the year ended December 31, 2007, operating expenses were reduced $1.22 million when compared to the year ended December 31, 2006 and in August of 2007, LPI recorded a $0.60 million gain on the sale of the headquarters building located in Hartland, Wisconsin.

Net sales from the consumer products business segment for the year ended December 31, 2007, increased 5% to $12.66 million from $12.04 million for the year ended December 31, 2006. Net sales at LMOD decreased $0.84 million and net sales at LPI increased $1.46 million. At LMOD, net sales in the ASC category declined $1.60 million reflecting decreased sales of dolls and accessories and Newborn Nursery® dolls. Newborn Nursery® boutiques were first introduced in mid-2004 and an exclusivity agreement with Saks Department Store Group was announced in February of 2005. Recently the Saks Department Store Group stores were sold primarily to Belk, Inc. and The Bon Ton Stores, Inc. The exclusivity agreement expired on December 1, 2007, and was not renewed. During the third quarter of 2007, both Belk, Inc. and The Bon Ton Stores, Inc. closed the Newborn Nursery® boutiques located in the stores they acquired. Newborn Nursery® products were returned by the stores to LMOD and the returned products were placed in inventory. Belk, Inc. and The Bon Ton Stores, Inc. are now carrying the newly introduced “Middleton Playbabies” and “Middleton NOW” dolls. When comparing the year ended December 31, 2007 to December 31, 2006, Newborn Nursery® sales of dolls and accessories declined approximately $0.66 million. To offset the decline in sales outlets, management has encouraged dealers to open “mini-nurseries” and in July of 2007, the FAO Schwarz New York store expanded the size of its nursery. During 2006, sales of the original line of play dolls were discontinued which accounted for $0.19 million of the sales decline. Offsetting that decline, sales of the “Playbabies” line and the newly introduced “Middleton NOW” line increased $1.25 million when comparing 2007 to 2006. Retail sales decreased $0.30 million when comparing the two periods, partly due to the closing of a retail outlet at the end of 2006. The increase in net sales at LPI was primarily due to the introduction of new clock styles and home décor products resulting in increased orders from two major customers.

Primarily due to the increase in sales, cost of goods sold increased 5% to $9.33 million for the year ended December 31, 2007, compared to $8.92 million for the year ended December 31, 2006. Total gross profit margin remained the same for both years at 26%. LMOD’s gross profit margin increased to 29% from 27%. During 2006, in order to reduce old inventory levels, LMOD offered special incentive ordering packages for ASC dolls and for play dolls which had been discontinued, resulting in a lower gross profit margin in 2006. LPI’s gross profit margin decreased to 23% from 25% due to price concessions on certain product lines and due to the sale of some older inventory items.

Total operating expenses of the consumer products business segment for the year ended December 31, 2007, were $5.48 million compared to $6.70 million for the year ended December 31, 2006, an 18% decrease. When comparing the year ended December 31, 2007 to 2006, sales and marketing expense decreased $0.82 million with all of the reduction at LMOD. Salary expense and related employee benefit expenses decreased due to workforce reductions. Expenses related to Newborn Nursery® boutiques and shared advertising expense also decreased when comparing the two periods. Additionally, fees paid for royalties decreased when comparing 2007 to 2006 since LMOD is no longer required to pay a guaranteed minimum annual royalty amount due to the contract expiration of a doll designer. New product development costs decreased $0.28 million when comparing the year ended December 31, 2007 to the year ended December 31, 2006, with all of the reduction at LMOD. The reduced expenses were primarily due to reductions in salary expense and related employee benefit expenses due to workforce reductions. Expenses for artist design costs and costs related to travel decreased due to the designer contract expiration. General and administrative expenses increased $0.39 million when comparing the two years. At LMOD, general and administrative expenses decreased $0.35 million when comparing the two periods primarily due to reductions in expenses related to depreciation and leased office space. On May 1, 2006, LMOD relocated its corporate headquarters to a smaller leased office space in order to reduce operating expenses. At LPI, general and administrative expenses increased $0.03 million primarily due to the settlement of a judgment in the amount of $75,000 which was related to a product dispute. The remaining net increase of $0.71 million in general and administrative expense is attributable to ongoing expenses which were formerly absorbed by the financial services business segment. These expenses primarily include directors fees, salaries, accounting and legal fees for the Company. On August 1, 2007, LPI sold the commercial building in which the Company was headquartered resulting in a gain of approximately $600,000. During the year ended December 31, 2006, LMOD expensed approximately $506,000 of goodwill.

Other income for the year ended December 31, 2007, totaled $161,113 compared to $160,163 for the year ended December 31, 2006. Other income is composed primarily of interest income on cash holdings and rental income from a tenant in the commercial building which was sold by LPI in 2007. During the third quarter of 2007, LMOD recorded interest expense of $5,876 related to the line of credit. (See Note 11 in the Notes to Consolidated Financial Statements in this Annual Report of Form 10-KSB.)

For the years ended December 31, 2007 and December 31, 2006, no income tax expense (benefit) was recognized due to changes in the deferred income tax valuation allowance. Management determined in 2004, based on the level of the continuing losses of the consumer products business segment, that it would provide a valuation allowance for the full amount of net operating loss carryforwards and other net deferred income tax assets, due to uncertainties of realization in the near term. If the consumer products business segment becomes profitable, the existing net operating loss carryforwards should be available to be utilized against future taxable income. In assessing the recoverability of deferred income tax assets, including net operating loss carryforwards, management considers whether it is more likely than not, in the foreseeable future, that some portion or all of the deferred income tax assets will not be realized. The realization of deferred income tax assets in this instance is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards would be available to offset the taxable income. The loss carryforwards expire at various dates through 2027. At December 31, 2007 no income tax expense was recorded and there were unused net operating loss carryforwards of approximately $14.0 million to be used to offset against future federal taxable income.

Financial Services

The financial services business segment’s net income decreased from $1.66 million to $74,579 when comparing the year ended December 31, 2007 to the year ended December 31, 2006.

Prior to January 1, 2006, the financial services business segment consisted of the Parent and its wholly-owned subsidiary BMSBLC. On January 1, 2006, BMSBLC was merged with and into LMOD with LMOD as the surviving corporation. During 2006, the Company sold substantially all of the assets of the financial services business segment and used the net proceeds to pay off indebtedness, to fund working capital at the consumer products business segment, to pay preferred stock dividends, and to partially redeem shares of the Company’s outstanding preferred stock. The Company does not intend to continue in the financial services business segment after all of the segment’s assets are sold.

As a result of the sale of the assets, both interest income from loans and rental income decreased when comparing the year ended December 31, 2007 to the year ended December 31, 2006. Interest income of $1,297 was recorded in 2007 from two loans which were paid off in 2007. Rental income of $107,020 was recorded in 2007 from the remaining leased property. The former tenant’s lease payments ended on July 15, 2007, and the property is presently only partially leased on a month-to-month basis. Other income is composed of interest income on cash holdings, interest from the former building tenant and miscellaneous receipts. Expenses in 2007 primarily consisted of depreciation on the commercial building during the period in which it was leased, and expenses related to the commercial building after the lease period ended for real estate taxes, utilities and maintenance.

During the year ended December 31, 2006, the financial services business segment paid in full the outstanding balances on the line of credit and the term note. The prepayment of the term note required a prepayment penalty of $289,034 in the first quarter of 2006. (See Note 12 in the Notes to Consolidated Financial Statements in this Annual Report on Form 10-KSB.) During the third quarter of 2006, a provision for impairment of leased properties of $98,812 was recorded on a vacant leased property which was sold in the fourth quarter of 2006. Also in the third quarter of 2006, a loan loss provision of $250,000 was recorded against the two loans which were in foreclosure. Operating expenses of $0.69 million were reported by the financial services business segment in 2006. Operating expenses of $0.71 million for the year ended December 31, 2007, are now reflected in the general and administrative expenses of the consumer products business segment. These expenses primarily include directors fees, salaries, accounting and legal fees for the Company.

Corporate

In August, 2007, the Company commenced a tender offer to redeem up to 300,000 shares of preferred stock at a price of $14.00 per share. Shareholders tendered 38,827 shares of preferred stock which the Company redeemed in September 2007. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended September 30, 2007.

The following table provides detail regarding the interest income related to shares of preferred stock which were redeemed in 2007.

12/31/2007

Payment for the redemption of 38,827 shares of preferred stock	$(543,578)
Carrying value of shares at redemption date ($25 per share)	970,675
Accrued third quarter dividends on shares redeemed	11,583
Expenses incurred in connection with redemption	(68,641)

Gain on redemption of preferred stock	$370,039

In November, 2006, the Company commenced a tender offer to redeem up to 246,154 shares of preferred stock (with a right to redeem up to an additional 13,483 shares) at a price of $16.25 per share. Shareholders tendered 348,538 shares of preferred stock and the Company redeemed 259,574 shares of preferred stock at $16.25 per share in December 2006. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended December 31, 2006.

The following table provides detail regarding the interest income related to shares of preferred stock which were redeemed in 2006.

12/31/2006

Payment for the redemption of 259,574 shares of preferred stock	$(4,218,077)
Carrying value of shares at redemption date ($25 per share)	6,489,350
Accrued fourth quarter dividends on shares redeemed	75,878
Expenses incurred in connection with redemption	(79,048)

Gain on redemption of preferred stock	$2,268,103

Consolidated Balance Sheets at December 31, 2007 and 2006

Consumer Products

Total assets of the consumer products business segment were $11.92 million as of December 31, 2007, and $12.83 million as of December 31, 2006, a 7% decrease. Cash increased to $2.17 million at December 31, 2007, from $0.96 million at December 31, 2006 primarily due to LPI’s sale of the headquarters building located in Hartland, Wisconsin. From August 1, 2007 to December 31, 2007, the Company rented space in the Hartland building and on January 1, 2008, the Parent and LPI relocated to rented space in Waukesha, Wisconsin.

Accounts receivable, net of the allowance for doubtful accounts, remained the same at $2.20 million for the year ended December 31, 2007 and December 31, 2006. LPI’s trade receivables decreased $0.21 million and LMOD’s trade receivables increased $0.21 million. At December 31, 2007, LPI did not have any past-due accounts and LMOD had past-due accounts totaling approximately $53,427.

Inventory and prepaid inventory, net of the allowance for obsolescence, increased to $5.58 million at December 31, 2007, compared to $4.19 million at December 31, 2006. LMOD’s inventory level increased $0.86 million to $3.32 million, and LPI’s inventory increased $0.53 million to $2.26 million. The increase in the inventory level at LMOD was due to new product introductions and the increase in the inventory level at LPI was due to orders that were shipped in the first quarter of 2008. Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and equipment, net of accumulated depreciation, decreased by $3.53 million to $1.86 million as of December 31, 2007, compared to $5.39 million at December 31, 2006. On August 1, 2007, LPI sold the commercial building in which the Company was headquartered resulting in a net decrease of $3.41 million to property and equipment. Property and equipment purchases in 2007 totaled $0.35 million and depreciation expense in 2007 totaled $0.47 million. The net carrying value of LPI’s remaining property and equipment is $0.07 million and the net carrying value of LMOD’s property and equipment is $1.79 million. The retail and warehouse space in Belpre,

Ohio, owned by LMOD, with a carrying cost of $1.15 million, is the primary component of LMOD’s property and equipment.

Other prepaid expenses increased $0.02 million to $0.11 million at December 31, 2007, from $0.09 million at December 31, 2006. Other liabilities decreased $0.41 million to $1.01 million at December 31, 2007, from $1.42 million at December 31, 2006, primarily due to decreases in accounts payable and accrued royalties. LMOD’s liabilities decreased $0.50 million to $0.34 million and LPI’s liabilities increased $0.09 to $0.67 million.

Financial Services

Total assets of the financial services business segment were $1.69 million as of December 31, 2007 and $3.52 million as of December 31, 2006. Cash decreased to $126,178 at December 31, 2007 from $1.74 million at December 31, 2006, primarily due to the payment of preferred stock dividends and to the redemption of 38,827 shares of preferred stock in 2007.

All interest receivable was collected as of June 30, 2007. The tenant advance was paid off in July of 2007.

At December 31, 2007, the financial services business segment’s loan portfolio consisted of three loans totaling $209,563, one of which is in foreclosure proceedings. During the year ended December 31, 2006, management established a loan loss allowance of $250,000 against the non-accrual loans. One loan totaling $186,187, which was in foreclosure proceedings, was charged off against the loan loss reserve in the second quarter of 2007. No interest income was accrued or received on these non-accrual loans during the year ended December 31, 2007.

The financial services business segment owned one commercial property located in Oconomowoc, Wisconsin, at December 31, 2007. The former tenant’s lease payments ended on July 15, 2007, and the property is presently only partially leased on a month-to-month basis. At the present time, the building is listed for sale for $2.0 million. The carrying cost of the commercial property at December 31, 2007, was $1.39 million and depreciation expense of $21,276 was recorded during the year ended December 31, 2007.

Other assets, totaling $27,062 at December 31, 2007, consisted primarily of prepaid insurance. Accrued liabilities, totaling $167,740 at December 31, 2007, consisted primarily of items related to the commercial property.

Corporate

The Company is required to redeem $9.39 million of preferred stock by July 1, 2008, to the extent the Company has legally available funds for the redemption and it is otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, the Company may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the preferred stock.

The Company will only have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock if the consumer products business segment can generate sufficient earnings (the consumer products business segment has realized losses from operations for the last five years) and/or is able to raise funds from other sources. If the preferred stock is not redeemed on July 1, 2008, then the Company is obligated to redeem the preferred stock as soon as it has legally available funds for the redemption, and dividends continue to accrue and be payable following the failure to redeem at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the Board of Directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid. Management believes based on its review of the documents and discussions with lenders, that failure to redeem the preferred stock on July 1, 2008, will not be an event of default under the loan agreements that the Company entered into during 2007. Nonetheless, if the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially affected.

In August, 2007, the Company commenced a tender offer to redeem up to 300,000 shares of preferred stock at a price of $14.00 per share. Shareholders tendered 38,827 shares of preferred stock which the Company redeemed in September 2007. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended September 30, 2007.

In November, 2006, the Company commenced a tender offer to redeem up to 246,154 shares of preferred stock (with a right to redeem up to an additional 13,483 shares) at a price of $16.25 per share. Shareholders tendered 348,538 shares of preferred stock and the Company redeemed 259,574 shares of preferred stock at $16.25 per share in December 2006. Shareholders who tendered their preferred stock in this offering did not receive a dividend payment for the quarter ended December 31, 2006.

Mandatorily redeemable preferred stock consisted of the following as of December 31, 2007 and 2006:

	12/31/2007	12/31/2006

Redeemable Preferred stock, 1 cent par value, $25 carrying value, 3,000,000 shares authorized, 690,000 shares issued, 375,790 and 414,617 shares outstanding and 314,210 and 275,383 shares redeemed as of December 31, 2007 and 2006, respectively	$9,394,750	$10,365,425

Liquidity and Capital Resources

The consumer products business segment has incurred net losses and negative cash flows from operating activities over the past five years and the Company has an accumulated deficit of $7.15 million at December 31, 2007. The Company anticipates generating losses for the next twelve months. The Company’s financial condition may also make it more difficult for the Company to market its products to new and existing customers. Based on the Company’s financial performance and its current financial condition, the Company’s audit report contains an explanatory paragraph for going concern uncertainty, pursuant to which the Company’s auditors have expressed substantial doubt as to the Company’s ability to continue as a going concern.

The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and to ultimately attain profitability. At December 31, 2007, the Company had cash of $2.30 million and $1.65 million of available credit (See Note 11 in the Notes to Consolidated Financial Statements in this Annual Report of Form 10-KSB). Management anticipates, based on current projections and absent any adverse factors outside the control of the Company, that the cash that will be generated from additional asset sales and existing operations together with existing cash balances and other potential sources of financing, should be sufficient to provide the necessary cash to meet operating and working capital requirements through December 31, 2008. The Company does not have any outstanding capital commitments in 2008. However, the Company anticipates that it will not have sufficient funds to redeem its preferred stock by July 1, 2008. The Company is actively pursuing various alternatives to address all of its financial obligations, including the redemption of preferred stock, which could include a financing transaction, a disposition of assets, a recapitalization of the Company, or a strategic business combination. However, there can be no assurance that the Company will be able to generate enough revenue and/or effect a transaction to address its financial obligations.

The Company is required to redeem $9.39 million of preferred stock by July 1, 2008, to the extent the Company has legally available funds for the redemption and it is otherwise permitted under Wisconsin law. In accordance with Section 180.0640 of the Wisconsin Business Corporation Law, the Company may not redeem shares of preferred stock if, after giving effect to the redemption, either of the following would occur: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the preferred stock.

The Company will only have sufficient funds to redeem the preferred stock and to continue to pay dividends on the preferred stock if the consumer products business segment can generate sufficient earnings (the consumer products business segment has realized losses from operations for the last five years) and/or is able to raise funds from other sources. If the preferred stock is not redeemed by July 1, 2008, then the Company is obligated to redeem the preferred stock as soon as it has legally available funds for the redemption, and dividends continue to accrue and be payable following the failure to redeem at the interest rate applicable prior to July 1, 2008 (5.37%). The holders of preferred stock have the right to elect a majority of the Board of Directors if at any time accumulated dividends equal to at least two full years’ dividends are due and unpaid. Management believes based on its review of the documents and discussions with lenders, that failure to redeem the preferred stock on July 1, 2008, will not be an event of default under the loan agreements that the Company entered into during 2007. Nonetheless, if the Company is unable to redeem the preferred stock, the Company’s business, financial condition and results of operations could be materially affected.

Off Balance Sheet Arrangements

There were no undisbursed construction or loan commitments at December 31, 2007.

As of November 12, 2003, the Parent extended a guarantee to a supplier of LMOD in which the Parent has agreed to unconditionally guarantee all obligations of LMOD to the supplier. It is anticipated that the maximum amount of the guarantee will not exceed $0.60 million, however, the amount of the guarantee is unlimited and the amount of the obligation could increase in the future. As of December 31, 2007, the supplier did not have any outstanding balance with LMOD.

Recent Accounting Pronouncements

Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN No. 48 were adopted by the Company on January 1, 2007. See Note 18 in the Notes to Consolidated Financial Statements in this Annual Report on Form 10-KSB for further disclosure.

Establishing Standards on Measuring Fair Value

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement. The statement establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. The provisions of SFAS No. 157 were adopted by the Company on January 1, 2008. The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial statements.

Accounting for Defined Benefit Pension and Other Postretirement Plans

In September 2006, the FASB issued SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. SFAS No. 158 amends SFAS No. 87, 88, 106 and 132(R). SFAS No. 158 requires employers to recognize in its statement of financial position an asset for a plan’s over-funded status or a liability for a plan’s under-funded status. Secondly, it requires employers to measure the plans assets and obligations that determine its funded status as of the end of the fiscal year. Lastly, employers are required to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur with the changes reported in comprehensive income. The provisions of SFAS No. 158 were adopted by the Company on January 1, 2007. Since the Company does not have any defined benefit plan or other postretirement plans, SFAS No. 158 did not have an impact on the Company’s consolidated financial statements.

Quantifying Financial Statement Misstatements

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 expresses the views of the SEC regarding the process of quantifying financial statement misstatements to determine if any restatement of prior financial statements is required. SAB 108 addresses the two techniques commonly used in practice in accumulating and quantifying misstatements, and requires that the technique with the most severe result be used in determining whether a misstatement is material. SAB 108 was adopted by the Company on December 31, 2006. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial statements.

Fair Value Option

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The decision to elect the fair value option may be applied instrument by instrument, is irrevocable and is applied to the entire instrument and not to only specified risks, specific cash flows or portions of that instrument. An entity is restricted in choosing the dates to elect the fair value option for an eligible item. The provisions of SFAS No. 159 were adopted by the Company on January 1, 2008. The adoption of SFAS No. 159 did not have a material impact on the Company’s consolidated financial statements.

Noncontrolling Interests

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements,” an amendment of ARB No. 51, (“SFAS No. 160”). This statement establishes accounting and reporting standards for noncontrolling interests in subsidiaries and for the deconsolidation of subsidiaries and clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also required expanded disclosures that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. The Company is required to adopt SFAS No. 160 on January 1, 2009. Management of the Company is currently evaluating the potential impact of SFAS No. 160 on the Company’s consolidated financial statements.

Derivative Instruments and Hedging Activities

In March, 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133, (“SFAS No. 161”). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. Management of the Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Annex A

September 19th, 2008

Board of Directors
The Middleton Doll Company
N22 W23977 Ridgeview Parkway, Suite 700
Waukesha, WI 53188

To the Members of the Board of Directors:

The Middleton Doll Company (“Middleton” or the “Company”) has engaged Donnelly Penman & Partners (“DP&P”) to render an opinion (the “Opinion”) as to the fairness, from a financial point of view, for the transaction whereby the Company will effect a 1,000-to-1 reverse stock split of its Common Stock, 6 2/3 cents par value (“Common Stock”), with the result that shareholders owning less than 1,000 shares of Common Stock (the “Cashed-Out Shareholders”) will have such shares cancelled and converted into the right to receive $0.50 in cash for each share owned (the “Cash Consideration”), which is collectively the transaction (the “Transaction”).

In addition, the shares of Common Stock that may be acquired upon exercise of options under Middleton’s stock option plans will be adjusted, along with the relevant exercise price, to reflect the reverse stock split.

You have requested our Opinion as to whether the Cash Consideration to be paid to the Cashed-Out Shareholders in connection with the Transaction is fair to the shareholders of the Company who are not executive officers or directors of the Company (the “Unaffiliated Shareholders”), including both the Cashed-Out Shareholders and the shareholders of the Company who will remain shareholders following the reverse stock split, from a financial point of view.

DP&P, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings of securities, private placements and valuations for estate tax, succession planning, corporate and other purposes. We are registered with the Securities and Exchange Commission (“SEC”) as a brokerdealer and are a member of FINRA.

In connection with our review of the proposed Transaction and the preparation of the “Materials Prepared for Discussion,” distributed on September 12, 2008 to the Board of Directors, and of our Opinion herein, we have, among other things:

1. held conversations with certain of the directors of the Company’s Board of Directors and the Company’s counsel to discuss the Transaction;

2. met with certain members of the senior management of the Company to discuss the Transaction, operations, financial condition, future prospects, and projected operations and performance of the Company;

3. visited the Company’s headquarters located in Waukesha, WI;

4. reviewed the Company’s SEC filings on Form 10-K or Form 10-KSB, as applicable, for the three fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007 and quarterly reports on Form 10-Q or form 10-QSB, as applicable, for the quarters ended March 31, 2008 and June 30, 2008, which the Company’s management has identified as being the most current quarterly financial statements available;

5. reviewed certain non-public internally prepared Company financial statements for the three fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007 and the year-to-date period ended June 30, 2008;

6. reviewed certain non-public forecasts and projections prepared by the Company’s management with respect to the Company, and its individual business segments, for the fiscal years ending December 31, 2008 through 2013;

7. reviewed the Business Reports for both the Middleton Doll business segment and the FirsTime Manufactory business segment;

8. reviewed Board of Directors minutes from November 2006 through June, 2008;

9. reviewed a draft copy of the Proxy Statement relating to the shareholder meeting that will be held to vote on the Transaction;

10. reviewed the ownership structure of the Company;

11. created various valuation models including a discounted cash flow analysis, comparable transaction analysis, comparable public company analysis and other financial analyses;

12. reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

13. reviewed certain other publicly available financial data regarding publicly traded companies that we deem comparable to the Company;

14. reviewed certain other publicly available financial data for certain privately-held companies that we deem comparable to the Company; and

15. reviewed such other financial and industry data and performed such other analysis and took into account such other matters as we deemed necessary.

Except as made known to us by the Company in writing or in an SEC filing, we have relied upon and assumed, without independent verification, that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

In preparing our Opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecasts and projections furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management as to the expected future financial performance of the Company. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. We have also assumed that the Transaction will be consummated in all material respects as described in Transaction documents and that the final form of the Transaction documents will be substantially similar to the last draft reviewed by us.

In our analyses, we have made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Middleton. Any estimates contained in our analyses are not necessarily indicative of future results or value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or to necessarily reflect the prices at which companies or their securities actually may be sold. No company or transaction utilized in our analyses was identical to Middleton or the Transaction. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions and prospective buyer interests, as well as other factors that could affect the public trading markets of Middleton or companies to which it is being compared. None of the analyses performed by us was assigned a greater significance than any other.

It should be noted that this Opinion is based on economic and market conditions and other circumstances existing on, and information made available prior to or as of, the date hereof. In addition, our Opinion is, in any event, limited to the fairness, from a financial point of view, of the Cash Consideration and does not address Middleton’s underlying business decision to effect the Transaction or the structure, tax or accounting consequences of the Transaction, other terms of the Transaction, or the availability or advisability of any alternatives to the Transaction. Our Opinion also does not in any manner address the prices at which the shares of Common Stock will trade at any time, the value of the Company’s shares after the Transaction or following the announcement of the Transaction.

DP&P has been engaged to render financial advisory services to Middleton in connection with the proposed Transaction and will receive a fee for rendering this Opinion, no portion of which fee is contingent upon completion of the Transaction. In addition, Middleton has agreed to indemnify us against certain liabilities arising out of our engagement. As of the date of this Opinion, neither DP&P, nor any of its shareholders hold any direct position in the shares of the Common Stock or of the Company’s Series A Adjustable Rate Cumulative Preferred Stock, $.01 par value.

Our Opinion is directed to the Board of Directors of Middleton and does not constitute a recommendation to any shareholders of Middleton regarding the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of DP&P to any such party. This Opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld, except that there will be disclosure as required under Federal Securities Laws or other applicable law.

On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the Cash Consideration to be paid by Middleton under the Transaction is fair, from a financial point of view, to the unaffiliated shareholders of the Company.

Respectfully submitted,

/s/  Donnelly Penman & Partners
Donnelly Penman & Partners

Annex B-1

FORM OF ARTICLES OF AMENDMENT
Relating to
STOCK SPLIT TRANSACTION
of
THE MIDDLETON DOLL COMPANY

Pursuant to Section 180.1003 of the Wisconsin Business Corporation Law

I, Salvatore L. Bando, President and Chief Executive Officer of The Middleton Doll Company, a corporation organized and existing under the Wisconsin Business Corporation Law (the “Company”), in accordance with the provisions of Section 180.1003 thereof, DO HEREBY CERTIFY:

1. That, on [ • ], 2008, in accordance with Section 180.1003 of the Wisconsin Business Corporation Law, the Board of Directors of the Company adopted a resolution authorizing a reverse stock split.

2. That, on [ • ], 2008, in accordance with Section 180.1003 of the Wisconsin Business Corporation Law, the requisite majority of the shareholders of the Company entitled to vote approved the resolution adopted by the Board of Directors authorizing a reverse stock split.

3. That said resolution of the Board of Directors of the Company authorizing the reverse stock split provides that Article VIII of the Company’s Articles of Incorporation, as amended, shall be amended to include the following text after the first paragraph thereof:

“Effective as of the close of business on the date specified below (the “Effective Time”), the filing of this Amendment shall effect a reverse stock split pursuant to which each 1,000 shares of Common Stock issued and outstanding shall be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock. The number of authorized shares and the par value of the Common Stock shall not be affected by the reverse stock split. The corporation shall not issue fractional shares to shareholders holding less than one (1) share of Common Stock as a result of the reverse stock split. Rather, all fractional shares held by shareholders holding less than one (1) share of Common Stock will be converted into the right to receive $0.50 in cash per share on a pre-split basis. The corporation shall require each holder of record of issued and outstanding shares of Common Stock who holds less than one (1) share of Common Stock as a result of the reverse stock split to surrender for cancellation the certificates representing such shares and receive $0.50 in cash per share on a pre-split basis.”

4. That in accordance with Section 180.0123 of the Wisconsin Business Corporation Law these Articles of Amendment shall be effective on [ • ],[ • ] at the close of business.

IN WITNESS WHEREOF, I have executed and subscribed these Articles of Amendment on behalf of the Company and do affirm the foregoing as true this [ • ] day of [ • ],[ • ].

By:
Salvatore L. Bando
President and Chief Executive Officer

B-1

Annex B-2

FORM OF ARTICLES OF AMENDMENT
Relating to
STOCK SPLIT TRANSACTION
of
THE MIDDLETON DOLL COMPANY

Pursuant to Section 180.1003 of the Wisconsin Business Corporation Law

I, Salvatore L. Bando, President and Chief Executive Officer of The Middleton Doll Company, a corporation organized and existing under the Wisconsin Business Corporation Law (the “Company”), in accordance with the provisions of Section 180.1003 thereof, DO HEREBY CERTIFY:

1. That, on [ • ], 2008, in accordance with Section 180.1003 of the Wisconsin Business Corporation Law, the Board of Directors of the Company adopted a resolution authorizing a forward stock split.

2. That, on [ • ], 2008, in accordance with Section 180.1003 of the Wisconsin Business Corporation Law, the requisite majority of the shareholders of the Company entitled to vote approved the resolution adopted by the Board of Directors authorizing a forward stock split.

3. That said resolution of the Board of Directors of the Company authorizing the forward stock split provides that Article VIII of the Company’s Articles of Incorporation, as amended, shall be amended to include the following text after the second paragraph thereof:

“Effective as of one minute after the close of business on the date specified below (the “Effective Time”), the filing of this Amendment shall effect a forward stock split pursuant to which each 1 share of Common Stock issued and outstanding shall be split into one 1,000 validly issued, fully paid and nonassessable share of Common Stock. The number of authorized shares and the par value of the Common Stock shall not be affected by the forward stock split.”

4. That in accordance with Section 180.0123 of the Wisconsin Business Corporation Law these Articles of Amendment shall be effective on [ • ],[ • ] at the close of business.

IN WITNESS WHEREOF, I have executed and subscribed these Articles of Amendment on behalf of the Company and do affirm the foregoing as true this [ • ] day of [ • ],[ • ].

By:
Salvatore L. Bando
President and Chief Executive Officer

B-2

Annex C

FORM OF ARTICLES OF AMENDMENT
Relating to
AMENDMENT TO TERMS OF PREFERRED STOCK
of
THE MIDDLETON DOLL COMPANY

Pursuant to Section 180.1003 of the Wisconsin Business Corporation Law

I, Salvatore L. Bando, President and Chief Executive Officer of The Middleton Doll Company, a corporation organized and existing under the Wisconsin Business Corporation Law (the “Company”), in accordance with the provisions of Section 180.1003 thereof, DO HEREBY CERTIFY:

1. That, on [ • ], 2008, in accordance with Section 180.1003 of the Wisconsin Business Corporation Law, the Board of Directors of the Company adopted a resolution authorizing amendments to the Company’s Series A preferred stock.

2. That, on [ • ], 2008, in accordance with Section 180.1003 of the Wisconsin Business Corporation Law, the requisite majority of the shareholders of the Company entitled to vote approved the resolution adopted by the Board of Directors authorizing amendments to the Company’s Series A preferred stock.

3. That said resolution of the Board of Directors of the Company authorizing amendments to the Company’s Series A preferred stock provides that Section A.(5) of Article VIII of the Company’s Articles of Incorporation, as amended, shall be amended to read in its entirety as follows:

‘‘(5) Series A Preferred Stock.

(a) Designation.  The corporation is authorized to issue a series of Preferred Stock which is hereby designated Adjustable Rate Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”). The number of Series A Preferred Stock shall be limited to 690,000. The stated value and liquidation preference (the “Liquidation Preference”) of the Series A Preferred Stock shall be $25.00 per share.

(b) Dividends.

(1) With respect to each dividend period, holders of Series A Preferred Stock shall be entitled to receive when, as and if declared by the corporation’s Board of Directors, out of funds legally available therefor, cumulative dividends payable on shares of Series A Preferred Stock at the Applicable Rate (as defined in paragraph (b)2. below) in respect of the Liquidation Preference. The right to dividends for the holders of Series A Preferred Stock shall expire following the payment of the dividend due and payable on October 1, 2008. All dividends described in this paragraph (b)1, shall be payable quarterly in cash on the January 1, April 1, July 1 and October 1 of each year (each of such dates being a “Dividend Payment Date”), commencing January 1, 1994, except that if the day that otherwise would be the Dividend Payment Date is not a Business Day (as defined below), then the Dividend Payment Date shall be the next succeeding Business Day. Such dividends shall be paid to the holders of record at the close of business on the December 15, March 15, June 15 and September 15 next preceding the applicable Dividend Payment Date. Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of each quarterly dividend period (hereinafter referred to as a “Quarterly Dividend Period”), except that with respect to the initial Quarterly Dividend Period (the “Initial Quarterly Dividend Period”), such dividend shall accrue from the date of the original issuance of the shares of Series A Preferred Stock. The amount of dividends payable on shares of Series A Preferred Stock for each full Quarterly Dividend Period shall be computed by dividing by four (and rounding to the nearest penny) the product of the Applicable Rate (as defined in paragraph (b)2. below) for such Quarterly Dividend Period and the Liquidation Preference. Dividends payable on the Series A Preferred Stock for the Initial Quarterly Dividend Period and any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividend is payable. As used herein, “Business Day” means a day which is not a Saturday,

Sunday or other day on which national banks chartered under the laws of the United States are authorized or obligated by law to close. Dividends in arrears for any past Quarterly Dividend Period may be declared and paid at any time, without reference to the regular Dividend Payment Date, to the holders of record at the close of business on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the corporation. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Series A Preferred Stock that may be in arrears.

(2) The “Applicable Rate” for any Quarterly Dividend Period, which Quarterly Dividend Periods shall commence on the January 1, April 1, July 1 and October 1 of each year (except for the Initial Quarterly Dividend Period which shall commence on the date that shares of Series A Preferred Stock are first issued and shall end on and include December 31, 1993), shall be determined as follows: (A) for the Initial Quarterly Dividend Period and for each Quarterly Dividend Period thereafter, through the Quarterly Dividend Period ending June 30, 1998, the Applicable Rate per annum shall be equal to 7 5/8%; (B) for the Quarterly Dividend Periods commencing on July 1, 1998 and ending on June 30, 2003, the Applicable Rate per annum shall be equal to the Five Year Treasury Rate (as defined herein) as of June 1, 1998 plus 300 basis points; and (C) for the Quarterly Dividend Periods commencing on July 1, 2003 and ending June 30, 2008, the Applicable Rate per annum shall be equal to the Five Year Treasury Rate as of June 1, 2003 plus 300 basis points. In the event that June 1, 1998 or June 1, 2003 is not a Business Day, then the Five Year Treasury Rate shall be determined as of the next succeeding Business Day. For purposes of determining the Applicable Rate, the “Five Year Treasury Rate” shall mean: the Treasury constant maturity rate as of the applicable date on five-year U.S. government securities as published by the Federal Reserve Board. If the Federal Reserve Board does not publish such a rate for the applicable date, then the Five Year Treasury Rate shall mean the Treasury constant maturity rate as of the applicable date on five-year U.S. government securities as published by any Federal Reserve Bank or by any U.S. government department or agency selected by the corporation. If the corporation determines in good faith that such rate is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. government department or agency, the Five Year Treasury Rate shall mean the arithmetic average (rounded as a percentage to two decimal points) of the per annum average yields to maturity based upon the closing bids on the applicable date for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities with a final maturity date not less than three years nor more than seven years from the date of each quotation as quoted by each of three U.S. government securities dealers of recognized national standing selected by the corporation.

(3) The mathematical accuracy of each calculation of the Applicable Rate, as adjusted, shall be confirmed in writing by the corporation’s independent public accountants. The corporation will cause notice of the Applicable Rate, as adjusted, to be mailed to the holders of shares of the Series A Preferred Stock as soon as is practicable following the confirmation of such adjustment.

(4) In the event that the amount legally available for the payment of dividends by the corporation shall be insufficient for the payment of the entire amount of dividends payable in any Quarterly Dividend Period with respect to the Series A Preferred Stock, the amount legally available therefor (after taking into account dividends payable on any other series of Preferred Stock of the corporation which may then be outstanding) shall be allocated for the payment of dividends with respect to Series A Preferred Stock pro rata based upon the Liquidation Preference of the outstanding shares.

(5) (i) Holders of shares of Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph (b)1. hereof in preference to and in priority over any dividends upon any shares of Common Stock. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided herein, on the Series A Preferred Stock.

(ii) No fractional shares of Series A Preferred Stock shall be issued.

(c) Liquidation Preference.

(1) In the event of any voluntary liquidation, dissolution or winding up on the affairs of the corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders an amount in cash equal to the Liquidation Preference before any payment shall be made or any assets distributed to the holders of any shares of Common Stock. After such payment, the holders of Series A Preferred Stock will be entitled to no other payments in respect of their shares of Series A Preferred Stock. If the assets of the corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock, then the holders of all such shares (along with the holders of any other series of Preferred Stock of the corporation that may then be outstanding and entitled to a preferential amount upon liquidation) shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

(2) For the purposes of this paragraph (c), a consolidation or merger of the corporation with or into any other corporation or corporations or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the corporation shall not be deemed or construed to be a liquidation or winding up of the corporation.

(d) Redemption.

(1) Mandatory Redemption.  On July 1, 2011, to the extent the corporation shall have legally available funds therefor and to the extent otherwise permitted under the Wisconsin Business Corporation Law, the corporation shall redeem the remaining outstanding shares of Series A Preferred Stock, at a redemption price of $25.00 per share, in cash without interest. If, for any reason, the corporation shall fail to discharge its mandatory redemption obligation pursuant to this paragraph (d)1., such mandatory redemption obligation shall be discharged as soon as corporation is able to discharge such obligation.

(2) Optional Redemption.  To the extent permitted under the Wisconsin Business Corporation Law, in the event the corporation sells its assets prior to July 1, 2011, the corporation may, at its election, partially or fully redeem the shares of Series A Preferred Stock, with any legally available proceeds from the sales. In the sole discretion of its board of directors, any legally available proceeds from a sale may be paid 78% to the holders of Series A Preferred Stock and 22% to the holders of Common Stock. The redemption price for the Series A Preferred Stock shall be $25.00 per share. To the extent permitted under the Wisconsin Business Corporation Law, in the event the corporation sells substantially all of its assets (whether in one transaction or a series of transactions), the corporation may, in the sole discretion of its board of directors, pay the legally available proceeds from the sale of substantially all of its assets 78% to the holders of Series A Preferred Stock and 22% to the holders of Common Stock (the “Optional Redemption in Full”), subject to the limitation below. If the corporation effects the Optional Redemption in Full, the Optional Redemption in Full shall fully discharge the corporation’s redemption obligations relating to the Series A Preferred Stock, and the Preferred Stock shall be deemed redeemed in full regardless of the amount received by the holders of Series A Preferred Stock pursuant to the Optional Redemption in Full. In no event shall the holders of Series A Preferred Stock receive more than $25.00 per share pursuant to the Optional Redemption in Full.

(3) Procedures for Redemption.  The following procedures shall govern the mandatory and optional redemption of shares of Series A Preferred Stock:

(i) Notice of a mandatory or optional redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder’s address as the same appears on the stock register of the corporation; provided however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed, except as to the holder to whom the corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date, (ii) with respect to an optional redemption, the total number of shares of Series A Preferred Stock to be redeemed and the number of shares of Series A Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue upon such redemption. With respect to any redemption of fewer than all the outstanding shares of Series A Preferred Stock in connection with an optional redemption, the number of shares to be redeemed shall be determined by the Board of Directors of the corporation and the shares to be redeemed shall be selected either by lot, on a pro rata basis or by such other method as the Board of Directors of the corporation shall deem fair and equitable.

(ii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed outstanding and shall have the status of authorized but unissued shares of Series A Preferred Stock and all right of the holders thereof as shareholders of the corporation (except the right to receive from the corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the corporation shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the redemption price as aforesaid. If fewer than all the shares represented by any such certificate are redeemed in connection with an optional redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(e) Voting Rights.

(1) General.  Except as otherwise provided by law or by the Articles of Incorporation of the corporation, each holder of Series A Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the corporation, and the holders of outstanding shares of Series A Preferred Stock shall vote together with the holders of outstanding shares of capital stock of the corporation as a single class. Notwithstanding the preceding sentence, at the first annual meeting of shareholders of the corporation following the issuance of the Series A Preferred Stock and for so long as any shares of Series A Preferred Stock remain outstanding, the holders of outstanding shares of Preferred Stock, including shares of Series A Preferred Stock, represented in person or by proxy, shall be entitled as a class, and to the exclusion of the holders of all other securities and classes of capital stock of the corporation, to elect two directors and shall thereafter be so entitled to elect any successors from time to time to the two directors so elected at any meeting of shareholders at which successors to such directors are elected. Subject to this paragraph (e)1., the holders of outstanding shares of capital stock of the corporation (including holders of outstanding shares of Preferred Stock), voting as a single class, shall elect the balance of the directors. At any time that the right of the holders of Preferred Stock (including the Series A Preferred Stock) to elect two directors as provided in paragraph (e)1. shall cease (including any time that there are no longer any shares of Preferred Stock outstanding), the terms of said two directors then in office will expire and terminate.

(2) Right to Elect Majority of Board of Directors.  During any period in which the condition described below shall exist (such period being referred to herein as a “Voting Period”), the number of directors constituting the Board of Directors of the corporation shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock (including shares of Series A Preferred Stock), would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock (including shares of Series A Preferred Stock) shall be entitled, voting as a class (to the exclusion of the holders of all other classes of capital stock of the corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence if the Series A Preferred Stock is not redeemed by July 1, 2011 or at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on any outstanding shares of Preferred Stock, including shares of Series A Preferred Stock, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the dividend disbursement agent for the payment of such accumulated dividends. Upon the termination of a Voting Period (the Voting Period related to the failure to redeem the Series A Preferred Stock by July 1, 2011 shall cease once the Series A Preferred Stock is redeemed), the voting rights described in this paragraph (e)2. shall cease, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock (including shares of Series A Preferred Stock) upon the further occurrence of any of the events described in this paragraph (e)2. Upon cessation of the Voting Period, the terms of the additional directors then in office and elected by the holders of shares of Preferred Stock (including shares of Series A Preferred Stock) as a result of such Voting Period (exclusive of the two directors elected pursuant to paragraph (e)1. hereof) will expire and terminate. Thereafter, the remaining directors shall constitute the directors of the corporation.

(f) Except as expressly set forth herein, the holders of the Series A Preferred Stock shall have no other rights other than those provided by law.”

4. That in accordance with Section 180.0123 of the Wisconsin Business Corporation Law these Articles of Amendment shall be effective on [ • ],[ • ] at the close of business.

IN WITNESS WHEREOF, I have executed and subscribed these Articles of Amendment on behalf of the Company and do affirm the foregoing as true this [ • ] day of [ • ],[ • ].

By:
Salvatore L. Bando
President and Chief Executive Officer

Please mark your votes as indicated in this example [X]

4. In their discretion, upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ______________________ Signature ______________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

THE MIDDLETON DOLL COMPANY

XXXXX

THIS PROXY WIL L BE VOTED AS DIRECTED, OR IF NO DIRECTION S I N I DICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 3. Ple ase mark you r vote s as n i dic ate d in X this exa mple FOR AGAINST AB STAINFOR AGA INST ABSTAIN 1.Proposal t o approve, subje ct o t f i nal action by t h e Board of Directors,3. Proposal o t adjo urn the special meetin g f i necessary o t a 1,000-to -1 reverse stock split of the common stock o f l owed by apermit u f rth er solicita it on of proxies in t h e event there are 1-to-1,000 f o rwa rd stock split whe reby common shareholders ofnot suffici ent vote s at h t e time of h t e special meeti ng o t record hol ding f e wer than 1,000 shares of common stock at t h e t i meapprove h t e reverse stock spli t or the proposal to amend of the revers e stock sp il t wil l receive cash for their shares:the e t rms of t h e prefe rred stock: 2.Proposal o t approve amendments to h t e terms of t h e preferred stock4. In t h eir dis creti on , upon such other business as may to eliminate t h e di vidends, extend h t e maturity date f r om July 1, 2008pr oper ly come before the meetin g and at any adjournment to July 1, 2011 and al ow o f r partial redemption s upo n h t e sale ofor postponement h t ereof. assets and complet e redemptio n upon h t e sale of substantially all of the asse s t : Mark Here f or Address Change or Comments SEE REVERSE SignatureSignatureDate NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, tru stee or guardia n, please give full tit le as such. FOLD AND DETACH HERE THE MIDDLETON DOLL COMPANY XXXXX

PREFERRED STOCK

THE MIDDLETON DOLL COMPANY

PREFERRED STOCK

The undersigned hereby appoints Salvatore L. Bando and Craig R. Bald, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Preferred Stock of The Middleton Doll Company held of record by the undersigned on November 21, 2008, at the annual meeting of shareholders to be held on December 30, 2008, or at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR the proposals identified in Item 1, Item 2 and Item 3.

Address Change/Comments
(Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

XXXXX

PREFERREDTHE MIDDLETON DOLL COMPANYPREFERRED STOCKN22 W23977 Ridgeview Parkway, Suite 700STOCK Waukesha, WI 53188 This Proxy is Solicited On Behalf of The Board of Directors The undersigned hereby appoints Salvatore L. Bando and Craig R. Bald , and each of h t em, as Proxies wit h h t e power of substitution (to act jo intly or if only one acts then by h t at one) and hereby authorizes t h em t o r e present and t o vote as designated below all of h t e shares of Preferred Stock of The Middleton Doll Company held of e r cord by the undersigned on November 21, 2008, at h t e annual meeting of shareholders to be held on December 30, 2008, or at any adjo urnment or postp onement t h ereof. The Board of Directors recommends a vote FOR the proposals identified n i Item 1, t I em 2 and It em 3. This proxy when properly executed will be voted in the manner directed herein by the undersig ned shareholder. If no direction is made, this proxy will be voted “FOR” the proposal to effect the reverse stock split in Item 1, “FOR” the proposal to amend the e t rms of the preferred sto ck in Item 2, “FOR” t h e proposal to adjourn the meeting to permit furth er solicitation of proxies in t I em 3, and in the discretion of the proxyholders n i connectio n with It em 4.< /B> BNY ME LLON SHAREOWNER SERVICES Address Change/C ommentsP.O . BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Mark the corresponding box on the reverse sid e) (Conti nued and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE Choose MLin kSM for f a st, easy and secure 24/7 online access o t your future proxy materia ls, in vestment plan statements, tax documents and more. Simply log on t o In vestor ServiceDirect® at www.b nymello n.com/shareowner/is d where step-by-step instructio ns will prompt you through enrollm ent. XXXXX

Please mark your votes as indicated in this example [X]

4. In their discretion, upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ______________________ Signature ______________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

THE MIDDLETON DOLL COMPANY

37502

Ple ase mark you r vote s as n i dic ate d n i X this exa mple FOR AGAINST AB STAIN FOR AGA INST ABSTAIN 1. Proposal t o approve, subje ct t o f i nal action by h t e Board of Directors, 3. Proposal t o adjo urn the special meetin g if necessary t o a 1,000-to -1 reverse stock split of the common stock f o l owed by a permit u f rth er solicita t i on of proxies in t h e event there are 1-to-1,000 f o rwa rd stock split whe reby common shareholders of not suffici ent vote s at t h e time of t h e special meeti ng o t record hol ding f e wer than 1,000 shares of common stock at h t e t i me approve t h e reverse stock spli t or the proposal to amend of the revers e stock sp il t wil l receive cash for their shares: the t e rms of h t e prefe rred stock: 2. Proposal t o approve amendments to t h e terms of t h e preferred stock 4. In t h eir dis creti on , upon such other business as may to eliminate h t e di vidends, extend h t e maturity date r f om July 1, 2008 pr oper ly come before the meetin g and at any adjournment to July 1, 2011 and al ow f o r partial redemption s upo n h t e sale of or postponement h t ereof. assets and complet e redemptio n upon h t e sale of substantially all of the asse t s : Mark Here or f Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, tru stee or guardia n, please give full tit le as such. FOLD AND DETACH HERE THE MIDDLETON DOLL COMPANY

COMMON STOCK

THE MIDDLETON DOLL COMPANY

COMMON STOCK

The undersigned hereby appoints Salvatore L. Bando and Craig R. Bald, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of The Middleton Doll Company held of record by the undersigned on November 21, 2008, at the annual meeting of shareholders to be held on December 30, 2008, or at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR the proposals identified in Item 1, Item 2 and Item 3.

Address Change/Comments
(Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

37502

PREFERRED THE MIDDLETON DOLL COMPANY PREFERRED STOCK N22 W23977 Ridgeview Parkway, Suite 700 STOCK Waukesha, WI 53188 This Proxy is Solicited On Behalf of The Board of Directors The undersigned hereby appoints Salvatore L. Bando and Craig R. Bald , and each of t h em, as Proxies wit h t h e power of substitution (to act o j intly or if only one acts then by t h at one) and hereby authorizes t h em o t e r present and t o vote as designated below all of h t e             shares of Preferred Stock of The Middleton Doll Company held of r e cord by the undersigned on November 21, 2008, at h t e annual meeting of shareholders to be held on December 30, 2008, or at any adjo urnment or postponement h t ereof. The Board of Directors recommends a vote FOR the proposals identified in Item 1, It em 2 and It em 3. This proxy when properly executed will be voted in the manner directed herein by the undersig ned shareholder. f I no direction is made, this proxy will be voted “FOR” the proposal to effect the reverse stock split in Item 1, “FOR” the proposal to amend the e t rms of the preferred sto ck n i Item 2, “FOR” t h e proposal to adjourn the meeting to permit furth er solicitation of proxies in It em 3, and in the discretion of the proxyholders in connectio n with t I em 4. Address Change/C omments (Mark the corresponding box on the reverse sid e) BNY ME LLON SHAREOWNER SERVICES P.O . BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Conti nued and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE Choose MLin kSM for a f st, easy and secure 24/7 online access o t your future proxy materia ls, in vestment plan statements, tax documents and more. Simply log on t o n I vestor ServiceDirect® at www.b nymello n.com/shareowner/is d where step-by-step instructio ns will prompt you through enrollm ent. PRINT AUTHORIZATION ( THI S BO XE D ARE A DO ES NO T PRINT) To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013
SIGNATURE:___DATE:___TIME:___ Registered Quantity (prefe rred)___20___Color Stripe___PINK___